     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 2004
                                                     Registration No. 333-118149

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                               AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ----------------------

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                           7990                     20-0573058
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)

           AMERICAN CASINO & ENTERTAINMENT PROPERTIES FINANCE CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                           7990                     20-0572981
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)

                             ----------------------

                         2000 LAS VEGAS BOULEVARD SOUTH
                               LAS VEGAS, NV 89104
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                       SEE TABLE OF ADDITIONAL REGISTRANTS

                             ----------------------

                                  DENISE BARTON
                             CHIEF FINANCIAL OFFICER
                         2000 LAS VEGAS BOULEVARD SOUTH
                               LAS VEGAS, NV 89104
                            TELEPHONE: (702) 383-5242
                            FACSIMILE: (702) 380-4738
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                            STEVEN L. WASSERMAN, ESQ.
                              JAMES T. SEERY, ESQ.
                                PIPER RUDNICK LLP
                           1251 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020
                            TELEPHONE: (212) 835-6000
                            FACSIMILE: (212) 835-6001

                             ----------------------

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ----------------------




      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                         TABLE OF ADDITIONAL REGISTRANTS

                                  State or other jurisdiction      Principal Standard       I.R.S. Employer
                                      of incorporation or       Industrial Classification   Identification
Name of Additional Registrant              formation                   Code Number              Number
-----------------------------     ---------------------------   -------------------------   ---------------
Stratosphere Corporation                    Delaware                      7999                 88-0292318
Stratosphere Gaming Corp.                   Nevada                        7999                 88-0320164
Arizona Charlie's, LLC                      Nevada                        7999                 90-0160341
Fresca, LLC                                 Nevada                        7999                 88-0452576
Charlie's Holding LLC                       Delaware                      7999                 11-3716851
Stratosphere Advertising Agency             Nevada                        7311                 88-0357430
Stratosphere Land Corporation               Nevada                        6519                 88-0357732
Stratosphere Development LLC                Delaware                      1541                 88-0466636
Stratosphere Leasing, LLC                   Delaware                      6519                 88-0473554

The information in this Preliminary Prospectus is not complete and may be changed. We may not exchange these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to exchange these securities and is not soliciting offers to exchange these securities in any State where the exchange is not permitted.


PROSPECTUS          SUBJECT TO COMPLETION DATED OCTOBER 12, 2004


                    --------------------------------------------

                                  $215,000,000

                         AMERICAN CASINO & ENTERTAINMENT
                                 PROPERTIES LLC

                         AMERICAN CASINO & ENTERTAINMENT
                            PROPERTIES FINANCE CORP.

                   OFFER TO EXCHANGE OUR 7.85% SENIOR SECURED
                   NOTES DUE 2012, WHICH HAVE BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, FOR ANY AND
                       ALL OF OUR OUTSTANDING 7.85% SENIOR
                             SECURED NOTES DUE 2012

                    --------------------------------------------

                      MATERIAL TERMS OF THE EXCHANGE OFFER

      - The terms of the new notes are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the new notes and the new notes will not provide for the payment of liquidated damages under circumstances related to the timing and completion of the exchange offer.

      -     Expires 5:00 p.m., New York City time, on __________________, 2004, unless extended.

      - We will exchange your validly tendered unregistered notes for an equal principal amount of a new series of notes which have been registered under the Securities Act of 1933.

      - The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission and other customary conditions.

      - You may withdraw your tender of notes at any time before the exchange offer expires.

      - The exchange of notes should not be a taxable exchange for U.S. federal income tax purposes.

      -     We will not receive any proceeds from the exchange offer.

      - The new notes will not be traded on any national securities exchange and, therefore, we do not anticipate that an active public market in the new notes will develop.

                    ----------------------------------------

PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS DOCUMENT FOR CERTAIN IMPORTANT INFORMATION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES TO BE ISSUED IN THE EXCHANGE OFFER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       THE DATE OF THIS PROSPECTUS -, 2004

                                TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
PROSPECTUS SUMMARY..........................................................................    1
RISK FACTORS................................................................................   14
FORWARD-LOOKING STATEMENTS..................................................................   33
INDUSTRY DATA...............................................................................   34
USE OF PROCEEDS.............................................................................   35
THE EXCHANGE OFFER..........................................................................   36
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.............................................   46
MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.......   49
BUSINESS....................................................................................   64
REGULATION..................................................................................   77
MANAGEMENT..................................................................................   84
OUR SOLE STOCKHOLDER........................................................................   87
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS........................................   88
DESCRIPTION OF SENIOR SECURED REVOLVING CREDIT FACILITY.....................................   91
DESCRIPTION OF INTERCREDITOR AGREEMENT......................................................   92
DESCRIPTION OF NOTES........................................................................   95
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES................................................  157
PLAN OF DISTRIBUTION........................................................................  162
LEGAL MATTERS...............................................................................  163
EXPERTS.....................................................................................  163
WHERE YOU CAN FIND MORE INFORMATION.........................................................  163
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................................................  F-1

      We have not authorized any dealer, salesperson or other person to give any information or to make any representations to you other than the information contained in this prospectus. You must not rely on any information or representations not contained in this prospectus as if we had authorized it. This prospectus does not offer to sell or solicit any offer to buy any securities other than the registered notes to which it relates, nor does it offer to buy any of these notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

      The information contained in this prospectus is current only as of the date on the cover page of this prospectus, and may change after that date. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus.

                               PROSPECTUS SUMMARY

      You should read the entire prospectus, including "Risk Factors" and the financial statements and related notes, before making an investment decision. Unless the context indicates otherwise, all references to "American Casino & Entertainment Properties LLC," "we," "our," "ours" and "us" refer to American Casino & Entertainment Properties LLC and include our subsidiaries. American Real Estate Partners, L.P., our indirect parent company, is referred to in this prospectus as "AREP."

OUR COMPANY

      We own and operate three gaming and entertainment properties in the Las Vegas metropolitan area. The three properties are the Stratosphere Casino Hotel & Tower, or the Stratosphere, which is located on the Las Vegas Strip and caters to visitors to Las Vegas, and two off-Strip casinos, Arizona Charlie's Decatur and Arizona Charlie's Boulder, which cater primarily to residents of Las Vegas and the surrounding communities. The Stratosphere is one of the most recognized landmarks in Las Vegas and our two Arizona Charlie's branded properties are well-recognized casinos in their respective marketplaces. Each of our properties offers customers a value-oriented experience by providing competitive odds in our casinos, high-quality rooms in our hotels, award-winning dining facilities and, at the Stratosphere, an offering of entertainment attractions found nowhere else in Las Vegas. We believe the value we offer our patrons, together with a strong focus on customer service, will enable us to continue to attract customer traffic to our properties.

OUR PROPERTIES

      The following table sets forth certain information for each of our properties:

                                                                   AT JUNE 30, 2004
                                                          CASINO   ----------------
                                   YEAR      CUSTOMER     SQUARE     SLOT     TABLE   HOTEL
          PROPERTY                OPENED    ORIENTATION    FEET    MACHINES   GAMES   ROOMS
          --------                ------    -----------  -------   --------   -----   -----
Stratosphere..................    1996      Tourist       80,000     1,366     47     2,444
Arizona Charlie's Decatur.....    1988      Local         52,000     1,504     15       258
Arizona Charlie's Boulder.....    2000(1)   Local         41,000       844     14       303
                                                         -------     -----     --     -----
                                                         173,000     3,714     76     3,005
                                                         =======     =====     ==     =====

----------
(1) Prior to 2000, Arizona Charlie's Boulder operated as a stand-alone hotel and recreational vehicle, or RV, park.

STRATOSPHERE

      The Stratosphere, which offers the tallest free-standing observation tower in the United States, is situated on approximately 31 acres of land located at the northern end of the Las Vegas Strip. The facility is a tourist- oriented gaming and entertainment destination property, which has approximately 80,000 square feet of gaming space, 2,444 hotel rooms, eight restaurants and approximately 110,000 square feet of developed retail space. The Stratosphere features three of the most visited amusement rides in Las Vegas:

      - the Big Shot, a 16-seat ride that catapults passengers up a 160-foot mast in approximately 2.5 seconds with the force of approximately four G's;

      - the High Roller, a 28-seat roller coaster that takes passengers on a 34-mile-per-hour ride around the Stratosphere at a height of more than 900 feet; and

      - the X Scream, an eight-seat thrill ride which launches passengers approximately 30 feet over the side of the Stratosphere, giving riders the sensation that they are about to fall off the top of the building.

      In 2001, we completed an approximate $86 million expansion of the Stratosphere, which included the addition of a 1,000-room hotel tower and a 67,000 square foot pool and recreation deck. The property also includes approximately eight acres of undeveloped land, providing us with the flexibility for additional expansion, if warranted. Within the existing property, we have approximately 112,000 square feet of undeveloped interior space. We are currently in discussions to design and develop additional entertainment amenities within this space.

ARIZONA CHARLIE'S DECATUR

      Arizona Charlie's Decatur is located on approximately 17 acres of land, four miles west of the Las Vegas Strip in the heavily-populated west Las Vegas area. The property is easily accessible from Route 95, a major highway in Las Vegas. The property is located on Decatur Boulevard, and an estimated 500,000 people live within a five-mile radius of the property. Arizona Charlie's Decatur contains approximately 52,000 square feet of gaming space, 258 hotel rooms, four restaurants and three bars. The property targets repeat customers from the surrounding communities. At June 30, 2004, we had approximately 117,000 members registered with our Ultimate Rewards Club at Arizona Charlie's Decatur, and approximately 38,000 of them are active members who visited the property at least once during the previous 90 days. Approximately 43% of our active Ultimate Rewards Club members frequented Arizona Charlie's Decatur, on average, more than four times per month during that 90 day period.

      Since one of our affiliates purchased Arizona Charlie's Decatur in 1998, there has been a number of improvements to the property: in 2001, the slot floor was expanded; in 2002, the interior design of the casino was upgraded; and, in October 2003, the new Frisco Market Buffet, a 260-seat San Francisco- themed eatery was opened. The Frisco Market Buffet and Sourdough Cafe, our two primary restaurants at Arizona Charlie's Decatur, currently serve a combined average of more than 3,000 customers per day.

ARIZONA CHARLIE'S BOULDER

      Arizona Charlie's Boulder is located on approximately 24 acres of land, seven miles east of the Las Vegas Strip, near an I-515 interchange. I-515 is the most heavily traveled east/west highway in Las Vegas. The property is located on Boulder Highway, and an estimated 423,000 people live within a five-mile radius of the property. Arizona Charlie's Boulder contains approximately 41,000 square feet of gaming space, 303 hotel rooms, four restaurants and a 202-space RV park. As with our Arizona Charlie's Decatur property, the property targets repeat customers from the surrounding communities. At June 30, 2004, we had approximately 125,000 members registered with our Ultimate Rewards Club at Arizona Charlie's Boulder, and approximately 27,000 of them are active members who visited the property at least once during the previous 90 days. Approximately 38% of our active Ultimate Rewards Club members frequented Arizona Charlie's Boulder, on average, more than four times per month during that 90 day period.

      Since one of our affiliates purchased Arizona Charlie's Boulder in 2000, there has been a number of improvements to the property. In 2002, there was completed a $5.1 million expansion project, which provided for an additional, approximate 18,000 square feet of slot floor space, a 500-seat bingo hall and a

43-seat race and sports book. We recently completed renovating the interiors of the hotel rooms.

BUSINESS STRATEGY AND COMPETITIVE STRENGTHS

      We intend to grow the revenues and profitability of our business through the continued execution of a number of key operating strategies:

VALUE-ORIENTED EXPERIENCE

      We target primarily middle-market customers who focus on obtaining value in their gaming, lodging, dining and entertainment experiences. We strive to deliver value to our gaming customers at our Arizona Charlie's locations by offering payout ratios on our slot and video poker machines that we believe are among the highest payout ratios in Las Vegas. Similarly, at the Stratosphere, we offer attractive table games, including Single Zero Roulette and Ten Times Odds Craps, that provide patrons with odds that are better than the standard odds for these games at other Las Vegas Strip casinos.

      We also provide our customers with attractive offerings in the areas of lodging and food and beverage service. Our product offerings in each of these categories are reasonably priced and of consistently high quality. In addition, we believe our Ultimate Rewards Club, which enables customers to receive and redeem rewards at all three of our properties, offers our customers some of the most generous complimentary policies in Las Vegas, rewarding and further encouraging frequent visits by our customers.

CUSTOMER SERVICE

      We are committed to providing our patrons a high level of customer service. Our employees participate in regular and intensive customer service training programs and are rewarded and incentivized, in part, based upon the quality of service they provide to customers. We routinely conduct comprehensive customer surveys at all of our properties, and we pursue a process of continuous improvement at our properties based on the information gathered from our surveys.

THE STRATOSPHERE AS A DESTINATION PROPERTY FOR VISITORS TO LAS VEGAS

      We believe the Stratosphere is one of the most recognized landmarks in Las Vegas. The Stratosphere offers the tallest free-standing observation tower in the United States and, at 1,149 feet, it is the tallest building west of the Mississippi River. The Stratosphere Tower boasts some of the most unique amenities in Las Vegas, including an award-winning, 380-seat revolving restaurant with unparalleled views of Las Vegas, known as the Top of the World, the highest indoor/outdoor observation deck in Las Vegas, and the three highest amusement rides in the world: the Big Shot, the High Roller and the recently launched X Scream. The Stratosphere Tower also has a 175-seat cocktail lounge, a wedding chapel and 6,200 square feet of event space.

      We believe that the distinctive amenities of the Stratosphere, together with our dedication to providing a high-quality, value-oriented experience, have significantly contributed to the over 1.4 million visits to the Stratosphere Tower in the twelve months ended June 30, 2004. We believe our attractions, as well as the introduction of additional entertainment-driven amenities, will enable us to continue to market the Stratosphere as a "must see" destination property in Las Vegas.

RECENT SUCCESSFUL INITIATIVES

      Our management team has improved operating performance by repositioning each of our properties to better target their respective markets, expanding and improving our existing facilities, focusing on customer service and implementing a targeted cost reduction program. We believe there are a number of additional initiatives which should contribute to a further improvement in our operating performance, including the conversion of 100% of the slot floor space at each of our properties from coin-operated to Ticket-In/Ticket-Out, the introduction of new entertainment attractions and other amenities into our casinos, further refinements to our Ultimate Rewards Club and the continued execution of our integration strategy and cost savings initiatives.

EMPHASIS ON SLOT PLAY

      We have focused our marketing efforts on attracting customers with an affinity for playing slot and video poker machines. Similarly, we have intentionally avoided competing for the attention of high-stakes table game customers. We believe slot machine players are a more consistently profitable customer type, and our properties are specifically oriented to this type of customer. We have invested in outfitting our casinos with the latest in slot and video poker machine technology and game brands. We regularly modify our mix of slot machine product to maximize the profitability of our casinos, while also providing our customers with the most current product offerings. We completed the conversion to the 100% Ticket-In/Ticket-Out format at the end of the second quarter of 2004. We anticipate this format will yield meaningful operating efficiencies for us, while also increasing the rate of customer play, as patrons will be able to enjoy a gaming experience uninterrupted by the machine servicing requirements typically necessary for coin-operated slot machines.

STRONG OWNERSHIP AND EXPERIENCED MANAGEMENT TEAM

      We are a subsidiary of AREP, a New York Stock Exchange-listed limited partnership which had over $2.0 billion in assets at March 31, 2004 and after giving effect to an offering by it of 8-1/8% of Senior Notes due 2012, which was completed on May 12, 2004, and the acquisitions of Arizona Charlie's Decatur and Arizona Charlie's Boulder and related transactions. Carl C. Icahn, through affiliates, owns 100% of AREP's general partner and over 86% of AREP's outstanding depositary units and preferred units.

      Our senior management team, which collectively has over 100 years of operating experience in the gaming industry, has successfully managed a significant improvement in the operating performance of our properties. Our executive and property-level management teams have an established record of developing, integrating and operating gaming and entertainment properties. Our management team is focused on controlling costs in an effort to increase operating cash flow.

                          SUMMARY OF THE EXCHANGE OFFER

The Offering of the Private Notes.....  On January 29, 2004, we issued $215 million aggregate principal amount of
                                        our private notes in an offering not
                                        registered under the Securities Act of
                                        1933. At the time we issued the private
                                        notes, we entered into a registration
                                        rights agreement in which we agreed to
                                        offer to exchange the private notes for
                                        new notes which have been registered
                                        under the Securities Act of 1933. This
                                        exchange offer is intended to satisfy
                                        that obligation.

The Exchange Offer....................  We are offering to exchange the new notes which have been registered under
                                        the Securities Act of 1933 for the
                                        private notes.

                                        As of this date, there is $215 million
                                        aggregate principal amount of private
                                        notes outstanding.

Required Representations..............  In order to participate in this exchange offer, you will be required to make
                                        certain representations to us in a
                                        letter of transmittal, including that:

                                        -    any new notes will be acquired by
                                             you in the ordinary course of your
                                             business;

                                        -    you have not engaged in, do not
                                             intend to engage in, and do not
                                             have an arrangement or
                                             understanding with any person to
                                             participate in a distribution of
                                             the new notes; and

                                        -    you are not an affiliate of our
                                             company.

Resale of New Notes...................  We believe that, subject to limited exceptions, the new notes may be freely
                                        traded by you without compliance with
                                        the registration and prospectus delivery provisions of the Securities Act of 1933, provided that:

                                        -    you are acquiring new notes in the
                                             ordinary course of your business;

                                        -    you are not participating, do not
                                             intend to participate and have no
                                             arrangement or understanding with
                                             any person to participate in the
                                             distribution of the new notes; and

                                        -    you are not an affiliate of our
                                             company.

                                        If our belief is inaccurate and you
                                        transfer any new note issued to you in
                                        the exchange offer without delivering a
                                        prospectus meeting the requirements of
                                        the Securities Act of 1933 or without an exemption from registration of your new notes from such requirements, you may incur liability under the Securities Act of 1933. We do not assume, or indemnify you against, such liability.

                                        Each broker-dealer that is issued new
                                        notes for its own account in exchange
                                        for private notes which were acquired by such broker-dealer as a result of market-making or other trading activities also must acknowledge that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the new notes and will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the new notes issued in the exchange offer.

                                        We have agreed in the registration
                                        rights agreement that a broker-dealer
                                        may use this prospectus for an offer to
                                        resell, resale or other retransfer of
                                        the new notes issued to it in the
                                        exchange offer.

Expiration Date.......................  The exchange offer will expire at 5:00
                                        p.m., New York City time, on __________,
                                        2004, unless extended, in which case the term "expiration date" shall mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange Offer......  The exchange offer is subject to certain customary conditions, which may be
                                        waived by us. The exchange offer is not
                                        conditioned upon any minimum principal
                                        amount of private notes being tendered.

Procedures for Tendering
Private Notes.........................  If you wish to tender your private notes for exchange, you must transmit to
                                        Wilmington Trust Company, as exchange
                                        agent, at the address set forth in this
                                        prospectus under the heading "The
                                        Exchange Offer - Exchange Agent," and on the front cover of the letter of transmittal, on or before the expiration date, a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal and either:

                                        -    the private notes and any other
                                             required documentation, to the
                                             exchange agent; or

                                        -    a computer generated message
                                             transmitted by means of The
                                             Depository Trust Company's
                                             Automated Tender Offer Program
                                             system and received by the exchange
                                             agent and forming a part of a
                                             confirmation of book entry transfer
                                             in which you acknowledge and agree
                                             to be bound by the terms of the
                                             letter of transmittal.

                                        If either of these procedures cannot be
                                        satisfied on a timely basis, then you
                                        should comply with the guaranteed
                                        delivery procedures described below. By
                                        executing the letter of transmittal,
                                        each holder of private notes will make
                                        certain representations to us described
                                        under "The Exchange Offer - Procedures
                                        for Tendering."

Special Procedures for Beneficial
Owners................................  If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your private notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your private notes, either make appropriate arrangements to register ownership of the private notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures........  If you wish to tender private notes and time will not permit the documents
                                        required by the letter of transmittal to reach the exchange agent prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your private notes according to the guaranteed delivery procedures described under "The Exchange Offer - Guaranteed Delivery Procedures."

Acceptance of Private Notes and
Delivery of New Notes.................  Subject to the conditions described under "The Exchange Offer - Conditions," we will accept for exchange any and all private notes which are validly tendered in the exchange offer and not withdrawn, prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights.....................  You may withdraw your tender of private notes at any time prior to 5:00 p.m.,
                                        New York City time, on the expiration
                                        date, subject to compliance with the
                                        procedures for withdrawal described in
                                        this prospectus under heading "The
                                        Exchange Offer - Withdrawal of Tenders."

Federal Income Tax Considerations.....  For a discussion of the material federal income tax considerations relating to
                                        the exchange of private notes for the
                                        new notes, see "Certain U.S. Federal
                                        Income Tax Consequences."

Exchange Agent........................  Wilmington Trust Company is serving as the exchange agent. The address,
                                        telephone number and facsimile number of the exchange agent are set forth in this prospectus under the heading "The Exchange Offer -- Exchange Agent."

Consequences of Failure to Exchange
Private Notes.........................  If you do not exchange private notes for new notes, you will continue to be
                                        subject to the restrictions on transfer
                                        provided in the private notes and in the indenture governing the private notes. In general, the unregistered private notes may not be offered or sold, unless they are registered under the Securities Act of 1933, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws.

                                  THE NEW NOTES

      The terms of the new notes we are issuing in this exchange offer and the private notes that are outstanding are identical in all material respects, except:

      -     the new notes will be registered under the Securities Act of 1933;
            and

      - the new notes will not contain transfer restrictions and registration rights that relate to the private notes.

      The new notes will evidence the same debt as the old notes and will be governed by the same indenture. References to notes include both private notes and new notes.

Issuer...............................   American Casino & Entertainment
                                        Properties LLC is a holding company.
                                        Operations are conducted through its
                                        subsidiaries, and the assets of the
                                        holding company consist of the capital
                                        stock and limited liability company
                                        interests of the subsidiaries. Other
                                        than the guarantees of the notes and of
                                        indebtedness under a senior secured
                                        revolving credit facility and certain
                                        capital leases, the subsidiaries will
                                        not have any indebtedness and the
                                        ability of American Casino &
                                        Entertainment Properties LLC and the
                                        subsidiaries to incur indebtedness is
                                        restricted.

Co-Issuer............................   American Casino & Entertainment
                                        Properties Finance Corp. is a
                                        wholly-owned subsidiary of American
                                        Casino & Entertainment Properties LLC.
                                        American Casino & Entertainment
                                        Properties Finance Corp. was formed
                                        solely for the purpose of serving as a
                                        co-issuer of debt securities of American
                                        Casino & Entertainment Properties LLC in order to facilitate the offering of the debt securities. Other than as a co-issuer of the notes, American Casino
                                        & Entertainment Properties Finance Corp.
                                        does not and will not have any
                                        operations or assets and will not have
                                        any revenues. As a result, holders of
                                        the notes should not expect American
                                        Casino & Entertainment Properties
                                        Finance Corp. to participate in
                                        servicing the interest and principal
                                        obligations on the new notes.

Notes Offered........................   $215.0 million in aggregate principal
                                        amount of 7.85% Senior Secured Notes due
                                        2012.

Maturity.............................   February 1, 2012.

Interest Payment Dates...............   February 1 and August 1 of each year,
                                        commencing August 1, 2004.

Security.............................   The new notes and the guarantees will be
                                        secured by a second- priority security
                                        interest, subject to certain customary
                                        exceptions, in substantially all of our
                                        and the guarantors' assets, including
                                        the capital stock or other
                                        equity interests of the subsidiaries
                                        that own the Stratosphere, Arizona
                                        Charlie's Decatur and Arizona Charlie's
                                        Boulder.

Guarantees...........................   The new notes will be jointly, severally
                                        and unconditionally guaranteed by
                                        certain of our restricted subsidiaries
                                        and will be guaranteed by certain future restricted subsidiaries. Stratosphere
                                        Corporation, which owns and operates the Stratosphere, Stratosphere Gaming
                                        Corporation, which holds the
                                        Stratosphere's gaming license, Arizona
                                        Charlie's, LLC, which owns and operates
                                        Arizona Charlie's Decatur, Fresca, LLC,
                                        which owns and operates Arizona
                                        Charlie's Boulder, and Charlie's Holding
                                        LLC, which owns the membership interests of each of Arizona Charlie's, LLC and Fresca, LLC, among other subsidiaries, each is a guarantor.

Ranking..............................   The new notes and the guarantees will be
                                        our and the guarantors' senior secured
                                        debt and will rank equally with all of
                                        our and the guarantors' existing and
                                        future senior secured debt, except that
                                        the new notes and the guarantees will be effectively subordinated to all of our and the guarantors' first-priority lien debt, including borrowings under our senior secured revolving credit facility, which is secured by a first-priority security interest in substantially all of our and the guarantors' assets. The new notes and the guarantees will be effectively senior to any of our and the guarantors' future unsecured senior debt. The new notes and the guarantees will be senior in right of payment to any of our and the guarantors' future subordinated debt. The new notes and the guarantees will be effectively subordinated to any liabilities of any non-guarantor subsidiaries.

Intercreditor Agreement..............   Under an intercreditor agreement, the
                                        liens securing the new notes and the
                                        guarantees of our subsidiaries will be
                                        second-priority liens to the
                                        first-priority liens that secure (1)
                                        obligations under our senior secured
                                        revolving credit facility, (2) future
                                        first-priority lien secured indebtedness permitted to be incurred under the indenture governing the notes and (3) our hedging obligations. The parties to the intercreditor agreement, including the trustee under the indenture, have agreed to certain standstill periods prior to the exercise of any remedies.
                                        Any release of the first-priority liens
                                        on the note collateral will also release the second-priority liens securing the new notes on the same collateral;
                                        provided, that after giving effect to
                                        that release, the aggregate book value
                                        of all of the assets released does not
                                        exceed 10% of our total combined assets
                                        as of the date of issuance of the notes.
                                        In addition, the holders of the
                                        first-priority liens will receive all
                                        proceeds from any realization
                                        on the note collateral until the
                                        obligations secured by the
                                        first-priority liens are paid in full
                                        and the commitments with respect thereto are terminated.

Optional Redemption..................   We may, at our option, redeem some or
                                        all of the new notes at any time on or
                                        after February 1, 2008, at the
                                        redemption prices listed under
                                        "Description of Notes -- Optional
                                        Redemption."

                                        In addition, prior to February 1, 2007,
                                        we may, at our option, redeem up to 35%
                                        of the new notes with the proceeds of
                                        certain sales of our equity, equity
                                        contributions or the issuance of
                                        permitted affiliate subordinated debt at the redemption price listed under "Description of Notes -- Optional Redemption." We may make the redemption only if, after the redemption, at least 65% of the aggregate principal amount of the new notes issued remains outstanding.

Redemption Based on Gaming Laws......   The new notes are subject to mandatory
                                        disposition and redemption requirements
                                        following certain determinations by
                                        applicable gaming authorities.

Mandatory Repurchase Offer...........   If we sell certain assets or experience
                                        specific kinds of changes in control, we must offer to repurchase the new notes at the prices listed under "Description of Notes -- Repurchase at the Option of Holders."

Certain Covenants....................   We will issue the new notes under an
                                        indenture with the guarantors and
                                        Wilmington Trust Company, as trustee
                                        acting on your behalf. The indenture,
                                        among other things, restricts our
                                        ability and the ability of our
                                        restricted subsidiaries to:

                                        -    incur additional debt;

                                        -    pay dividends and make
                                             distributions;

                                        -    make certain investments;

                                        -    repurchase stock;

                                        -    create liens;

                                        -    enter into transactions with
                                             affiliates;

                                        -    enter into sale and leaseback
                                             transactions;

                                        -    merge or consolidate; and

                                        -    transfer, lease or sell assets.

Absence of Established Market
for Notes............................   The new notes will be new securities for
                                        which there is currently no market. A
                                        liquid market for new notes may not
                                        develop or be maintained.

                              CORPORATE INFORMATION

      American Casino & Entertainment Properties LLC was formed under the laws of the State of Delaware on December 29, 2003. Our executive offices are located at 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104 and our telephone number is (702) 380-7777.

      We are a holding company that was formed for the purpose of acquiring the entities that own and operate the Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder in Las Vegas, Nevada. Stratosphere has been owned by a subsidiary of parent, American Real Estate Holdings Limited Partnership or AREH. Arizona Charlie's Decatur and Arizona Charlie's Boulder have been owned by Mr. Icahn and one of his affiliated entities. Our management team has been responsible for the management of all three properties since 2002.

      On January 5, 2004, we entered into a membership interest purchase agreement with Mr. Icahn and one of his affiliated entities in which we agreed to purchase all of the membership interests in Charlie's Holding LLC, a newly-formed entity that owns indirectly Arizona Charlie's Decatur and Arizona Charlie's Boulder, for $125.9 million, subject to reduction based on a post-closing working capital adjustment.

      On January 5, 2004, we also entered into a contribution agreement with our direct parent, American Entertainment Properties Corp., and our indirect parent or AREH, in which AREH agreed to contribute to us 100% of the outstanding capital stock of Stratosphere Corporation.

      We received approvals for these transactions by the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board on May 20, 2004 and closed these transactions on May 26, 2004. We refer to the transactions described in the membership interest purchase agreement and contribution agreement as the "acquisitions."

      American Casino & Entertainment Properties Finance Corp., a Delaware corporation, is a wholly-owned subsidiary of American Casino & Entertainment Properties LLC. American Casino & Entertainment Properties Finance Corp. was formed solely for the purpose of serving as a co-issuer of debt securities of American Casino & Entertainment Properties LLC in order to facilitate offerings of such debt securities. Other than as a co-issuer of the notes, American Casino & Entertainment Properties Finance Corp. will not have any operations or assets and will not have any revenues. As a result, holders of the notes should not expect American Casino & Entertainment Properties Finance Corp. to participate in servicing the interest and principal obligations on the notes.

      Action Cash, Arizona Charlie's Boulder, Arizona Charlie's Decatur, Arizona Charlie's, Inc., Arizona Charlie's Hotel Casino, Big Shot, Crazy Armadillo, Frisco Market Buffet, High Roller, Lucky's Cafe, Nobody Offers You More!, Roxy's Diner, Stratosphere, Stratosphere Casino Hotel & Tower, Stratosphere Gaming Corporation, Stratosphere Tower, Top of the World, Ultimate Action Cash, Ultimate Rewards, X Scream and Yukon Grille are certain of our material trademarks, trade names and service marks. Certain other trademarks, trade names and service marks used in this prospectus are the property of third parties.

                                  RISK FACTORS

      You should consider carefully each of the following risks and all other information contained in this prospectus before deciding to invest in the notes.

                       RISKS RELATING TO OUR INDEBTEDNESS

OUR SUBSTANTIAL INDEBTEDNESS COULD REDUCE OUR CASH FLOW AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

      We are highly leveraged and have substantial debt service obligations. As of June 30, 2004, we had approximately $219.0 million in aggregate principal amount of indebtedness, including the private notes. We will also be able to incur additional indebtedness in the future, subject to compliance with the terms of the agreements governing our indebtedness at the time, including the indenture governing the notes. If we incur additional indebtedness following the date of this prospectus, it could increase the risks that we face.

      Our substantial indebtedness could have important consequences for you. For example, it could:

      -     make it difficult for us to satisfy our obligations under the notes;

      - limit our ability to obtain additional financing in the future for working capital, capital expenditures, general corporate or other purposes;

      - limit our ability to use operating cash flow in other areas of our business because we must dedicate a significant portion of these funds to make mandatory payments on our indebtedness;

      - make us vulnerable to economic downturns and reduce our flexibility in responding to changing business, regulatory and economic conditions; and

      - limit our ability to compete with others who are not as highly leveraged, including our ability to explore business opportunities.

DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS ASSOCIATED WITH OUR SUBSTANTIAL LEVERAGE.

      We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not prohibit us or our subsidiaries from doing so. Our senior secured revolving credit facility permits additional borrowing of up to $20.0 million and all of those borrowings would rank senior to the notes and the guarantees. Furthermore, under the indenture governing the notes, we are permitted to incur up to $60.0 million of indebtedness that is secured by first- priority liens on the note collateral. We may incur additional indebtedness that ranks equally with the notes if we comply with certain financial tests. We may also issue additional equally ranked notes in an aggregate principal amount not to exceed two times the net cash proceeds received by us from certain equity offerings, equity contributions or permitted affiliate subordinated debt, so long as the proceeds from the additional notes and equity offerings are used for property improvements to our gaming and entertainment properties. The intercreditor agreement also permits the lenders under the senior secured revolving credit facility and any other first-priority lien secured indebtedness to make certain "protective advances" in order to protect, preserve, repair and maintain their collateral. Any amounts so advanced will be included in the amounts secured by the first-priority liens in favor of the first-priority lenders. These advances therefore could increase the aggregate first-priority senior secured claims on the collateral, even beyond the maximum commitments of these lenders, thereby potentially disadvantaging the holders of the notes. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a change of control under the indenture.

THE TERMS OF THE SENIOR SECURED REVOLVING CREDIT FACILITY AND OTHER AGREEMENTS WE MAY ENTER INTO MAY RESTRICT OUR CURRENT AND FUTURE OPERATIONS, PARTICULARLY OUR ABILITY TO RESPOND TO CHANGES OR TO TAKE SOME ACTIONS.

      The senior secured revolving credit facility contains, and any future refinancing of this facility likely would contain, a number of restrictive covenants that impose significant operating and financial restrictions on us. The senior secured revolving credit facility includes covenants restricting, among other things, our ability to:

      -     incur additional debt, including guarantees;

      -     incur liens;

      -     dispose of assets;

      -     make certain acquisitions;

      -     make certain capital expenditures;

      -     pay dividends and make other restricted payments;

      -     enter into sale and leaseback transactions;

      -     engage in any new businesses;

      -     issue preferred stock; and

      -     enter into transactions with our stockholders and our affiliates.

      Our senior secured revolving credit facility also includes financial covenants which will require that we meet certain financial tests. In addition, our other debt and future debt or other contracts could contain financial or other covenants more restrictive than those applicable to the notes.

OUR FAILURE TO COMPLY WITH THE COVENANTS CONTAINED IN THE SENIOR SECURED REVOLVING CREDIT FACILITY, THE INDENTURE GOVERNING THE NOTES OR ANY OTHER AGREEMENT GOVERNING OUR FIRST-PRIORITY LIEN DEBT, INCLUDING OUR FAILURE AS A RESULT OF EVENTS BEYOND OUR CONTROL, COULD RESULT IN AN EVENT OF DEFAULT, WHICH WOULD MATERIALLY AND ADVERSELY AFFECT OUR FINANCIAL CONDITION.

      If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. In addition, any event of default or declaration of acceleration under one debt instrument could result in an event of default under one or more of our other debt instruments, including the notes. It is likely that, if the defaulted debt is accelerated, our assets and cash flow will not be sufficient to fully repay borrowings under our outstanding debt instruments and we cannot assure you that we would be able to refinance or restructure the payments on those debt securities. Further, if we are unable to repay, refinance or restructure our indebtedness under our first-priority lien debt, including the senior secured revolving credit facility, the lenders under those facilities could proceed against the collateral securing that indebtedness. In that event, any proceeds received upon a realization of the collateral would be applied first to amounts due under our first-priority lien debt, including the senior secured revolving credit facility, before any proceeds would be available to make payments on the notes.

TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

      Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures and the expansion of our operations will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control.

      Our business may not be able to generate sufficient cash flow from operations or future borrowings may not be available to us under the senior secured revolving credit facility or otherwise in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We may not be able to refinance any of our indebtedness, including the senior secured revolving credit facility and the notes, on commercially reasonable terms or at all.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

      Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. Mr. Icahn, through certain related entities, currently owns 100% of the general partner of AREP and over 86% of AREP's outstanding depositary units and preferred units, and if he were to sell or otherwise transfer some or all of his interests in AREP to unrelated parties, a change of control could be deemed to have occurred under the terms of the indenture governing the notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our senior secured revolving credit facility or in our other first-priority lien indebtedness will not allow such repurchases.

                           RISKS RELATING TO THE NOTES

THE COLLATERAL SECURING THE NOTES WILL BE SUBJECT TO CONTROL BY CREDITORS WITH FIRST-PRIORITY LIENS THAT RANK AHEAD OF THE LIENS SECURING THE NOTES. IF THERE IS A DEFAULT, THE VALUE OF THE COLLATERAL MAY NOT BE SUFFICIENT TO REPAY BOTH THE FIRST-PRIORITY CREDITORS AND THE HOLDERS OF THE NOTES AND ANY PARI PASSU NOTES.

      The notes and the guarantees of the notes are secured on a second-priority basis, subject to permitted liens, by a lien on substantially all assets now owned or hereafter acquired by us and our subsidiaries that guarantee the notes. The first-priority liens on the collateral secure our obligations under the senior secured revolving credit facility, certain other future indebtedness permitted by the senior secured revolving credit facility and the indenture to be incurred by us or certain of our subsidiaries that guarantee the notes and that is designated by us, at the time of such incurrence, as first-priority lien secured indebtedness. Although the holders of obligations secured by first-priority liens on the collateral and the holders of the notes and any issued in the future that are equally ranked notes will share in the proceeds of this collateral, the holders of obligations secured by the first-priority liens on the collateral will be effectively entitled to receive proceeds from any realization of the collateral to repay their obligations in full before the holders of the notes and the other obligations secured by second-priority liens receive any portion of those proceeds.

      The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers of our assets and other factors beyond our control. The proceeds from the sale or sales of all of such collateral may not be sufficient to satisfy the amounts outstanding under the notes and other obligations secured by the second-priority liens, if any, after payment in full of all obligations secured by the first-priority liens on the collateral. If these proceeds were not sufficient to repay amounts outstanding under the notes, then holders of the notes, to the extent not repaid from the proceeds of the sale of the collateral, would only have an unsecured claim against our remaining assets. As of June 30, 2004, on a pro forma basis after giving effect to the acquisitions, $20.0 million would have been available for borrowing under our senior secured revolving credit facility. Under the indenture governing the notes, we are permitted to incur up to $60.0 million of indebtedness that is secured by first-priority liens on the note collateral. In addition, we are permitted to issue additional notes under the indenture that are secured on a equal basis with the notes if we meet certain financial tests or if we raise cash through equity offerings, equity contributions or permitted affiliate subordinated debt, so long as the proceeds are used for property improvements to our gaming and entertainment properties. The intercreditor agreement also permits the lenders under the senior secured revolving credit facility and any other first-priority lien secured indebtedness to make certain "protective advances" in order to protect, preserve, repair and maintain their collateral. Any amounts so advanced will be included in the amounts secured by the first-priority liens in favor of the first-priority lenders. Such advances therefore could increase the aggregate first-priority senior secured claims on the collateral, even beyond the maximum commitments of such lender, thereby potentially disadvantaging the holders of the notes.

      The rights of the holders of the notes with respect to the collateral securing the notes and the note guarantees are limited pursuant to the terms of the intercreditor agreement. Under the intercreditor agreement, subject to certain standstill periods, the holders of the notes may foreclose on the collateral prior to the lenders under the senior secured revolving credit facility and any other first-priority lien secured indebtedness, provided that the purchaser at the foreclosure sale, including the holders of the notes, if applicable, is required to concurrently pay all obligations under the senior secured revolving credit facility and any other first-priority lien secured indebtedness in full. Funds may not be available to the holders of the notes at that time to pay the amounts due under the senior secured revolving credit facility and any other first-priority lien secured indebtedness. In addition, any release of the first-priority liens upon any collateral approved by the holders of the first-priority liens also will release the second-priority liens securing the notes on the same collateral; provided, that after giving effect to such release, the aggregate book value of all of the assets released does not exceed 10% of our total combined assets as of the date of issuance of the private notes. Additional releases of collateral from the second-priority lien securing the notes are permitted under some circumstances.

THE NOTES ARE EFFECTIVELY SUBORDINATED TO THE INDEBTEDNESS OF OUR SUBSIDIARIES THAT DO NOT GUARANTEE THE NOTES.

      The notes will also be effectively subordinated to any of our indebtedness secured by assets other than the collateral securing the notes or the note guarantees, to the extent of these assets, and to indebtedness of any of our subsidiaries that are not guarantors of the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors generally will be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. All of our subsidiaries are guarantors other than Jetset Tours, LLC. In addition, the indenture allows us to form new subsidiaries and those subsidiaries will be permitted to incur debt and may not be required to become guarantors.

WE ARE A HOLDING COMPANY AND WILL DEPEND ON THE BUSINESS OF OUR SUBSIDIARIES TO SATISFY OUR OBLIGATIONS UNDER THE NOTES.

      We are a holding company and our assets consist solely of investments in our subsidiaries. We conduct substantially all our operations and own substantially all our assets through our subsidiaries. Consequently, our cash flow and our ability to meet our debt service obligations depend on the cash flow of our subsidiaries and the payment of funds to us by our subsidiaries in the form of loans, dividends or otherwise.

      The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment on the notes or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries may be subject or enter into in the future. To the degree any such distributions and transfers are impaired or prohibited, our ability to make payments on the notes will be harmed.

YOUR INTEREST IN THE COLLATERAL MAY BE ADVERSELY AFFECTED BY THE FAILURE TO RECORD OR PERFECT SECURITY INTERESTS IN CERTAIN COLLATERAL.

      The collateral securing the notes and the note guarantees consists of certain assets and properties of ours and our subsidiaries which guarantee the notes whether now owned or acquired or owned or acquired in the future. Under applicable law, a security interest in certain property and rights acquired after the initial grant of a general security interest can only be perfected at the time that property and rights are acquired and identified. Although the indenture and the collateral documents contain customary covenants requiring us and our subsidiaries which will guarantee the notes to grant security interests in the future, the trustee will not monitor the future acquisition of property and rights that constitute collateral, or independently take any action to perfect the security interest in that acquired collateral. Our failure to comply with these covenants regarding future security interests may result in a default under the indenture and neither the notes nor the note guarantees would be secured by such future assets.

THERE ARE CERTAIN LIENS, RESTRICTIONS AND EXCEPTIONS TO THE TITLE OF OUR REAL PROPERTY THAT WILL HAVE PRIORITY OVER THE LIENS THAT WILL BE GRANTED UNDER THE DEEDS OF TRUST IN FAVOR OF THE TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF THE NOTES, WHICH MAY NOT BE BENEFICIAL FOR THE HOLDERS OF THE NOTES.

      The Stratosphere Corporation and certain of our affiliates are currently involved in a lawsuit with two contractors who have filed mechanics' liens and commenced a foreclosure action against real property held by the Stratosphere Corporation. The lawsuit arises out of certain improvements of the Stratosphere Corporation and commenced in December 2001. Nevada law provides contractors, subcontractors and materials suppliers with a lien on the real property being improved by their services or supplies in order to secure their right to be paid. Such parties may foreclose on their liens if they are not paid in full. In connection with the lawsuit, certain mechanics' liens have been recorded by the two contractors against the title to the Stratosphere Corporation's real property and a foreclosure on the liens has been commenced. Accordingly, these mechanics' liens will have priority over the lien of the deed of trust that has been granted by the Stratosphere Corporation in favor of the trustee for the benefit of the holders of the notes. The title insurance that we obtained for the trustee for the benefit of the holders of the notes will not provide coverage for the mechanics' liens that are the subject of the lawsuit. Although the Stratosphere Corporation and our other affiliates that are defendants in the lawsuit intend to vigorously defend the action and have segregated approximately $450,000 in a separate interest bearing account to pay amounts that may be owing to the contractors, they may not prevail with respect to the claims brought by the contractors.

      In addition, the title insurance that we obtained for the trustee for the benefit of the holders of the notes for the real property owned by the guarantors contains exceptions to title relating to certain documents currently in the public record that may limit our ability to construct improvements on certain real property and may require us in the future to construct certain off-site improvements, such as a bridge, drainage, curbs, sidewalks and gutters. The title insurance that we obtained for the trustee for the benefit of the holders of the notes does not provide coverage for these exceptions to title.

      We have also not yet received a completed survey for the land owned by the Stratosphere Corporation and the land owned by the Stratosphere Land Corporation, which land secures the obligations of those guarantors under their guarantees of the notes. This survey might show defects to the title to such properties of which we are not yet aware. The trustee accepted title policies for the real property of the Stratosphere Corporation and the Stratosphere Land Corporation that contain the same exceptions that the agent on behalf of the lenders under our senior secured revolving credit facility accepted for its title policies for such real property with respect to any issues that may arise out of the completed survey. The interests of the lenders under our senior secured revolving credit facility may not be aligned with yours. However, any determination or final approval of such exceptions by the agent on behalf of lenders will be binding on you.

ANY ADDITIONAL GUARANTEES OR LIENS ON THE NOTE COLLATERAL PROVIDED AFTER THE NOTES ARE ISSUED COULD BE AVOIDED AS PREFERENTIAL TRANSFERS.

      We and the subsidiaries which guarantee the notes did not grant the liens on certain of the note collateral concurrently with the issuance of the notes. Instead, such liens were granted at a later time upon the closing of the acquisitions. In addition, the indenture for the notes provides that certain future restricted subsidiaries will guarantee the notes and secure their guarantees with liens on their assets. The indenture also requires us to grant liens on certain assets that we acquire after the notes are issued. If at the time we or any guarantor of the notes grant any liens or provide any guarantee, we are, or such guarantor is, insolvent or anticipates insolvency, the guarantee or lien, as applicable, could be avoided as a preferential transfer.

THERE MAY NOT BE SUFFICIENT COLLATERAL TO PAY ALL OR ANY PORTION OF THE NOTES OR ANY EQUALLY RANKED NOTES.

      No appraisals of any collateral have been prepared. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the notes and the guarantees of the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition or other future trends or uncertainties. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral will be sufficient to pay all or any of our obligations under the notes.

THE TRUSTEE'S ABILITY TO BRING AN ACTION FOR A MONETARY JUDGMENT AS A RESULT OF A DEFAULT UNDER THE NOTES MAY BE LIMITED BY THE APPLICATION OF NEVADA'S "ONE ACTION RULE."

         Under Nevada law, certain remedies available to the trustee that may be provided for under the collateral documents may be limited by the application of Nevada's "One Action Rule," codified in Nevada Revised Statutes. Generally, the One Action Rule requires a creditor whose debt is secured by a deed of trust encumbering the debtor's real property to first foreclose upon the deed of trust before seeking a money judgment against the debtor. Pursuant to the Nevada Revised Statutes, a guarantor, other than a debtor under a deed of trust, may waive the provisions of the One Action Rule but will still be entitled to assert any legal or equitable defenses provided pursuant to the provisions of the statutes relating to foreclosure sales and deficiency judgments, including the limiting of any deficiency judgment to the difference between the amount owed and the fair market value of the property should a foreclosure sale occur. Additionally, the Nevada Revised Statutes provides that a guarantor's rights of subrogation against a debtor under a deed of trust upon payment of the indebtedness may be waived by the guarantor only after default. Accordingly, upon the occurrence of a default under the indenture governing the notes, the trustee's remedies will be limited in various respects, may require additional time to complete and may yield less proceeds from the note collateral than would otherwise be the case.

THE TRUSTEE'S ABILITY TO REALIZE ON THE NOTE COLLATERAL THAT CONSISTS OF OUR GAMING BUSINESS IS LIMITED BY NEVADA GAMING LAWS.

      The trustee's ability to foreclose on the pledged equity and other collateral comprising our gaming businesses is limited by applicable gaming laws. Regulations of the gaming authorities in Nevada provide that no person may acquire an interest in a gaming licensee or enforce a security interest in the equity of an entity that is the holder of a gaming license or that owns stock in such a corporation without the prior approval of the gaming authorities. As such, neither the trustee nor any holder is permitted to operate or manage any gaming business or assets unless that person has been licensed under applicable law for that purpose.

      Nevada gaming laws require that any person who proposes to own shares of licensed corporations or of registered holding corporations must be found suitable as a stockholder of such corporations by the applicable gaming authority before acquiring ownership of those interests. Consequently, it would be necessary for the trustee to file an application with the gaming authorities requesting approval to enforce the security interest in any pledged equity and obtain that approval before it may take any steps to enforce the security interest. Additionally, the trustee must file applications with the gaming authorities requesting approval to enforce a security interest in our gaming assets before it may take steps to enforce the security interest. Moreover, it would be necessary for a prospective purchaser of the pledged equity or of the gaming assets to file the necessary applications, be investigated, and be found suitable by the gaming authorities before acquiring the gaming assets or the pledged equity through the foreclosure sale. These requirements may therefore limit the number of potential bidders who would participate in any foreclosure sale and may materially delay the sale of any pledged equity or other gaming assets, either of which could have an adverse effect on the proceeds received from those sales.

      In addition, the trustee's ability to foreclose on and sell the collateral will be subject to, among other things, the procedural restrictions of state real estate law, including the One Action Rule discussed above, and the Uniform Commercial Code.

THE INTERCREDITOR AGREEMENT WILL LIMIT THE NOTEHOLDERS' ABILITY TO CONTROL DECISIONS REGARDING THE COLLATERAL AND TO TAKE ENFORCEMENT ACTION AND WILL LIMIT OUR ABILITY TO PAY INTEREST AND PRINCIPAL ON THE NOTES.

      The intercreditor agreement provides the holders of the notes certain rights with respect to, among other things, the note collateral. However, the intercreditor agreement limits certain rights of the noteholders and grants certain other rights to other parties and thus could subject the noteholders to certain risks. For example, the intercreditor agreement provides for a standstill period before the trustee can exercise its remedies. And even then, the trustee cannot complete the exercise of any of its remedies until it provides the agent for the first-lien lenders reasonable assurances that the exercise of remedies will result in all first-lien obligations being paid in full. We cannot assure you that such limitations will align with the interests of the holders of the notes.

UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, THE LENDERS UNDER THE SENIOR SECURED REVOLVING CREDIT FACILITY OR UNDER OTHER FIRST-PRIORITY LIEN SECURED INDEBTEDNESS MAY PETITION THE COURT TO ENFORCE THEIR SECURITY INTERESTS AND MAY INITIATE THE EXERCISE OF OTHER REMEDIES AGAINST THE NOTE COLLATERAL.

      The intercreditor agreement provides that upon the occurrence of an event of default under the senior secured revolving credit facility, under other first-priority lien secured indebtedness or under the indenture governing the notes, subject to certain limitations, either the lenders under such first-priority lien debt or the noteholders can instruct the agent for such lenders or the trustee, as applicable, to petition the court to enforce their security interests or may initiate the exercise of other remedies against the note collateral. Given that the amount of loans advanced by the lenders under the senior secured revolving credit facility or the amount advanced by lenders under other first-priority lien secured indebtedness may be substantially smaller than the outstanding amount of the notes, such lenders' interests may not be aligned with yours and may have different motives or strategies to protect their investment. As such, the lenders under the senior secured revolving credit facility or under other first-priority lien secured indebtedness may choose to petition the court to enforce their security interests or may initiate the exercise of other remedies against the note collateral at a given time even though, from your perspective, allowing us additional time to resolve any issues or taking any other path would increase the likelihood that your investment will be fully repaid.

WE ARE PERMITTED TO CREATE UNRESTRICTED SUBSIDIARIES, WHICH GENERALLY WILL NOT BE SUBJECT TO ANY OF THE COVENANTS IN THE INDENTURE FOR THE NOTES AND WILL NOT GUARANTEE THE NOTES, AND WE MAY NOT BE ABLE TO RELY ON THE CASH FLOW OR ASSETS OF THOSE UNRESTRICTED SUBSIDIARIES TO PAY OUR INDEBTEDNESS.

      We may form additional subsidiaries which may be unrestricted under the indenture for the notes. Unrestricted subsidiaries will generally not be subject to the covenants under the indenture for the notes, will not guarantee the notes and their assets will not be available as security for the notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes.

NOTEHOLDERS' RIGHTS IN THE COLLATERAL MAY BE ADVERSELY AFFECTED BY BANKRUPTCY PROCEEDINGS.

      The right of the trustee to repossess and dispose of the collateral securing the notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us or our guarantors prior to or possibly even after the trustee has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the trustee, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case.

      In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of "adequate protection." Furthermore, in the event a bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have "undersecured claims" as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys' fees for "undersecured claims" during the debtor's bankruptcy case. Finally, the perfection of any security interest securing either the first-priority lien obligations, the notes or any additional notes after the closing of the acquisitions could result in that security interest being avoided as a preference under the U.S. Bankruptcy Code.

AS A NOTEHOLDER YOU MAY BE REQUIRED TO COMPLY WITH LICENSING, QUALIFICATION OR OTHER REQUIREMENTS UNDER GAMING LAWS AND COULD BE REQUIRED TO DISPOSE OF THE NOTES.

      We may be required to disclose the identities of the holders of the notes to the Nevada gaming authorities upon request. The Nevada Gaming Commission, in its discretion, may require a holder of the notes to file an application, be investigated and be found suitable to hold the notes. In addition, the Nevada Gaming Commission may, in its discretion, require the holder of any debt security of a company registered by the Nevada Gaming Commission as a publicly-traded corporation to file an application, be investigated and be found suitable to own such debt security.

      If a record or beneficial holder of a note is required by the Nevada Gaming Commission to be found suitable, such owner will be required to apply for a finding of suitability within 30 days after request of such gaming authority or within such earlier time prescribed by such gaming authority. The applicant for a finding of suitability must pay all costs of the application and investigation for such finding of suitability. If the Nevada Gaming Commission determines that a person is unsuitable to own such security, then, pursuant to the Nevada Gaming Control Act, we can be sanctioned, including the loss of our approvals, if, without the prior approval of the Nevada Gaming Commission, we:

      - pay to the unsuitable person any dividend, interest, or any distribution whatsoever;

      - recognize any voting right of the unsuitable person with respect to such securities;

      -     pay the unsuitable person remuneration in any form; or

      - make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

      Each holder of the notes will be deemed to have agreed, to the extent permitted by law, that if the Nevada gaming authorities determines that a holder or beneficial owner of the notes must be found suitable (whether as a result of a foreclosure of the casino or for any other reason), and if that holder or beneficial owner either refuses to file an application or is found unsuitable, that holder shall, upon our request, dispose of its notes within 30 days after receipt of our request, or earlier as may be ordered by the Nevada gaming authorities. We will also have the right to call for the redemption of notes of any holder at any time to prevent the loss or material impairment of a gaming license or an application for a gaming license at a redemption price equal to:

      - the lesser of (1) the cost paid by the holder or (2) the fair market value of the notes, in each case, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption, or earlier as may be required by the Nevada gaming authorities or the date of finding of unsuitability by the Nevada gaming authorities; or

      - such other lesser amount as may be ordered by the Nevada gaming authorities.

      We will notify the trustee under the indenture in writing of any redemption as soon as practicable. We will not be responsible for any costs or expenses any holder may incur in connection with its application for a license, qualification or a finding of suitability, or its compliance with any other requirement of a gaming authority. The indenture also provides that as soon as a gaming authority requires a holder to sell its notes, it will, to the extent required by applicable gaming laws, have no further right:

      - to exercise, directly or indirectly, any right conferred by the notes or the indenture; or

      - to receive from us any interest, dividends or any other distributions or payments, or any remuneration in any form, relating to the notes, except the redemption price we refer to above.

THE OWNERSHIP OF OUR PROPERTIES MAY BE IMPAIRED BY BANKRUPTCY PROCEEDINGS OF OUR AFFILIATES.

      In the event of a bankruptcy filing by one of our affiliated entities which owned, prior to the acquisitions, either directly or indirectly, the Stratosphere, Arizona Charlie's Boulder or Arizona Charlie's Decatur, the transfer of any of those properties to us by our affiliates would be subject to review under relevant federal and state fraudulent conveyance statutes. In connection with that review, a bankruptcy court may examine our transfer of any of the proceeds of the offering of the notes used (1) in connection with the acquisitions, (2) to repay intercompany indebtedness of the entities we acquired, and/or (3) to pay any cash dividend to our affiliated entities. Such examination may be done to determine whether any such transfers constituted reasonably equivalent value in exchange for the transfer of the respective property. If a bankruptcy court finds that reasonably equivalent value or fair consideration was not exchanged and that the bankrupt entity was insolvent at the time of transfer or was rendered insolvent by the transfer, it is possible that the court may unwind the transaction pursuant to which the transfer of the respective property was made. If all or any of the acquisitions were undone, we may be deprived of the ownership of some or all of the Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder.

BECAUSE A PORTION OF THE NET PROCEEDS FROM THE NOTES WAS DISTRIBUTED TO OUR EQUITYHOLDER, A COURT COULD DEEM THE OBLIGATIONS EVIDENCED BY THE NOTES TO BE A FRAUDULENT CONVEYANCE.

      A portion of the net proceeds from the notes was distributed to our equityholder. The incurrence of the indebtedness evidenced by the notes and the making of the distribution are subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of our creditors. Under these statutes, if a court were to find that at the time the notes were issued:

      - we issued the notes with the intent to hinder, delay or defraud any present or future creditor; or

      - we did not receive fair consideration or reasonably equivalent value for issuing the notes and, at the time we issued the notes, we:

               - were insolvent or became insolvent as a result of issuing the notes;

               - were engaged or about to engage in a business or transaction for which our remaining assets constituted unreasonably small capital; or

               - intended to incur, or believed that we would incur, debts beyond our ability to pay those debts as they matured or became due

(as all of the foregoing terms are defined or interpreted under the relevant fraudulent transfer or conveyance statutes), the court could void or subordinate the obligations evidenced by the notes in favor of our other obligations.

      The measure of insolvency for purposes of a fraudulent conveyance claim will vary depending upon the law of the applicable jurisdiction. Generally, however, a company will be considered insolvent at a particular time if the sum of its debts at that time is greater than the then fair value of its assets or if the fair saleable value of its assets at that time is less than the amount that would be required to pay its probable liability on its existing debts as they mature. We believe that, after giving effect to the notes offering and the distribution to our equityholder of a portion of the net proceeds from the notes offering, we were not insolvent or rendered insolvent as a result of issuing the notes; that we were and will be in possession of sufficient capital to run our business effectively; and we have incurred debts within our ability to pay as the same mature or become due. There can be no assurance, however, as to what standard a court would apply to evaluate our intent or to determine whether we were insolvent at the time of, or rendered insolvent upon, the consummation of the notes offering and the making of the distribution or that, regardless of the standard, a court would not determine that we were insolvent at the time of, or rendered insolvent upon, the consummation of the notes offering and the making of the distribution.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

      Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

      - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

      -     was insolvent or rendered insolvent by reason of such incurrence; or

      - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

      - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

      In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

      The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

      - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

      - if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

      -     it could not pay its debts as they become due.

      On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

                      RISKS RELATING TO THE EXCHANGE OFFER

HOLDERS WHO FAIL TO EXCHANGE THEIR PRIVATE NOTES WILL CONTINUE TO BE SUBJECT TO RESTRICTIONS ON TRANSFER.

      If you do not exchange your private notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your private notes described in the legend on your private notes. The restrictions on transfer of your private notes arise because we issued the private notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. In general, you may only offer or sell the private notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the private notes under the Securities Act.

BROKER-DEALERS OR HOLDERS OF NOTES MAY BE COME SUBJECT TO THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

      Any broker-dealer that:

      - exchanges its private notes in the exchange offer for the purpose of participating in a distribution of the new notes, or

      - resells new notes that were received by it for its own account in the exchange offer,

may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction by that broker-dealer. Any profit on the resale of the new notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act. In addition to broker-dealers, any holder of notes that exchanges its private notes in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that holder.

WE CANNOT GUARANTEE THAT THERE WILL BE A TRADING MARKET FOR THE NEW NOTES.

      The new notes are a new issue of securities and currently there is no market for them. We do not intend to apply to have the new notes listed or quoted on any exchange or quotation system. Accordingly, we cannot assure you that a liquid market will develop for the new notes.

      The liquidity of any market for the new notes will depend on a variety of factors, including:

      -     the number of holders of the new notes;

      -     our performance; and

      - the market for similar securities and the interest of securities dealers in making a market in the new notes.

      A liquid trading market may not develop for the new notes.

      Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market, if any, for the new notes may experience similar disruptions may adversely affect the prices at which you may sell your new notes. If our active trading market does not develop or is not maintained, the market price and liquidity of the new notes may be adversely affected.

      To the extent private notes are tendered and accepted in the exchange offer, the trading market, if any, for the private notes that are not so tendered would be adversely affected.

             RISKS RELATING TO OUR BUSINESS AND THE GAMING INDUSTRY

WE FACE SUBSTANTIAL COMPETITION IN THE HOTEL AND CASINO INDUSTRY.

      The hotel and casino industry in general, and the markets in which we compete in particular, are highly competitive. The Las Vegas market includes many world class destination resorts, with numerous tourist attractions. Numerous Las Vegas hotel-casino resorts are themselves tourist attractions. The Stratosphere is located on the northern end of the Las Vegas Strip. However, most of the established and newer destination hotel-casino resorts are located in the central or southern portions of the Las Vegas Strip.

      Arizona Charlie's Decatur and Arizona Charlie's Boulder compete primarily with other Las Vegas hotels and casinos located outside of the Las Vegas Strip. The Arizona Charlie's properties compete for local customers with other hotels and casinos targeting this group and that are located nearby. The Arizona Charlie's properties compete with local casinos based on a mix of casino games, personal service, payout ratios, location, price of hotel rooms, restaurant value and promotions.

      Future visits to our properties may be negatively affected as customers who have previously visited our properties may choose to experience other Las Vegas casinos and hotels with greater name recognition, different attractions, amenities and entertainment options. Our ability to expand our target market may be limited due to the lack of meeting, convention and spa facilities at our properties. If other hotels or casinos operate more successfully, if existing hotels and casinos are enhanced or expanded, or if additional hotels and casinos are established in and around the locations in which our hotels and casinos conduct business, competition will further increase and our operating results may suffer.

      Many of our competitors have greater financial, selling and marketing, technical and other resources than we do. We must continually attract customers to our properties, which requires us to maintain a high level of investment in marketing and customer service. We may not be able to compete effectively with our competitors. We also face competition from all other types of entertainment, recreational activities and other attractions in and near Las Vegas.

WE COMPETE WITH THE CONTINUED GROWTH OF GAMING ON NATIVE AMERICAN TRIBAL LANDS, PARTICULARLY IN CALIFORNIA.

      Many Native American tribes conduct casino gaming operations throughout the United States.

Other Native American tribes are either in the process of establishing, or are considering establishing, gaming operations at additional locations, including sites in California and Arizona. The competitive impact on Nevada gaming establishments, including our properties, from the continued growth of gaming in jurisdictions outside Nevada cannot be determined at this time but, depending on the nature, location and extent of the growth of those operations, the impact could be material. In some instances, Native American gaming facilities operate under regulatory requirements and tax environments that are less stringent than those imposed on state-licensed casinos, which could provide them with a competitive advantage. Our operations could adversely be affected by the growth of Native American gaming in California and other states. The continued growth of Native American gaming establishments in California and other states could reduce the number of our visitors and also our revenue.

THE EXISTENCE OF LEGALIZED GAMBLING IN OTHER JURISDICTIONS MAY REDUCE THE NUMBER OF VISITORS TO LAS VEGAS.

      Certain states have legalized, and others may legalize, casino gaming in specific venues, including race tracks and/or in specific areas, including metropolitan areas from which we traditionally attract customers, including Los Angeles and San Francisco. The proliferation of gaming venues, by luring customers close to home and away from Las Vegas, could significantly and adversely affect our financial condition, results of operations or cash flows. Our properties also compete and will in the future compete with all forms of legalized gambling. These ventures could divert customers from our properties and reduce our revenue and cash flow.

THE GAMING INDUSTRY IS HIGHLY REGULATED AND THE NEVADA GAMING AUTHORITIES AND STATE AND MUNICIPAL LICENSING AUTHORITIES HAVE SIGNIFICANT CONTROL OVER OUR OPERATIONS.

      Our properties currently conduct licensed gaming operations in Nevada, and various regulatory authorities, including the Nevada State Gaming Control Board and the Nevada Gaming Commission, require our properties to hold various licenses and registrations, findings of suitability, permits and approvals to engage in gaming operations and to meet requirements of suitability. These gaming authorities also control approval of ownership interests in gaming operations. These gaming authorities may deny, limit, condition, suspend or revoke our gaming licenses, registrations, findings of suitability or the approval of any of our ownership interests in any of the licensed gaming operations conducted in Nevada, any of which could have a significant adverse effect on our business, financial condition and results of operations, for any cause they may deem reasonable. If we violate gaming laws or regulations that are applicable to us, we may have to pay substantial fines or forfeit assets. If, in the future, we operate or have an ownership interest in casino gaming facilities located outside of Nevada, we may also be subject to the gaming laws and regulations of those other jurisdictions.

      The sale of alcoholic beverages at our properties is subject to licensing and regulation by the City of Las Vegas and Clark County, Nevada. The City of Las Vegas and Clark County have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action may (and revocation would) reduce the number of visitors to our casinos to the extent the availability of alcoholic beverages is important to them. If our alcohol licenses become in any way impaired, it would reduce the number of visitors. Any reduction in our number of visitors will reduce our revenue and cash flow.

POTENTIAL CHANGES IN THE TAX OR REGULATORY ENVIRONMENT COULD INCREASE OUR EXPENSES AND REDUCE OUR CASH FLOW.

      If additional regulations are adopted or existing ones are modified, those regulations could impose significant restrictions or costs that could have a significant adverse effect on us. From time to time, various proposals are introduced in the federal and Nevada state and local legislatures that, if enacted, could adversely affect the tax, regulatory, operational or other aspects of the gaming industry and our business. Legislation of this type may be enacted in the future. For example, pursuant to legislation signed into law by the Governor of Nevada on July 23, 2003, the license fees on the number of gaming devices operated and on gross revenues were increased and the range of events covered by the former casino entertainment tax was expanded. This expansion has been continued in a new live entertainment tax. In October 2003, we also became subject to a state payroll tax based on the wages we pay employees. If there is a material increase in federal, state or local taxes and fees, our cash flow would be reduced.

      We are subject to a variety of other rules and regulations, including environmental, zoning, health and public safety, construction and land-use laws. Any changes to these laws, rules and regulations or adoption of additional laws, rules and regulations applicable to us could also increase our costs and reduce our cash position.

ECONOMIC DOWNTURNS, TERRORISM AND THE UNCERTAINTY OF WAR, AS WELL AS OTHER FACTORS AFFECTING DISCRETIONARY CONSUMER SPENDING, COULD REDUCE THE NUMBER OF OUR VISITORS OR THE AMOUNT OF MONEY VISITORS SPEND AT OUR CASINOS.

      The strength and profitability of our business depends on consumer demand for hotel-casino resorts and gaming in general and for the type of amenities we offer. Changes in consumer preferences or discretionary consumer spending could harm our business.

      During periods of economic contraction, our revenues may decrease while some of our costs remain fixed, resulting in decreased earnings. This is because the gaming and other leisure activities we offer at our properties are discretionary expenditures, and participation in these activities may decline during economic downturns because consumers have less disposable income. Even an uncertain economic outlook may adversely affect consumer spending in our gaming operations and related facilities, as consumers spend less in anticipation of a potential economic downturn.

      The terrorist attacks which occurred on September 11, 2001, the potential for future terrorist attacks and wars in Afghanistan and Iraq have had a negative impact on travel and leisure expenditures, including lodging, gaming and tourism. Leisure and business travel, especially travel by air, remain particularly susceptible to global geopolitical events. Many of the customers of our properties travel by air, and the cost and availability of air service can affect our business. Furthermore, insurance coverage against loss or business interruption resulting from war and some forms of terrorism may be unavailable or not available on terms that we consider reasonable. We cannot predict the extent to which war, future security alerts or additional terrorist attacks may interfere with our operations.

OUR PROPERTIES RELY EXCLUSIVELY ON THE LAS VEGAS ECONOMIC MARKET, AND CHANGES ADVERSELY IMPACTING THAT MARKET COULD REDUCE OUR REVENUE AND CASH FLOW.

      Our properties are all located in Las Vegas, Nevada and, as a result, our business will be subject to greater risks than a more diversified gaming company. These risks include, but are not limited to, risks related to local economic and competitive conditions, changes in local and state governmental laws and regulations (including changes in laws and regulations affecting gaming operations and taxes) and natural and other disasters. Any economic downturn in Nevada or any terrorist activities or disasters in or around Nevada could reduce the number of visitors to our properties and the amounts spent by our visitors. In addition, gaming industry revenues in, or leisure travel to and throughout, Nevada or the surrounding local markets may not continue to grow at their historical growth rates or may decline.

      Our properties, particularly the Stratosphere, draw a substantial number of customers from

Southern California, Arizona and the Midwest. A recession or downturn in any region constituting a significant source of customers for our properties could result in fewer customers visiting, or customers spending less at, our properties, which would adversely affect our results of operations. Additionally, the one principal interstate highway between Las Vegas and Southern California, where a large number of customers of our properties reside, has experienced significant traffic delays during peak periods. Capacity restraints of that highway or any other traffic disruptions may affect the number of customers who visit our properties.

OUR PROPERTIES USE SIGNIFICANT AMOUNTS OF ELECTRICITY, NATURAL GAS AND OTHER FORMS OF ENERGY, AND ENERGY PRICE INCREASES MAY REDUCE OUR WORKING CAPITAL.

      Our properties use significant amounts of electricity, natural gas and other forms of energy. While no shortages of energy have been experienced, any substantial increases in the cost of electricity and natural gas in the United States, such as those increases recently experienced in Nevada, may increase our cost of operations, which would negatively affect our cash flow from operations. The extent of the impact is subject to the magnitude and duration of the energy price increases, but this impact could be material. In addition, higher energy and gasoline prices affecting our customers may increase their cost of travel and result in reduced visits to our properties and a reduction in our revenues.

OUR PROPERTIES USE SIGNIFICANT AMOUNTS OF WATER AND A WATER SHORTAGE MAY ADVERSELY AFFECT OUR OPERATIONS.

      The rapid population growth and continued expansion of housing and casino development in Nevada over the last century have placed tremendous pressure on the water supply. Nevada, which shares water rights to the Colorado River with six other states, was apportioned its share in the early 1900s, before major expansion and growth were anticipated. In order to meet projected demand, alternate sources of supply will need to be located and/or captured and treated in order to be usable. The costs associated with obtaining such alternative sources of supply could increase our costs, which would negatively affect our cash flow from operations.

THE LOSS OF MANAGEMENT AND OTHER KEY PERSONNEL COULD SIGNIFICANTLY HARM OUR BUSINESS, AND THE QUALITY OF INDIVIDUALS HIRED FOR POSITIONS IN THE HOTEL AND GAMING OPERATIONS WILL BE CRITICAL TO THE SUCCESS OF OUR BUSINESS.

      Our ability to maintain our competitive position depends to a large degree on the efforts and skills of our senior management team. It may also be difficult to attract, retain and train qualified employees due to the competition for employees with other gaming companies and their facilities in Nevada. We may not be successful in retaining our current personnel or in hiring or retaining qualified personnel in the future. If we lose the services of any members of our management team, or fail to attract or retain qualified management and personnel at all levels, our business may be significantly disrupted and impaired.

      Our officers, directors and key employees also are required to file applications with the gaming authorities in the State of Nevada, Clark County and the City of Las Vegas, and are required to be licensed or found suitable by these gaming authorities. If any of these gaming authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. Furthermore, the gaming authorities may require us to terminate the employment of any person who refuses to file the appropriate applications. Either result could significantly impair our gaming operations.

      Our management team may devote a portion of their time to the management of other gaming and entertainment properties owned by AREP or others and not owned by us, which would divert their focus from our properties. Specifically, Richard P. Brown serves as our President and Chief Executive Officer and Denise Barton serves as our Chief Financial Officer. These individuals also serve as the Chief Executive Officer and, subject to the approval of the New Jersey Casino Control Commission, interim Chief Financial Officer, respectively, of the parent company of the Sands in Atlantic City, New Jersey. Additionally, we are in the process of seeking approval from the New Jersey Casino Control Commission to provide certain additional services to the Sands, including information technology and accounting services.

THE OPENING OF THE LAS VEGAS MONORAIL MAY DIVERT CUSTOMERS FROM OUR PROPERTIES TO OTHER COMPETITORS WHOSE PROPERTIES ARE MORE CONVENIENTLY ACCESSED BY THE MONORAIL SYSTEM.

      The Robert N. Broadbent Las Vegas Monorail, a driverless, state-of-the-art urban public transportation system, operates on a route approximately four miles long along the east side of the Las Vegas Strip. It directly connects to eight major resorts, with more than 24,000 hotel rooms, and nine convention facilities, including the world's largest convention center. The monorail has station stops joining the Sahara at the monorail's northern endpoint to the MGM Grand at the monorail's southern endpoint.

      The Sahara station stop on the monorail is the closest station to the Stratosphere and will be located on the opposite side of the Las Vegas Strip approximately a quarter mile from the Stratosphere. Visitors to the Stratosphere depending upon the monorail to access our property are required to exit through the Sahara hotel and casino then cross over both Las Vegas Boulevard and Sahara Avenue, each a multi-lane boulevard, to access our facility. If visitors to Las Vegas select the monorail as their preferred mode of transportation, the inaccessibility of the Stratosphere from the monorail station may adversely affect the number of visitors to our property.

AN INCREASE IN THE COST OF HEALTH CARE BENEFITS COULD HAVE A NEGATIVE IMPACT ON OUR PROFITABILITY.

      We provide health insurance to our employees, retirees and their dependents through health maintenance organizations and preferred provider organizations. These benefits comprise a significant portion of our operating expenses. It is possible that healthcare costs could continue to increase, either forcing us to make changes to our benefits program or negatively impacting our future profitability.

WE MAY INCUR HIGHER COSTS OR WORK SLOW-DOWNS OR STOPPAGES DUE TO UNION ACTIVITIES IN LAS VEGAS.

      Our employees at the Stratosphere are currently covered by collective bargaining agreements with unions including the Local 226 (Culinary Workers Union), the Local 165 (Bartenders Union), the Local 501 (Operating Engineers) and the Local 995 (Teamsters). A major work stoppage or strike affecting the Stratosphere's employees could reduce our revenue and increase our expenses. In addition, a strike by unions representing employees of other casinos could adversely affect Las Vegas business and visitation levels generally by generating negative publicity. As a result, our business may be adversely affected if such a strike were to occur. Our employees at Arizona Charlie's Decatur and Arizona Charlie's Boulder are not covered by collective bargaining agreements. Most major casino resorts in Las Vegas have collective bargaining agreements with unions. In the event that our employees at Arizona Charlie's Decatur and Arizona Charlie's Boulder decide to organize themselves in a similar arrangement to the Stratosphere employees, we may incur higher costs and/or related work stoppages or slow-downs.

OUR STOCKHOLDER AND ITS CONTROL PERSON COULD EXERCISE ITS INFLUENCE OVER US TO YOUR DETRIMENT.

      Mr. Icahn, including certain entities related to him, is actively involved in the gaming industry and, through certain affiliates, currently owns 100% of the general partner of AREP and AREH and over 86% of AREP's outstanding depositary units and preferred units. As a result, he has the ability to appoint the board of directors of API which in turn will have the power to appoint our parent's board of directors, which will control many aspects of our operations and affairs. Mr. Icahn is the beneficial owner, through AREP and other affiliates, of 77.5% of the stock of GB Holdings, Inc., the sole shareholder of Atlantic Coast Entertainment Holdings, Inc., or Atlantic Holdings, which owns the Sands Hotel and Casino in Atlantic City, New Jersey, a gaming and entertainment property which may directly or indirectly compete with us. Mr. Icahn and affiliates, including AREP, own approximately 96.5% of new debt of Atlantic Holdings. In addition, AREP or Mr. Icahn may pursue other business opportunities in the gaming and entertainment industry and there is no requirement that any additional business opportunities be presented to us.

      The interests of AREP and of Mr. Icahn may differ from your interests as a noteholder and, as such, they may take actions that may not be in your interest. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of our stockholder might conflict with your interests as a noteholder. In addition, our stockholder may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in its judgment, could enhance its equity investment, even though those transactions might involve risks to you as a noteholder.

      Affiliates of AREP are also engaged in real estate, including gaming and entertainment properties, and other business activities that may compete directly with us. Furthermore, three of our parent's directors, Messrs. Leidesdorf, Nelson and Wasserman, are also directors of API, the general partner of AREP, and one of our parent's directors, Keith A. Meister, is the president and chief executive officer of API. Conflicts of interest may arise in the future as such affiliates and we may compete for the same assets, purchasers and sellers of assets, lessees or financings.

      In addition, if Mr. Icahn were to sell, or otherwise transfer, some or all of his interests in AREP to an unrelated party or group, a change of control could be deemed to have occurred under the terms of the indenture governing the notes which would require us to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase.

WE ARE HEAVILY DEPENDENT ON THE STRATOSPHERE FOR A LARGE PERCENTAGE OF OUR OPERATING CASH FLOW AND ARIZONA CHARLIE'S BOULDER HAS A HISTORY OF NEGATIVE OPERATING CASH FLOW.

      We derive a substantial portion of our cash flow from operations from the Stratosphere. For the years ended December 31, 2002 and 2003, the Stratosphere's cash flow from operations accounted for 71.4% and 65.2% of our combined cash flow from operations. We will rely heavily on the Stratosphere's cash flow to meet our debt service obligations.

      Arizona Charlie's Boulder is a relatively new company and its operations have generated negative cash flow from operations since inception through December 31, 2003. For the years ended December 31, 2002 and 2003, it had negative cash flow from operations of $3.6 million and $3.5 million. The property may not improve its results in the future.

OUR RELIANCE ON SLOT MACHINE REVENUES AND THE CONCENTRATION OF MANUFACTURING OF SLOT MACHINES IN CERTAIN COMPANIES COULD IMPOSE ADDITIONAL COSTS ON US.

      A majority of our revenues are attributable to slot machines operated by us at our casinos. It is important, for competitive reasons, that we offer the most popular and up-to-date slot machine games with the latest technology to our customers.

      We believe that a substantial majority of the slot machines sold in the United States in 2003 were manufactured by a few companies. In addition, we believe that one company provided a majority of all slot machines sold in the United States in 2003.

      In recent years, the prices of new slot machines have escalated faster than the rate of inflation. Furthermore, in recent years, slot machine manufacturers have frequently refused to sell slot machines featuring the most popular games, instead requiring participating lease arrangements in order to acquire the machines. Generally, a participating lease requires a payment of a percentage of the revenues generated and is substantially more expensive over the long-term than the cost to purchase a new machine.

      For competitive reasons, we may be forced to purchase new slot machines or enter into participating lease arrangements that are more expensive than our current costs associated with the continued operation of our existing slot machines. If the newer slot machines do not result in sufficient incremental revenues to offset the increased investment and participating lease costs, it could hurt our profitability.

WE MAY BE SUBJECT TO THE PENSION LIABILITIES OF OUR AFFILIATES.

      Mr. Icahn, through certain affiliates, currently owns 100% of AREP's general partner and over 86% of AREP's outstanding depositary units and preferred units. AREP owns a 99% limited partner interest in AREH, which indirectly owns 100% of American Casino & Entertainment Properties LLC. Applicable pension and tax laws make each member of a "controlled group" of entities, generally defined as entities in which there is at least an 80% common ownership interest, jointly and severally liable for certain pension plan obligations of any member of the controlled group. These pension obligations include ongoing contributions to fund the plan, as well as liability for any unfunded liabilities that may exist at the time the plan is terminated. In addition, the failure to pay these pension obligations when due may result in the creation of liens in favor of the pension plan or the Pension Benefit Guaranty Corporation, or the PBGC, against the assets of each member of the controlled group.

      As a result of the more than 80% ownership interest in AREP by Mr. Icahn's affiliates, AREP and its subsidiaries, including AREH and us, are subject to the pension liabilities of all entities in which Mr. Icahn has a direct or indirect ownership interest of at least 80%. One such entity, ACF Industries LLC, or ACF, is the sponsor of several pension plans that are underfunded by a total of approximately $28 million on an ongoing actuarial basis and $131 million if those plans were terminated, as most recently reported for the 2003 plan year by the plans' actuaries. These liabilities could increase or decrease, depending on a number of factors, including future changes in promised benefits, investment returns, and the assumptions used to calculate the liability. As members of the ACF controlled group, AREP, AREH and we would be liable for any failure of ACF to make ongoing pension contributions or to pay the unfunded liabilities upon a termination of the ACF pension plans. In addition, other entities now or in the future within the controlled group that includes us may have pension plan obligations that are, or may become, underfunded and we would be liable for any failure of such entities to make ongoing pension contributions or to pay the unfunded liabilities upon a termination of such plans.

      The current underfunded status of the ACF pension plans requires ACF to notify the PBGC of certain "reportable events," such as if AREP, AREH or we cease to be a member of the ACF controlled group, or if AREP, AREH or we make certain extraordinary dividends or stock redemptions. The obligation to report could cause us to seek to delay or reconsider the occurrence of such reportable events.

      Starfire, which is 100% owned by Mr. Icahn, has undertaken to indemnify us and our subsidiaries from losses resulting from any imposition of pension funding or termination liabilities that may be imposed on us and our subsidiaries or our assets as result of being a member of the Ichan controlled group. The Starfire indemnity provides, among other things, that so long as such contingent liabilities exist and could be imposed on us, Starfire will not make any distributions to is stockholders that would reduce its net worth to below $250 million. Nonetheless, Starfire may not be able to fund its indemnification obligations to us.

OUR INSURANCE COVERAGE MAY NOT BE ADEQUATE TO COVER ALL POSSIBLE LOSSES THAT THE STRATOSPHERE, ARIZONA CHARLIE'S DECATUR AND ARIZONA CHARLIE'S BOULDER COULD SUFFER. IN ADDITION, OUR INSURANCE COSTS MAY INCREASE AND WE MAY NOT BE ABLE TO OBTAIN THE SAME INSURANCE COVERAGE IN THE FUTURE.

      Our insurance coverage may not be adequate to cover a catastrophic loss at our three locations, the Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder. In addition, our insurance costs may increase and we may not be able to obtain the same insurance coverage in the future. The September 11, 2001 terrorist attacks have substantially affected the availability of insurance coverage for certain types of damages or occurrences. In addition, insurance premiums have increased on available coverage. We last renewed our property and casualty insurance policies on April 25, 2004. We were able to renew insurance coverage with a decrease in premium. Our current insurance policies include coverage with respect to occurrences of terrorist acts and any losses that could result from these acts in all levels of our coverages.

      If there is a catastrophic act of terrorism that affects the Stratosphere, Arizona Charlie's Decatur and/or Arizona Charlie's Boulder, there may not be sufficient insurance proceeds to cover the costs of restoring the note collateral. Therefore, we could be exposed to heavy losses in the event that any damages occur, directly or indirectly, as a result of terrorist acts that do not qualify by definition of the Terrorism Risk Insurance Act of 2002.

      In addition to the damage caused to our property by a casualty loss, including fire, natural disasters, acts of war or terrorism, we may suffer disruption of our business in such event or be subject to claims by third parties injured or harmed. While we carry business interruption insurance and general liability insurance, such insurance may not be adequate to cover all losses.

      Our current insurance policies terminate in April 2005. The cost of coverage is expected to increase significantly for substantially similar coverage for the upcoming policy year. Premiums can be adjusted as a function of change in limits or definition of assets to be covered.

                           FORWARD-LOOKING STATEMENTS

      Some statements in this prospectus are known as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, future performance generally, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and competition.

      When we use the words "believe," "intend," "expect," "may," "will," "should," "anticipate," "could," "estimate," "plan," "predict," "project," or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements.

      We warn you that forward-looking statements are only predictions. Actual events or results may differ as a result of risks that we face, including those set forth in the section of this prospectus called "Risk Factors." Those risks are representative of factors that could affect the outcome of the forward-looking statements. These and the other factors discussed elsewhere in this prospectus are not necessarily all of the important factors that could cause our results to differ materially from those expressed in our forward-looking statements. Forward-looking statements speak only as of the date they were made and we undertake no obligation to update them.

                                  INDUSTRY DATA

      We refer to market and industry data throughout this prospectus that we have obtained from publicly available information and industry publications and other data that is based on the good faith estimates of our management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe that these sources are reliable, we have not verified the accuracy or completeness of this information. We are not aware of any misstatements regarding the market and industry data presented in this prospectus, however, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors."

                                 USE OF PROCEEDS

      We will not receive any proceeds from the exchange of the new notes for the private notes pursuant to the exchange offer. On January 29, 2004, we issued and sold the old notes in a private placement, receiving net proceeds of approximately $205.6 million, after deducting selling and offering expenses. The net proceeds of the offering of the private notes were used to finance the purchase price for the acquisitions, to repay intercompany indebtedness, to fund distributions to our parent, American Entertainment Properties Corp., and to pay fees and expenses of the notes offering.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

      In connection with the sale of the private notes, we and the initial purchaser of the private notes entered into a registration rights agreement in which we and the note guarantors agreed to:

      - file a registration statement with the Securities and Exchange Commission with respect to the exchange of the private notes for new notes, or the exchange offer registration statement, no later than 90 days after the date of our acquisition, or the acquisition date, of Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder, which occurred on May 26, 2004;

      - use all commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 180 days after the acquisition date; and

      - commence the offer to exchange new notes for the private notes and use all commercially reasonable efforts to issue on or prior to 30 business days, or longer if required by the federal securities laws, after the date on which the exchange offer registration statement was declared effective by the SEC, new notes in exchange for all private notes tendered prior to that date in the exchange offer.

      We are making the exchange offer to satisfy certain of our obligations under the registration rights agreement. We filed a copy of the registration rights agreement as an exhibit to the exchange offer registration statement.

RESALE OF NEW NOTES

      Under existing interpretations of the Securities Act of 1933 by the staff of the SEC contained in several no-action letters to third parties, we believe that the new notes will generally be freely transferable by holders who have validly participated in the exchange offer without further registration under the Securities Act of 1933 (assuming the truth of certain representations required to be made by each holder of notes, as set forth below). For additional information on the staff's position, we refer you to the following no-action letters: Exxon Capital Holdings Corporation, available April 13, 1988; Morgan Stanley & Co. Incorporated, available June 5, 1991; and Shearman & Sterling, available July 2, 1993. However, any purchaser of private notes who is one of our "affiliates" or who intends to participate in the exchange offer for the purpose of distributing the new notes or who is a broker-dealer who purchased private notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933:

      -     will not be able to tender its private notes in the exchange offer;

      - will not be able to rely on the interpretations of the staff of the SEC; and

      - must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any sale or transfer of the private notes unless such sale or transfer is made pursuant to an exemption from these requirements.

      If you wish to exchange private notes for new notes in the exchange offer, you will be required to make representations in a letter of transmittal which accompanies this prospectus, including that:

      - you are not our "affiliate" (as defined in Rule 405 under the Securities Act of 1933);

      - any new notes to be received by you will be acquired in the ordinary course of your business;

      - you have no arrangement or understanding with any person to participate in the distribution of the new notes in violation of the provisions of the Securities Act of 1933;

      - if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of new notes; and

      - if you are a broker-dealer, you acquired the private notes for your own account as a result of market-making or other trading activities (and as such, you are a "participating broker-dealer"), you have not entered into any arrangement or understanding with American Casino & Entertainment Properties LLC or an affiliate of American Casino & Entertainment Properties LLC to distribute the new notes and you will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the new notes.

      Rule 405 under the Securities Act of 1933 provides that an "affiliate" of, or person "affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the person specified.

      The SEC has taken the position that participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and accordingly may fulfill their prospectus delivery requirements with respect to the new notes, other than a resale of an unsold allotment from the original sale of the notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we have agreed to use commercially reasonable efforts to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use the prospectus contained in the exchange offer registration statement in connection with the resale of the new notes for a period of 270 days from the issuance of the new notes.

TERMS OF THE EXCHANGE OFFER

      This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all private notes which are properly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the expiration date. After authentication of the new notes by the trustee or an authentication agent, we will issue and deliver $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding private notes accepted in the exchange offer. Holders may tender some or all of their private notes in the exchange offer in denominations of $1,000 and integral multiples thereof.

      The form and terms of the new notes are identical in all material respects to the form and terms of the private notes, except that:

      (1) the offering of the new notes has been registered under the Securities Act of 1933;

      (2) the new notes generally will not be subject to transfer restrictions or have registration rights; and

      (3) certain provisions relating to liquidated damages on the private notes provided for under certain circumstances will be eliminated.

      The new notes will evidence the same debt as the private notes. The new notes will be issued under and entitled to the benefits of the indenture.

      As of the date of this prospectus, $215 million aggregate principal amount of the private notes is outstanding. In connection with the issuance of the private notes, we made arrangements for the private notes to be issued and transferable in book-entry form through the facilities of the Depository Trust Company acting as a depositary. The new notes will also be issuable and transferable in book-entry form through the Depository Trust Company.

      The exchange offer is not conditioned upon any minimum aggregate principal amount of private notes being tendered. However, our obligation to accept private notes for exchange pursuant to the exchange offer is subject to certain customary conditions that we describe under "-- Conditions" below.

      Holders who tender private notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of private notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-- Solicitation of Tenders; Fees and Expenses" for more detailed information regarding the expenses of the exchange offer.

      By executing or otherwise becoming bound by the letter of transmittal, you will be making the representations described under "--Procedures for Tendering" below.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

      The term "expiration date" will mean 5:00 p.m., New York City time, on ________, 2004, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which we extend the exchange offer.

      To extend the exchange offer, we will:

      -     notify the exchange agent of any extension orally or in writing; and

      - notify the registered holders of the private notes by means of a press release or other public announcement, each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

      We reserve the right, in our reasonable discretion:

      -     to delay accepting any private notes;

      -     to extend the exchange offer; or

      - if any conditions listed below under "--Conditions" are not satisfied, to terminate the exchange offer by giving oral or written notice of the delay, extension or termination to the exchange agent.

      We will follow any delay in acceptance, extension or termination as promptly as practicable by oral or written notice to the registered holders. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders.

INTEREST ON THE NEW NOTES

      Interest on the new notes will accrue from the last interest payment date on which interest was paid on the private notes surrendered in exchange for new notes or, if no interest has been paid on the private notes, from the issue date of the private notes, January 29, 2004. Interest on the new notes will be payable semi-annually on February 1 and August 1 of each year, commencing on the first such date following the completion of the exchange offer.

PROCEDURES FOR TENDERING

      You may tender your private notes in the exchange offer only if you are a registered holder of private notes. To tender in the exchange offer, you must:


      - complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;


      - have the signatures thereof guaranteed if required by the letter of transmittal; and

      - mail or otherwise deliver the letter of transmittal or such facsimile to the exchange agent, at the address listed below under " -- Exchange Agent" for receipt prior to the expiration date.

      In addition, either:

      - the exchange agent must receive certificates for the private notes along with the letter of transmittal into its account at the Depository Trust Company pursuant to the procedure described under " -- Book-Entry Transfer" before the expiration date;

      - the exchange agent must receive a timely confirmation of a book-entry transfer, if the procedure is available, into its account at the Depository Trust Company pursuant to the procedure described under " -- Book-Entry Transfer" before the expiration date; or

      - you must comply with the procedures described under "Guaranteed Delivery Procedures."

      Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

      The method of delivery of private notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that, instead of delivery by mail, you use an overnight or hand delivery service. In all cases, you should allow sufficient time to ensure delivery to the exchange agent prior to the expiration date. You should not send letters of transmittal or private notes to us. You may request that your respective brokers, dealers, commercial banks, trust companies or nominees effect the transactions described above for you.

      If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your private notes, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, prior to completing and executing the letter of transmittal and delivering your private notes, you must either:

      - make appropriate arrangements to register ownership of your private notes in your name; or

      -     obtain a properly completed bond power from the registered holder.

      The transfer of record ownership may take considerable time unless private notes are tendered


      - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instruction" on the letter of transmittal; or


      -     for the account of an "Eligible Institution" which is either:

            - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

            - a commercial bank or trust company located or having an office or correspondent in the United States; or

            - otherwise an "eligible guarantor institution" within meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934,

an Eligible Institution must guarantee the signatures on a letter of transmittal or a notice of withdrawal described below under " -- Withdrawal of Tenders."

      If the letter of transmittal is signed by a person other than the registered holder, such private notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the private notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the private notes.

      If the letter of transmittal or any private notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, they must submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

      The letter of transmittal will include representations to us as set forth under "Resale of Exchange Notes."

      You should note that:

      - All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered private notes will be determined by us in our sole discretion, which determination will be final and binding;

      - We reserve the absolute right to reject any and all private notes not properly tendered or any private notes the acceptance of which would, in our judgment or the judgment of our counsel, be unlawful;

      - We also reserve the absolute right to waive any irregularities or conditions of tender as to particular private notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of private notes must be cured within such time as we shall determine;

      - Although we intend to notify holders of defects or irregularities with respect to any tender of private notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to tenders of private notes, nor shall any of them incur any liability for failure to give such notification; and

      - Tenders of private notes will not be deemed to have been made until such irregularities have been cured or waived. Any private notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

BOOK-ENTRY TRANSFER

      The exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the private notes at the Depository Trust Company for the purpose of facilitating the exchange offer. Any financial institution that is a participant in the Depository Trust Company's system may make book-entry delivery of private notes by causing the Depository Trust Company to transfer such private notes into the exchange agent's account with respect to the private notes in accordance with the Depository Trust Company's Automated Tender Offer Program procedures for such transfer. However, the exchange for the private notes so tendered will only be made after timely confirmation of such book-entry transfer of private notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by the Depository Trust Company and received by the exchange agent and forming a part of the confirmation of a book-entry transfer, which states that the Depository Trust Company has received an express acknowledgment from a participant that is tendering private notes that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against the participant.

      Although delivery of private notes may be effected through book-entry transfer into the exchange agent's account at the Depository Trust Company, you must transmit and the exchange agent must receive, the letter of transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantee and all other required documents prior to the expiration date, or you must comply with the guaranteed delivery procedures described below. Delivery of documents to the Depository Trust Company does not constitute delivery to the exchange agent.

GUARANTEED DELIVERY PROCEDURES

      If you wish to tender your private notes but your private notes are not immediately available, or time will not permit your private notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may effect a tender if:

      (1)   the tender is made through an Eligible Institution;

      (2) prior to the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery

            - stating the name and address of the holder, the certificate number or numbers of such holder's private notes and the principal amount of such private notes tendered;

            -     stating that the tender is being made thereby; and

            - guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or a facsimile thereof, together with the certificate(s) representing the private notes to be tendered in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent's account at the Depository Trust Company of private notes delivered electronically, and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the exchange agent; and

      (3) such properly completed and executed letter of transmittal, or a facsimile thereof, together with the certificate(s) representing all tendered private notes in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent's account at the Depository Trust Company of private notes delivered electronically and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

      Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your private notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

      Except as otherwise provided in this prospectus, you may withdraw tenders of private notes at any time prior to the expiration date.

      For a withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth this prospectus prior to the expiration date. Any such notice of withdrawal must:

      - specify the name of the person who deposited the private notes to be withdrawn;

      - identify the private notes to be withdrawn, including the certificate number or number and principal amount of such private notes or, in the case of private notes transferred by book-entry transfer, the name and number of the account at the Depository Trust Company to be credited; and

      - be signed in the same manner as the original signature on the letter of transmittal by which such private notes were tendered, including any required signature guarantee.

      We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices, and our determination shall be final and binding on all parties. We will not deem any properly withdrawn private notes to have been validly tendered for purposes of the exchange offer, and we will not issue new notes with respect those private notes unless you validly retender the withdrawn private notes. You may retender properly withdrawn private notes following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS

      Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the new notes for, any private notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the private notes, if:


      - the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC;



      - an action or proceeding has been instituted or threatened in any court or by any governmental agency which might materially impair our or any guarantor's ability to proceed with the exchange offer;



      - there has been proposed, adopted or enacted any law, rule or regulation that, in our reasonable judgment, would impair materially our ability to consummate the exchange offer; or



      - all governmental approvals which we deem necessary for the completion of the exchange offer have not been obtained.


      If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:

      - refuse to accept any private notes and return all tendered private notes to you;

      - extend the exchange offer and retain all private notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the private notes; or

      - waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered private notes that have not been withdrawn.

      If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the private notes.

EXCHANGE AGENT

      We have appointed Wilmington Trust Company, as exchange agent for the exchange offer. You should send all executed letters of transmittal to the exchange agent at one of the addresses set forth below. In such capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of directions of our company. You should direct questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent addressed as follows:

                        BY CERTIFIED OR REGISTERED MAIL:
                            Wilmington Trust Company
                             DC-1626 Processing Unit
                                  P.O. Box 8861
                            Wilmington, DE 19899-8861

                     BY OVERNIGHT COURIER OR HAND DELIVERY:
                            Wilmington Trust Company
                            Corporate Capital Markets
                            1100 North Market Street
                            Wilmington, DE 19890-1626

                 BY FACSIMILE (FOR ELIGIBLE INSTITUTIONS ONLY):
                                 (302) 636-4145

                              CONFIRM BY TELEPHONE:
                                 (302) 636-6470

      Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

      The trustee does not assume any responsibility for and makes no representation as to the validity or adequacy of this prospectus or the notes.

SOLICITATION OF TENDERS; FEES AND EXPENSES

      We will pay all expenses of soliciting tenders pursuant to the exchange offer. We are making the principal solicitation by mail. Our officers and regular employees may make additional solicitations in person or by telephone or telecopier.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection therewith.

      We also may pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the private notes and in handling or forwarding tenders for exchange.

      We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

      We will pay all transfer taxes, if any, applicable to the exchange of private notes for new notes pursuant to the exchange offer. If, however, certificates representing new notes or private notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the private notes tendered, or if tendered private notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of private notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed by us directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

      Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities. Accordingly, those private notes may be resold only:

      - to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act of 1933;

      - in a transaction meeting the requirements of Rule 144 under the Securities Act of 1933;

      - outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act of 1933;

      - in accordance with another exemption from the registration requirements of the Securities Act of 1933 and based upon an opinion of counsel if we so request;

      -     to us; or

      -     pursuant to an effective registration statement.

      In each case, the private notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

         The following table summarizes certain selected historical consolidated financial data of American Casino & Entertainment Properties (see note 1 to the consolidated financial statements), which you should read in conjunction with the financial statements and the related notes contained in this prospectus and "Management's Discussion and Analysis of Results of Operations and Financial Condition." On May 26, 2004, we completed the purchase of Charlie's Holding LLC, a newly formed entity that acquired Arizona Charlie's Decatur and Arizona Charlie's Boulder from Mr. Icahn and Starfire Holding Corporation, which is wholly-owned by Mr. Icahn. Additionally, on that date, AREH contributed to us 100% of the capital stock of Stratosphere Corporation. These transactions represent a merger of entities under the common control of Carl C. Icahn. Accordingly, the historical cost basis of the underlying net assets was retained in the combination for all dates prior to May 26, 2004. Our financial statements for periods preceding the acquisitions were presented on a combined basis. As a result of obtaining the formal approval from the Nevada gaming authorities, the legal presentation now requires consolidation. Accordingly, our financial statements for all periods (including for periods preceding the acquisitions) are referred to as consolidated. The selected historical consolidated financial data as of December 31, 2001, 2002 and 2003, and for the years ended December 31, 2000, 2001, 2002 and 2003, have each been derived from our audited consolidated financial statements at those dates and for those periods, contained elsewhere in this prospectus. The selected historical consolidated financial data (1) as of December 31, 1999, (2) for the year ended December 31, 1999, and (3) as of June 30, 2004 and for the six months ended June 30, 2003 and 2004 are unaudited. For the six month periods ended June 30, 2003 and 2004, all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of the interim consolidated financial statements, have been included. Results for the six months ended June 30, 2004 are not necessarily indicative of the results for the full year.

                                                                                                           SIX MONTHS ENDED
                                                              YEARS ENDED DECEMBER 31,                          JUNE 30,
                                                ----------------------------------------------------      -------------------
                                                1999        2000        2001         2002       2003       2003         2004
                                                ----        ----        ----         ----       ----       ----         ----
                                                                        (IN THOUSANDS, EXCEPT RATIOS)
INCOME STATEMENT DATA:
Revenues:
  Casino...............................      $   90,679  $  122,755  $  142,919   $  143,057  $ 147,888  $  73,998  $   82,391
  Hotel................................          27,041      31,801      38,326       44,263     47,259     23,572      27,723
  Food and beverage....................          43,762      53,477      55,453       56,349     59,583     29,847      33,420
  Tower, retail and other income.......          28,144      31,622      29,512       28,247     30,336     14,540      16,580
                                             ----------  ----------  ----------   ----------  ---------  ---------  ----------
   Gross revenues......................         189,626     239,655     266,210      271,916    285,066    141,957     160,114
  Less promotional allowances..........          15,328      19,587      23,737       21,893     22,255     11,404      11,745
                                             ----------  ----------  ----------   ----------  ---------  ---------  ----------
   Net revenues........................         174,298     220,068     242,473      250,023    262,811    130,553     148,369
                                             ----------  ----------  ----------   ----------  ---------  ---------  ----------
Costs and expenses:
  Casino...............................          41,914      60,400      60,026       59,879     61,284     30,620      31,182
  Hotel................................          15,016      14,013      17,190       20,142     22,074     10,565      11,536
  Food and beverage....................          36,451      42,571      42,806       43,393     44,990     22,133      23,664
  Tower, retail and other operations...          11,964      14,977      15,640       14,934     14,008      7,291       6,566
  Selling, general and administrative..          47,851      63,890      78,692       80,019     74,985     37,787      37,327
  Depreciation and amortization........          10,545      13,106      17,209       20,209     20,222     10,272      12,314
                                             ----------  ----------  ----------   ----------  ---------  ---------  ----------
   Total costs and expenses............         163,741     208,957     231,563      238,576    237,563    118,668     122,589
                                             ----------  ----------  ----------   ----------  ---------  ---------  ----------
Income from operations.................          10,557      11,111      10,910       11,447     25,248     11,885      25,780
                                             ----------  ----------  ----------   ----------  ---------  ---------  ----------
Other income (expense):
  Interest income......................             790       1,968       1,640          667        426        270         955
  Interest expense.....................          (2,339)     (3,294)     (5,971)      (5,990)    (5,389)    (2,755)     (9,747)
  Gain (loss) on disposal of assets....             (12)         (4)         23         (354)    (1,401)        85         144
                                             ----------  ----------  ----------   ----------- ---------  ---------  ----------
   Total other income (expense)........          (1,561)     (1,330)     (4,308)      (5,677)    (6,364)    (2,400)     (8,648)
                                             ----------  ----------  ----------   ----------  ---------  ---------- ----------
Income before income taxes.............           8,996       9,781       6,602        5,770     18,884      9,485      17,132
Provision for income taxes.............           2,789       5,445       4,908        4,907     (1,798)     4,394       5,944
                                             ----------  ----------  ----------   ----------  ---------  ---------  ----------

Net income.............................      $    6,207  $    4,336  $    1,694   $      863  $  20,682  $   5,091  $   11,188
                                             ==========  ==========  ==========   ==========  =========  =========  ==========

                                                                                                     SIX MONTHS ENDED
                                                             YEARS ENDED DECEMBER 31,                     JUNE 30,
                                               -----------------------------------------------        ---------------
                                               1999       2000       2001       2002      2003        2003       2004
                                               ----       ----       ----       ----      ----        ----       ----
                                                                      (IN THOUSANDS, EXCEPT RATIOS)
OTHER FINANCIAL DATA:
EBITDA(1) ................................   $21,102    $24,217    $28,119    $31,656    $45,470    $22,157    $38,094
EBITDA margin(2) .........................      12.1%      11.0%      11.6%      12.7%      17.3%      17.0%      25.7%
Capital expenditures .....................   $ 7,459    $99,462    $56,019    $23,223    $33,465    $ 3,837    $ 9,925
Ratio of earnings to fixed charges(3) ....      4.4x       3.4x       1.6x       2.0x       4.4x       4.3x       2.8x

                                                                                               AS OF
                                                         AS OF DECEMBER 31,                   JUNE 30,
                                        ------------------------------------------------      --------
                                        1999       2000        2001      2002       2003       2004
                                        ----       ----        ----      ----       ----       ----
BALANCE SHEET DATA:
Cash and cash equivalents .........   $ 28,030   $ 48,357   $ 48,587   $ 59,343   $ 77,258   $ 49,231
Total assets ......................    231,887    353,342    386,346    397,835    480,738    461,972
Total debt(4) .....................     28,937     67,045     96,975    101,655    105,243    218,966
Stockholders' equity ..............    179,075    248,375    255,847    259,953    330,345    201,543

---------------
(1) EBITDA consists of net income (loss) plus (a) other income (expense) which includes interest expense, interest income and gain (loss) on disposal of property and equipment, (b) income tax provision (or less income tax benefit) and (c) depreciation and amortization. EBITDA is presented as a measure of operating and performance because we believe analysts, investors and others frequently use it in the evaluation of companies in our industry, in particular for the ability of a company to meet its debt service requirements. Other companies in our industry may calculate EBITDA, differently, particularly as it relates to non-recurring, unusual items.

    EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity, or as an alternative to net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP.

    The following table provides a reconciliation of net income (computed in accordance with GAAP) to EBITDA:

                                                                                                          SIX MONTHS ENDED
                                                          YEARS ENDED DECEMBER 31,                            JUNE 30,
                                           --------------------------------------------------------       ----------------
                                           1999          2000         2001         2002        2003       2003        2004
                                           ----          ----         ----         ----        ----       ----        ----
                                                                           (IN THOUSANDS)
RECONCILIATION OF NET INCOME:
Net income..........................    $   6,207     $   4,336    $   1,694     $     863   $ 20,682    $  5,091   $ 11,188
Other (income) expense..............        1,561         1,330        4,308         5,677      6,364       2,400      8,648
Provision for income tax............        2,789         5,445        4,908         4,907     (1,798)      4,394      5,944
Depreciation and amortization.......       10,545        13,106       17,209        20,209     20,222      10,272     12,314
                                        ---------     ---------    ---------     ---------   --------    --------   --------
   EBITDA...........................    $  21,102     $  24,217    $  28,119     $  31,656   $ 45,470    $ 22,157   $ 38,094
                                        =========     =========    =========     =========   ========    ========   ========

(2) EBITDA margin equals EBITDA divided by net revenues.

(3) For purposes of calculating this ratio, earnings consists of the sum of (a) pretax income, (b) fixed charges and (c) amortization of capitalized interest, less the sum of interest capitalized. Fixed charges consists of
    (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, and (c) our estimate of the interest within rental expense.

(4) Total debt, including current portions, consists of the current and long-term portions of capital lease obligations and notes payable, including notes payable to related parties.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         The following discussion contains management's discussion and analysis of our results of operations and financial condition. On May 26, 2004, we completed the purchase of Charlie's Holding LLC, a newly formed entity that acquired Arizona Charlie's Decatur and Arizona Charlie's Boulder from Starfire Holding Corporation, which is wholly-owned by Mr. Icahn, and Mr. Icahn. Additionally, on that date, AREH contributed to us 100% of the capital stock of Stratosphere Corporation. These transactions represent a merger of entities under the common control of Carl C. Icahn. Accordingly, the historical cost basis of the underlying net assets was retained in the combination for all dates prior to May 26, 2004. Our financial statements for periods preceding the acquisitions were presented on a combined basis. As a result of obtaining the formal approval from the Nevada gaming authorities, the legal presentation now requires consolidation. Accordingly, our financial statements for all periods (including for periods preceding the acquisitions) are referred to as consolidated. Management's discussion and analysis should be read in conjunction with, and is qualified in its entirety by reference to, our audited financial statements and related notes. Except for historical information, the discussions in this section contain forward-looking statements that involve risks and uncertainties. Future results could differ materially from those discussed below for many reasons, including the risks described in "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

         We own and operate three gaming and entertainment properties in the Las Vegas metropolitan area. The three properties are the Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder. Each of our properties offers customers a value-oriented experience by providing competitive odds in our casinos, high-quality rooms in our hotels, award-winning dining facilities and, at the Stratosphere, an offering of entertainment attractions found nowhere else in Las Vegas.

         A majority of our revenues are generated by our casino operations. Two of our key drivers of gaming revenues are average win per slot machine per day and average win per table game per day. In order to increase these amounts and, therefore, our casino revenues, we seek to increase customer traffic to our properties.

RESULTS OF OPERATIONS

         The following table sets forth information derived from our consolidated statements of income expressed as a percentage of net revenues for the periods indicated.

         CONSOLIDATED STATEMENTS OF INCOME -- PERCENTAGE OF NET REVENUES

                                                                                        SIX MONTHS ENDED
                                                           YEARS ENDED DECEMBER 31,         JUNE 30,
                                                           ------------------------     ----------------
                                                           2001      2002      2003      2003      2004
                                                           ----      ----      ----      ----      ----
Revenues:
  Casino ..............................................    58.9%     57.2%     56.3%     56.7%     55.5%
  Hotel ...............................................    15.8      17.7      18.0      18.0      18.7
  Food and beverage ...................................    22.9      22.5      22.7      22.9      22.5
  Tower, retail and other income ......................    12.2      11.3      11.5      11.1      11.2
                                                          -----     -----     -----     -----     -----
     Gross revenues ...................................   109.8     108.7     108.5     108.7     107.9
  Less promotional allowances .........................     9.8       8.7       8.5       8.7       7.9
                                                          -----     -----     -----     -----     -----
     Net revenues .....................................   100.0%    100.0%    100.0%    100.0%    100.0%
Costs and expenses:
  Casino ..............................................    24.7      23.9      23.3%     23.5%     21.0%
  Hotel ...............................................     7.1       8.0       8.4       8.1       7.8
  Food and beverage ...................................    17.7      17.4      17.1      16.9      15.9
  Tower, retail and other operations ..................     6.5       6.0       5.3       5.6       4.4
  Selling, general and administrative .................    32.4      32.0      28.6      28.9      25.2
  Depreciation and amortization .......................     7.1       8.1       7.7       7.9       8.6
                                                          -----     -----     -----     -----     -----
     Total costs and expenses .........................    95.5      95.4      90.4      90.9      82.9
                                                          -----     -----     -----     -----     -----

                                                                                        SIX MONTHS ENDED
                                                           YEARS ENDED DECEMBER 31,         JUNE 30,
                                                           ------------------------      --------------
                                                           2001      2002      2003      2003      2004
                                                           ----      ----      ----      ----      ----
     Income from operations ...........................     4.5       4.6       9.6       9.1      17.1

Other income (expense):
  Interest income .....................................     0.7       0.2       0.2       0.2       0.6
  Interest expense ....................................    (2.5)     (2.4)     (2.1)     (2.1)     (6.3)
  Gain (loss) on disposal of assets ...................     0.0      (0.1)     (0.5)      0.1       0.1
                                                          -----     -----     -----     -----     -----
     Total other income (expense) .....................    (1.8)     (2.3)     (2.4)     (1.8)     (5.6)
                                                          -----     -----     -----     -----     -----
     Income before income taxes .......................     2.7       2.3       7.2       7.3      11.5
  Provision for income taxes ..........................     2.0       2.0      (0.7)      3.4       4.0
                                                          -----     -----     -----     -----     -----
     Net income .......................................     0.7%      0.3%      7.9%      3.9%      7.5%
                                                          =====     =====     =====     =====     =====

                                                                                                   SIX MONTHS ENDED
                                                          YEARS ENDED DECEMBER 31,                      JUNE 30,
                                                    ----------------------------------           -------------------
                                                    2001           2002           2003           2003           2004
                                                    ----           ----           ----           ----           ----
PROPERTY DATA:
Stratosphere
  Average number of slot machines ...........         1,476          1,505          1,459          1,478          1,411
  Average win per slot machine per day ......     $   85.37      $   90.74      $   91.73      $   89.17      $  102.32
  Average number of table games .............            46             48             50             50             48
  Average win per table game per day ........     $  984.58      $1,022.50      $1,016.50      $1,013.83      $1,157.95
  Average number of hotel rooms .............         1,994          2,444          2,444          2,444          2,444
  Average daily room rate ...................     $   48.54      $   48.28      $   51.17      $   51.78      $   57.03
  Average occupancy rate ....................          93.2%          89.6%          89.8%          88.1%          92.4%

Arizona Charlie's Decatur
  Average number of slot machines ...........         1,620          1,590          1,539          1,562          1,511
  Average win per slot machine per day ......     $   97.85      $   92.93      $  105.61      $  104.52      $  123.76
  Average number of table games .............            19             18             14             15             15
  Average win per table game per day ........     $  595.32      $  486.30      $  547.78      $  549.75      $  605.23
  Average number of hotel rooms .............           258            258            258            258            258
  Average daily room rate ...................     $   45.29      $   43.91      $   43.17      $   42.99      $   49.55
  Average occupancy rate ....................          77.3%          74.4%          85.3%          85.0%          90.8%

Arizona Charlie's Boulder
  Average number of slot machines ...........           797            812            838            839            844
  Average win per slot machine per day ......     $   61.96      $   65.53      $   79.16      $   76.95      $  106.22
  Average number of table games .............            13             12             13             13             14
  Average win per table game per day ........     $  472.21      $  468.20      $  441.77      $  463.22      $  452.71
  Average number of hotel rooms .............           303            303            303            303            303
  Average daily room rate ...................     $   39.51      $   42.97      $   43.32      $   42.25      $   48.44
  Average occupancy rate ....................          59.3%          55.2%          55.7%          51.8%          62.8%

SIX MONTHS ENDED JUNE 30, 2004 COMPARED TO SIX MONTHS ENDED JUNE 30, 2003

         Gross revenues for the six months ended June 30, 2004 were $160.1 million, an increase of $18.2 million, or 12.8% over the six months ended June 30, 2003. Gross revenues at the Stratosphere Casino Hotel & Tower for the six months ended June 30, 2004 were $97.7 million, or 61.0% of gross revenues, an increase of $9.5 million, or 10.7% over the six months ended June 30, 2003. Promotional allowances at the Stratosphere decreased 8.5% resulting in an increase in net revenues of $10.0 million or 12.3%. Gross revenues at Arizona Charlie's Decatur for the six months ended June 30, 2004 were $40.9 million, or 25.5% of gross revenues, an increase of $4.0 million, or 10.9%, as compared to the prior year. This increase was primarily due to an increase in casino revenues for the six months ended June 30, 2004 compared to the six months ended June 30, 2003. Gross revenues at Arizona Charlie's Boulder for the six months ended June 30, 2004 were $21.6 million, or 13.5% of gross revenues, an increase of $4.6 million, or 27.5% over the prior period. This increase was primarily due to an increase in slot revenues.

CASINO REVENUES

         Casino revenues during the six months ended June 30, 2004 totaled $82.4 million, or 51.5% of total revenues. This is an increase of $8.4 million, or 11.3%, as compared to the six months ended June 30, 2003. Slot machine revenues were $66.3 million, or 80.5% of total casino revenues, and tables game revenues were $12.8 million, or 15.5% of casino revenues for the six months ended June 30, 2004 as compared to slot machine revenues of $59.9 million and table games revenues of $11.8 million for the six months ended June 30, 2003.

         Casino revenues at the Stratosphere for the six months ended June 30, 2004 were $36.0 million, an increase of $2.3 million, or 6.9%, over the six months ended June 30, 2003, of which slot machine revenues were $24.9 million, or 69.2% of its casino revenues, and table game revenues were $10.1 million, or 27.9% of its casino revenues. For the six months ended June 30, 2003, Stratosphere had slot machine revenues of $23.7 million and table games revenues of $9.3 million. Average win per slot machine per day at Stratosphere for the six months ended June 30, 2004 was $102.32 as compared to $89.17 for the six months ended June 30, 2003. This was due to a 4.5% decrease in the number of units compared to the prior period combined with an increase in floor traffic.

         Casino revenues at Arizona Charlie's Decatur were $31.5 million for the six months ended June 30, 2004 as compared to $29.0 million for the six months ended June 30, 2003. For the six months ended June 30, 2004, slot machine revenue was $28.2 million, or 89.6% of its casino revenues, and table game revenues were $1.6 million, or 5.1% of casino revenues. For the six months ended June 30, 2003, at Arizona Charlie's Decatur slot machine revenue was 90.7% of casino revenues and table game revenues were 5.0% of casino revenues. Average win per slot machine per day at Arizona Charlie's Decatur increased from $104.52 for the six months ended June 30, 2003 to $123.76 for the six months ended June 30, 2004 due to a 3.3% decrease in the number of units compared to the prior period combined with an increase in floor traffic.

         Casino revenues at Arizona Charlie's Boulder for the six months ended June 30, 2004 were $14.8 million, an increase of $3.6 million as compared to $11.3 million for the six months ended June 30, 2003. Slot revenues were $13.2 million, or 88.6% of its casino revenues and table game revenues were $1.1 million or 7.5% of its casino revenues for the six months ended June 30, 2004 as compared to $10.0 million and $1.1 million, respectively, for the six months ended June 30, 2003. Average win per slot machine per day for the six months ended June 30, 2004 was $106.22, as compared to $76.95 for the prior period due to an increase in floor traffic.

NON-CASINO REVENUES

         Hotel revenues for the six months ended June 30, 2004 were $27.7 million or 17.3% of total revenues. This represented an increase of $4.2 million, or 17.6% from hotel revenues for the six months ended June 30, 2003. Hotel revenues at the Stratosphere totaled $23.4 million for the six months ended June 30, 2004 as compared to $20.2 million for the six months ended June 30, 2003, an increase of 16.1%. Stratosphere hotel occupancy during the period was 92.4%, as compared to 88.1% for the six months ended June 30, 2003. Average daily room rate, or ADR, for the Stratosphere increased from $51.78 for the six months ended June 30, 2003 to $57.03 for the six months ended June 30, 2004 due to an increase in room demand. Hotel revenues at Arizona Charlie's Decatur totaled $2.1 million for the six months ended June 30, 2004, an increase of $0.4 million, or 23.6%,from hotel revenues for the six months ended June 30, 2003. Occupancy increased from 85.0% for the six months ended June 30, 2003 to 90.8% for the six months ended June 30, 2004. Average daily rate for Arizona Charlie's Decatur increased for the six months ended June 30, 2004 by 15.2% to $49.55. Hotel revenues at Arizona Charlie's Boulder increased $0.5 million, or 29.2%, to $2.2 million for the six months ended June 30, 2004. Occupancy increased from 51.8% for the six months ended June 30, 2003 to 62.8% for the six months ended June 30, 2004. Average daily rate at Arizona Charlie's Boulder increased for the six months ended June 30, 2004 by 14.7% to $48.44.

         Food and beverage revenues for the six months ended June 30, 2004 totaled $33.4 million, or 20.9% of total revenues, as compared to $29.8 million and 21.0% of total revenues for the six months ended June 30, 2003 . Food and beverage revenues at the Stratosphere increased 10.4% from $21.1 million for the six months ended June 30, 2003 to $23.3 million for the six months ended June 30, 2004. This was due to a 4.7% increase in food covers and price increases at several venues at the Stratosphere. Food and beverage revenues at Arizona Charlie's Decatur increased 18.0% to $6.1 million for the six months ended June 30, 2004. This increase was due to a 7.7% increase in covers and increased prices. Food and beverage revenues at Arizona Charlie's Boulder increased $0.4 million, or 12.5% to $4.0 million for the six months ended June 30, 2004.

         Tower, retail and other revenues increased $2.0 million, or 14.0% for the six months ended June 30, 2004. Tower, retail and other revenues at Stratosphere increased 13.0%, from $13.2 million in the six months ended June 30, 2003 to $14.9 million for the six months ended June 30, 2004. Tower revenue increased $1.8 million, primarily due to the opening of our new thrill ride. Other operations decreased by $0.1 million due to less entertainment revenue. Retail and other revenues at Arizona Charlie's Decatur increased $0.2 million to $1.2 million and retail and other revenues at Arizona Charlie's Boulder increased $0.1 million to $0.5 million for the six months ended June 30, 2004.

PROMOTIONAL ALLOWANCES

         Promotional allowances represent the retail value of rooms, food and beverage, and other items that are provided to customers on a complimentary basis. Promotional allowances for the six months ended June 30, 2004 totaled $11.7 million, or 7.3% of gross revenues as compared to $11.4 million, or 8.0% of gross revenues for the six months ended June 30, 2003. Promotional allowances at the Stratosphere were $6.0 million, or 6.2% of its gross revenues, for the six months ended June 30, 2004, a decrease of 8.5% from $6.6 million, or 7.5% of its gross revenues for the six months ended June 30, 2003. This decrease was due primarily to less aggressive promotional policies. Promotional policies at Arizona Charlie's Decatur were more aggressive for the six months ended June 30, 2004 with an increase of $0.5 million to $3.6 million in allowances, or 8.8% of its gross revenues as compared to 8.3% of its gross revenues for the six months ended June 30, 2003. Promotional allowances for the six months ended June 30, 2004 at Arizona Charlie's Boulder were $2.1 million, or 9.9% of gross revenues, as compared to 10.4% for the six months ended June 30, 2003.

OPERATING EXPENSES

         Casino expense for the six months ended June 30, 2004 totaled $31.2 million, or 37.8% of total casino revenues as compared to $30.6 million, or 41.4% of total casino revenues, for the six months ended June 30, 2003. Combined casino operating expenses were primarily comprised of salaries, wages and benefits, and operating expenses of the casinos. Casino operating expenses at the Stratosphere were $15.0 million, or 41.5% of its casino revenues, for the six months ended June 30, 2004 as compared to $14.8 million, or 43.7% of its casino revenues, for the six months ended June 30, 2003. This increase of $0.2 million, or 1.4%, in casino operating expenses is due primarily to increased revenue taxes relating to higher gaming revenues. Casino expenses at Arizona Charlie's Decatur decreased $0.1 million, or 1.7% of its casino revenues for the six months ended June 30, 2004. Casino expenses at Arizona Charlie's Boulder increased $0.5 million, or 7.9%, but were only 42.0% of its casino revenues for the six months ended June 30, 2004 as compared to 51.3% of casino revenues for the six months ended June 30, 2003. This is primarily due to a reduction in the cost of employee benefits.

         Selling, general and administrative expenses decreased $0.5 million or 1.2% for the six months ended June 30, 2004. Selling, general and administrative expenses at the Stratosphere were $22.7 million, or 23.3% of its gross revenues, for the six months ended June 30, 2004 as compared to $22.3 million, or 25.3% of its gross revenues, for the six months ended June 30, 2003. This decrease of $0.4 million or 1.8% in selling, general and administrative expenses was due primarily to a decrease in complimentaries. Selling, general and administrative expenses at Arizona Charlie's Decatur were $9.1 million, or 22.3% of its gross revenues for the six months ended June 30, 2004 as compared to $9.4 million, or 25.4% of its gross revenues for the six months ended June 30, 2003. Selling, general and administrative expenses at Arizona Charlie's Boulder totaled $5.5 million, or 25.4% of gross revenues for the six months ended June 30, 2004 as compared to $6.1 million or 35.9% of gross revenues, for the six months ended June 30, 2003.

INCOME FROM OPERATIONS

         Income from operations for the six months ended June 30, 2004 was $25.8 million, an increase of $13.9 million, or 116.9%, from the six months ended June 30, 2003. Income from operations at the Stratosphere for the six months ended June 30, 2004 was $15.6 million as compared to $8.0 million for the six months ended June 30, 2003. This increase of $7.6 million, or 94.4%, was due to increased revenues and cost containment programs. Income from operations at Arizona Charlie's Decatur for the six months ended June 30, 2004 was $8.5 million as compared to $6.8 million for the six months ended June 30, 2003. This increase of $1.7 million, or 24.8%, was due to increased slot revenues. Income from operations at Arizona Charlie's Boulder for the six months ended June 30, 2004 was $1.7 million as compared to a loss of $2.9 million for the six months ended June 30, 2003. This increase was primarily due to increased slot revenues and reduced selling, general, and administrative expenses.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

         Gross revenues for the year ended December 31, 2003 amounted to $285.1 million, an increase of $13.1 million, or 4.8%, over the year ended December 31, 2002. Gross revenues at the Stratosphere for the year ended December 31, 2003 were $176.4 million, or 61.9% of gross revenues, an increase of $5.7 million as compared to revenues for the year ended December 31, 2002. Gross revenues at Arizona Charlie's Decatur for the year ended December 31, 2003 were $73.9 million, or 25.9% of combined gross revenues, an increase of $2.7 million as compared to the year ended December 31, 2002. This increase of 3.7% in gross revenues at Arizona Charlie's Decatur was primarily attributable to an increase in casino revenues. Gross revenues at Arizona Charlie's Boulder for the year ended December 31, 2003 were $34.8 million, or 12.2% of gross revenues, an increase of $4.7 million as compared to the year ended December 31, 2002. This increase of 15.8% as primarily due to the increased slot coin in and increased hold percentage compared to the year ended December 31, 2002.

CASINO REVENUES

         Casino revenues during the year ended December 31, 2003 totaled $147.9 million, an increase of $4.8 million over the year ended December 31, 2002. Slot machine revenues were $119.6 million, or 80.9% of casino revenues, and table game revenues were $23.6 million, or 16.0% of casino revenues, for the year ended December 31, 2003 as compared to $115.6 million and $23.3 million, respectively, for the year ended December 21, 2002.

         Casino revenues at the Stratosphere for the year ended December 31,2003 were $66.5 million, a decrease of $.7 million, or 1.1%, over the year ended December 31, 2002, of which slot machine revenues were $46.6 million, or 70.0% of its casino revenues, and table game revenues were $18.6 million, or 27.9% of its casino revenues as compared to $48.7 million and $18.0 million, respectively, for the year ended December 31, 2002. Average win per slot machine per day at Stratosphere for the year ended December 31, 2003 was $91.73 which was an increase over the prior year of $90.74 due to a 3% decrease in the number of units compared to the prior year. Casino revenues at Arizona Charlie's Decatur for the year ended December 31, 2003 were $57.7 million, an increase of $1.6 million as compared to the year ended December 31, 2002, of which slot machine revenues were $52.4 million, or 90.7% of its casino revenues, and table game revenues were $2.9 million, or 5.0% of its casino revenues as compared to $49.6 million and $3.2 million, respectively, for the year ended December 31, 2002. Average win per slot machine per day at Arizona Charlie's Decatur for the year ended December 31, 2003 as $105.61, as compared to the average win per slot machine per day of $92.93 for 2002. Casino revenues at Arizona Charlie's Boulder for the year ended December 31, 2003 were $23.7 million, an increase of $4.0 million as compared to the year ended December 31, 2002. For the year ended December 31, 2003, slot machine revenues were $20.6 million, or 87.2% of its casino revenues, and table game revenues were $2.2 million, or 9.2% of its casino revenues as compared to $17.4 million and $2.1 million, respectively, for the year ended December 31, 2002. Average win per slot machine per day at Arizona Charlie's Boulder for the year ended December 31, 2003 was $79.16, as compared to the average win per slot machine per day of $65.53 for 2002.

NON-CASINO REVENUES

         Hotel revenues totaled $47.3 million, or 16.6% of gross revenues, for the year ended December 31, 2003 as compared to $44.3 million, or 16.3% of gross revenues for the year ended December 31, 2002. Hotel revenues at the Stratosphere totaled $40.6 million for the year ended December 31, 2003 as compared to $38.1 million for the year ended December 31, 2002. Stratosphere hotel occupancy during the period was 89.8%, as compared to 89.6% for the year ended December 31, 2002. As a result of the increased room capacity, average daily room rate increased from $48.28 for the year ended December 31, 2002 to $51.17 for the year ended December 31, 2003. Hotel revenues at Arizona Charlie's Decatur were $3.4 million for the year ended December 31, 2003, an increase of 15.6% from the previous year. This is a result of an increase in average occupancy rate from 74.4% to 85.3%. Hotel revenues at Arizona Charlie's Boulder were $3.3 million for the year ended December 31, 2003 as compared to $3.3 million for the year ended December 31, 2002. The occupancy rate for Arizona Charlie's Boulder increased from 55.2% for the year ended December 31, 2002 to 55.7% for the year ended December 31, 2003 and resulted in an increase in the ADR from $42.97 to $43.32.

         Food and beverage for the year ended December 31, 2003 totaled $59.6 million, or 20.9% of combined gross revenues, as compared to $56.3 million, or 20.7% of gross revenues, for the year ended December 31, 2002. Food and beverage revenues at the Stratosphere increased 6.5% from $39.7 million for the year ended December 31, 2002 to $42.3 million for the year ended December 31, 2003, due to an increase in food covers of 0.6%, while the average revenue per cover increased 5.9%. At Arizona Charlie's Decatur, food and beverage revenues were $10.4 million for both years ended December 31, 2003 and 2002. At Arizona Charlie's Boulder, food and beverage revenues were $7.0 million for the year ended December 31, 2003, an increase of $.7 million, or 10.7%, from the year ended December 31, 2002.

         Tower, retail and other revenues increased $2.1 million to $30.3 million for the year ended December 31, 2003. Tower, retail and other revenues at Stratosphere increased 5.4%, from $25.7 million in the year ended December 31, 2002 to $27.1 million for the year ended December 31, 2003. The combined retail and other revenues increased at Arizona Charlie's Decatur to $2.4 million, or 34.2% and Arizona Charlie's Boulder increased $.1 million, or 10.1% of revenues.

PROMOTIONAL ALLOWANCES

         Promotional allowances provided to gaming patrons for the year ended December 31, 2003 and 2002 totaled $22.3 million and $21.9 million, respectively, and are recorded in our financial statements as a reduction of gross revenues. Promotional allowances represent the retail value of rooms, food and beverage, and other items that are provided to customers on a complimentary basis.

         Promotional allowances at the Stratosphere were $12.7 million, or 7.2% of its gross revenues, for the year ended December 31, 2003, a decrease of 11.2% from $14.3 million, or 8.4% of its gross revenues for the year ended December 31, 2002. This decrease was due primarily to less aggressive promotional policies.

         Promotional allowances at Arizona Charlie's Decatur were $6.0 million for the year ended December 31, 2003, or 8.2% of its gross revenues, compared to $5.0 million, or 7.0% of its gross revenues for the year ended December 31, 2002. This increase is primarily due to an increase in play due to our "Action Cash" program implemented in July 2003.

         Promotional allowances at Arizona Charlie's Boulder were $3.5 million for the year ended December 31, 2003, or 10.1% of its gross revenues, compared to $2.6 million, or 8.7% of its gross revenues for the year ended December 31, 2002. This increase is primarily due to an increase in play due to our "Action Cash" program implemented in July, 2003.

OPERATING EXPENSES

         Casino operating expense for the year ended December 31, 2003 totaled $61.3 million, or 41.4% of combined casino revenues, as compared to $59.9 million, or 41.9% of casino revenues, for the year ended December 31, 2002. Casino operating expenses were primarily comprised of salaries, wages and benefits, and operating expenses of the casinos.

         Casino operating expenses at the Stratosphere were $29.6 million, or 44.6% of its casino revenues, for the year ended December 31, 2003 as compared to $29.0 million, or 43.1% of its casino revenues, for the year ended December 31, 2002. This increase of $.6 million, or 2.2% in casino expenses is due primarily to increases in complimentaries. Casino operating expenses at Arizona Charlie's Decatur were $20.0 million, or 34.6% of its casino revenues, for the year ended December 31, 2003 as compared to $21.3 million, or 37.9% of its casino revenues, for the year ended December 31, 2002. This decrease was due primarily to cost reductions. Casino operating expenses at Arizona Charlie's Boulder were $11.7 million, or 49.3% of its casino revenues, for the year ended December 31, 2003 as compared to $9.6 million, or 48.9% of its casino revenues, for the year ended December 31, 2002.

         Selling, general and administrative expenses for the year ended December 31, 2003 were $75.0 million, or 26.3% of combined gross revenues, as compared to $80.0 million, or 29.4% of gross revenues, for the year ended December 31, 2002. Selling, general and administrative expenses at the Stratosphere were $44.9 million, or 25.4% of its gross revenues, for the year ended December 31, 2003 as compared to $45.9 million, or 26.9% of its gross revenues, for the year ended December 31, 2002. Selling, general and administrative expenses at Arizona Charlie's Decatur were $18.4 million, or 24.9% of its gross revenues, for the year ended December 31,2003, as compared to $19.5 million, or 27.3% of its gross revenues, for the year ended December 31, 2002. General and administrative expenses at Arizona Charlie's Boulder were $11.7 million, or 33.6% of its gross revenues, as compared to $14.6 million, or 48.7% of its gross revenues, for the prior year.

INCOME FROM OPERATIONS

         Operating income for the year ended December 31, 2003 was $25.2 million as compared to operating income of $11.4 million for the year ended December 31, 2002. Operating income at the Stratosphere for the year ended December 31, 2003 was $15.5 million as compared to $11.3 million for the year ended December 31, 2002. This increase was primarily due to an increase in hotel revenues, increased building rents, lower promotions and lower depreciation. Operating income at Arizona Charlie's Decatur for the year ended December 31, 2003 was $14.0 million as compared to $8.8 million for the year ended December 31, 2002. This increase was due to an increase in casino revenues and reduced food and beverage expenses. For the years ended December 31, 2003 and December 31, 2002, Arizona Charlie's Boulder incurred operating losses of $4.3 million and $8.6 million, respectively. The reduced loss was due to increased casino revenues and reduced selling, general, and administrative expenses.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

         The Las Vegas market experienced a significant drop in visitor volume over the four months following the September 11, 2001 terrorist attacks as compared to the same period in 2000, with smaller decreases through the remaining months of 2002.

         Gross revenues for the year ended December 31, 2002 were $271.9 million, an increase of $5.7 million, or 2.1%, as compared to the year ended December 31, 2001. Gross revenues at the Stratosphere for the year ended December 31, 2002 were $170.7 million, or 62.8% of gross revenues, an increase of $14.5 million as compared to the year ended December 31, 2001. This increase was primarily due to an increase in hotel revenues as a result of the hotel expansion of 1,000 rooms which opened in June 2001. Gross revenues at Arizona Charlie's Decatur for the year ended December 31, 2002 were $71.2 million, or 26.2% of gross revenues, a decrease of $8.8 million as compared to the year ended December 31, 2001. This decrease was primarily due to a decrease in casino revenues for the year ended December 31, 2002 as compared to the year ended December 31, 2001. Gross revenues at Arizona Charlie's Boulder for the year ended December 31, 2002 were $30.0 million, or 11.0% of gross revenues, approximately the same as revenues for the year ended December 31, 2001.

CASINO REVENUES

         Casino revenues during the year ended December 31, 2002 were $143.1 million, an increase of $0.1 million as compared to the year ended December 31, 2001. Slot machine revenues were $118.2 million, or 82.6% of casino revenues, and table game revenues were $23.3 million, or 16.3% of the casino revenues, for the year ended December 31, 2002 as compared to $115.1 million and $22.9 million, respectively, for the year ended December 31, 2001.

         Casino revenues at the Stratosphere for the year ended December 31, 2002 were $67.2 million, an increase of $5.7 million, or 9.3%, as compared to the year ended December 31, 2001, primarily due to an increase in customer traffic. For the year ended December 31, 2002, slot machine revenues were $48.7 million, or 72.4% of its casino revenues, and table game revenues were $18.0 million, or 26.8% of its casino revenues, as compared to $43.7 million and $16.5 million, respectively, for the year ended December 31, 2001. Average win per slot machine per day at the Stratosphere for the year ended December 31, 2002 was $90.74 as compared to $85.37 for 2001. Average win per table per day at the Stratosphere for the year ended December 31, 2002 was $1,022.50 as compared to $984.58 for 2001. Casino revenues at Arizona Charlie's Decatur for the year ended December 31, 2002 were $56.1 million, a decrease of $5.6 million as compared to the year ended December 31, 2001 primarily due to a tightening of our complimentary policies. For the year ended December 31, 2002, slot machine revenues were $51.2 million, or 91.3% of casino revenues at Arizona Charlie's Decatur, and table game revenues were $3.2 million, or 5.7% of its casino revenues as compared to $54.3 million and $4.1 million, respectively, for the year ended December 31, 2001. Average win per slot machine per day at Arizona Charlie's Decatur for the year ended December 31, 2002 was $92.93, as compared to $97.85 for 2001. This decline was primarily due to a decrease in slot play as a result of tightening our complimentary policy. Casino revenues at Arizona Charlie's Boulder for the year ended December 31, 2002 were $19.7 million, which was flat as compared to the year ended December 31, 2001. For the year ended December 31, 2002, slot machine revenues were $18.3 million, or 92.9% of its casino revenues, and table game revenues were $2.1 million, or 10.4% of its casino revenues, as compared to $17.1 million and $2.2 million, respectively, for the year ended December 31, 2001. Average win per slot machine per day at Arizona Charlie's Boulder for the year ended December 31, 2002 was $65.53 as compared to $61.96 for 2001.

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NON-CASINO REVENUES

         Hotel revenues totaled $44.3 million, or 16.3% of gross revenues, for the year ended December 31, 2002 as compared to $38.3 million, or 14.4% of combined gross revenues, for the year ended December 31, 2001. Hotel revenues at the Stratosphere totaled $38.1 million for the year ended December 31, 2002 as compared to $32.0 million for the year ended December 31, 2001. Stratosphere hotel occupancy during the period was 89.6%, as compared to 93.2% for the year ended December 31, 2001. ADR decreased from $48.54 for 2001 to $48.28 for 2002. Hotel revenues at Arizona Charlie's Decatur were $2.9 million for the year ended December 31, 2002, a decrease of 4.8% from the previous year. Hotel revenues at Arizona Charlie's Boulder were $3.3 million for the year ended December 31, 2002 as compared to $3.2 million for the year ended December 31, 2001.

         Food and beverage revenues for the year ended December 31, 2002 were $56.3 million, or 20.7% of gross revenues, as compared to $55.5 million, or 20.8% of gross revenues, for the year ended December 31, 2001. Food and beverage revenues at the Stratosphere increased 8.8% from $36.5 million for the year ended December 31, 2001 to $39.7 million for the year ended December 31, 2002, primarily due to an 8.6% increase in average revenue per cover offset, in part, by a 0.6% decrease in food covers. At Arizona Charlie's Decatur, food and beverage revenues were $10.4 million for the year ended December 31, 2002, a decrease of $2.2 million, or 17.7%, from the year ended December 31, 2001 primarily due to the tightening of our complimentary policies. At Arizona Charlie's Boulder, food and beverage revenues were $6.3 million for the year ended December 31, 2002, a decrease of $0.1 million, or 1.4%, for the year ended December 31, 2001.

         Tower, retail and other revenues decreased $1.3 million to $28.2 million for the year ended December 31, 2002.

PROMOTIONAL ALLOWANCES

         Promotional allowances provided to gaming patrons for the years ended December 31, 2002 and 2001 were $21.9 million and $23.7 million, respectively.

         Promotional allowances at the Stratosphere were $14.3 million, or 8.4% of its gross revenues, for the year ended December 31, 2002, a decrease of 1.5% from $14.6 million, or 9.3% of its gross revenues, for the year ended December 31, 2001. This decrease was primarily due to less aggressive promotional policies. Promotional allowances at Arizona Charlie's Decatur were $5.0 million for the year ended December 31, 2002, or 7.0% of its gross revenues, compared to $6.6 million, or 8.3% of its gross revenues, for the year ended December 31, 2001. This decrease was primarily due to a tightening of its complimentary policies. Promotional allowances at Arizona Charlie's Boulder were $2.6 million for the year ended December 31, 2002, or 8.7% of its gross revenues, compared to $2.5 million, or 8.4% of its gross revenues, for the year ended December 31, 2001.

OPERATING EXPENSES

         Casino operating expense for the year ended December 31, 2002 totaled $59.9 million, or 41.9% of casino revenues, as compared to $60.0 million, or 42.0% of casino revenues, for the year ended December 31, 2001.

         Casino operating expenses at the Stratosphere were $29.0 million, or 43.1% of its casino revenues, for the year ended December 31, 2002 as compared to $27.0 million, or 43.8% of its casino revenues, for the year ended December 31, 2001. This increase was primarily due to increases in complimentary and promotional expenses related to increased promotional events, many of which were

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
undertaken to increase customer traffic following September 11, 2001. Casino operating expenses at Arizona Charlie's Decatur were $21.3 million, or 37.9% of its casino revenues, for the year ended December 31, 2002 as compared to $23.1 million, or 37.4% of its casino revenues, for the year ended December 31, 2001. This decrease was primarily due to cost reduction efforts as a result of technology improvements and staffing reductions. Casino operating expenses at Arizona Charlie's Boulder were $9.6 million, or 48.9% of its casino revenues, for the year ended December 31, 2002 as compared to $10.0 million, or 50.7% of its casino revenues, for the year ended December 31, 2001. This decrease was primarily due to staffing reductions.

         Selling, general and administrative expenses for the year ended December 31, 2002 were $80.0 million, or 29.4% of gross revenues, as compared to $78.7 million, or 29.6% of gross revenues, for the year ended December 31, 2001. Selling, general and administrative expenses at the Stratosphere were $45.7 million, or 26.9% of its gross revenues, for the year ended December 31, 2002 as compared to $46.1 million, or 29.5% of its gross revenues, for the year ended December 31, 2001. Selling, general and administrative expenses at Arizona Charlie's Decatur were $19.5 million, or 27.3% of its gross revenues, for the year ended December 31, 2002, as compared to $19.5 million, or 24.3% of its gross revenues, for the year ended December 31, 2001. Selling, general and administrative expenses at Arizona Charlie's Boulder were $14.6 million, or 48.7% of its gross revenues, as compared to $13.2 million, or 43.8% of its gross revenues, for the prior year. Selling, general and administrative expenses at the Arizona Charlie's Boulder property increased year over year primarily due to an increase in healthcare costs of $0.9 million.

INCOME FROM OPERATIONS

         Operating income for the year ended December 31, 2002 was $11.4 million as compared to $10.9 million for the year ended December 31, 2001. Operating income at the Stratosphere for the year ended December 31, 2002 was $11.3 million as compared to $4.6 million for the year ended December 31, 2001. This increase was primarily due to the hotel expansion which resulted in an increase in all revenue categories. Operating income at Arizona Charlie's Decatur for the year ended December 31, 2002 was $8.8 million as compared to $13.7 million for the year ended December 31, 2002. This decrease was primarily due to a decrease in net revenues of $7.1 million and offset, in part, by cost reductions of $1.8 million. For the years ended December 31, 2002 and December 31, 2001, Arizona Charlie's Boulder incurred operating losses of $8.6 million and $7.3 million, respectively. The increased operating loss at Arizona Charlie's Boulder was primarily due to an increase in employee healthcare benefits of $1.1 million.

LIQUIDITY AND CAPITAL RESOURCES

         We completed the acquisitions of three Las Vegas, Nevada gaming and entertainment properties from affiliated parties on May 26, 2004. We applied the net proceeds from the offering of our $215 million principal amount of 7.85% senior secured notes due 2012 to pay the acquisition price for two of the properties, repay indebtedness owed to our parent, to make a distribution to our parent and to pay fees and expenses of the offering.

         Pending consummation of the acquisitions, the perfection of security interests in the assets of the properties acquired, the receipt of all necessary approvals of the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board and certain other events, the net proceeds of the offering, were held in escrow in a note proceeds account, together with an additional amount sufficient to fund a special redemption obligation if, among other things, the acquisitions were not completed by August 31, 2004. Upon closing of the acquisitions, perfection of such security interests, receipt of necessary approvals of the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board and such other events, the funds held in escrow in the note proceeds

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
account and additional cash on hand were used in connection with the acquisitions, to repay intercompany indebtedness, to fund distribution to our parent company and to pay related fees and expenses.

         At June 30, 2004, we had cash and cash equivalents of $49.2 million. Upon the release of funds from the escrow account, we retained an amount equal to accrued interest through the date of release, May 26, 2004, plus an amount equal to estimated unpaid fees and expenses related to the notes offering. Our capital expenditures for 2003 were $33.5 million. We currently anticipate capital expenditures for 2004 and 2005 to be approximately $15.0 million for each year.

         We expect to fund our operating and capital needs, as currently contemplated, with operating cash flows and, if necessary, borrowings under our senior secured revolving credit facility entered into by American Casino & Entertainment Properties LLC, as borrower and certain of its subsidiaries, as guarantors. The senior secured revolving credit facility allows for borrowings of up to $20.0 million, subject to us complying with financial and other covenants, until January 29, 2008.

         We met our capital requirements in 2003 through net cash from operating activities. For the six months ended June 30, 2004, net cash provided by operating activities totaled approximately $24.1 million and cash used for investing activities totaled $5.2 million, compared to approximately $22.2 million provided by operating activities and $4.8 million used in investing activities for the six months ended June 30, 2003.

         Management believes borrowings available under the senior secured revolving credit facility and operating cash flows will be adequate to meet our anticipated future requirements for working capital, capital expenditures and scheduled interest payments on the notes and under the senior secured revolving credit facility, lease payments and other permitted indebtedness at least through the next twelve months. Although no additional financing is currently contemplated, we will seek, if necessary and to the extent permitted under the indenture governing the notes and the terms of the senior secured revolving credit facility, additional financing through bank borrowings or debt or equity financings. However, additional financing, if needed, may not be available to us, or if available, the financing may not be on terms favorable to us. Our estimates of our reasonably anticipated liquidity needs may not be accurate and new business developments or other unforeseen events may occur, resulting in the need to raise additional funds.

         The following table summarizes contractual obligations and commitments to make future payments under certain contracts, including long-term debt obligations, and operating leases at June 30, 2004.

                                                                      PAYMENTS DUE BY PERIOD
                                                --------------------------------------------------------------------
                                                               LESS THAN                                      AFTER
 CONTRACTUAL OBLIGATIONS AND COMMITMENTS        TOTAL           1 YEAR        1-3 YEARS       4-5 YEARS      5 YEARS
 ---------------------------------------        -----           ------        ---------       ---------      -------
                                                                          (IN THOUSANDS)
Long-term debt..........................    $     215,000    $        --    $         --    $         --   $ 215,000
Capital leases..........................           11,358            665           1,995           1,288       7,362
                                            -------------    -----------    ------------    ------------   ---------
Total cash obligations..................    $     226,358    $       665    $      1,995    $      1,337   $ 222,362
                                            =============    ===========    ============    ============   =========

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

CRITICAL ACCOUNTING POLICIES

         Our consolidated financial statements are prepared in accordance with GAAP, which requires management to make estimates and assumptions about the effects of matters that are inherently uncertain. We have summarized our significant accounting policies in note 1 to our combined financial statements. Of the accounting policies, we believe the following may involve a higher degree of judgment and complexity.

         Revenue Recognition. Casino revenues represent the net win from gaming activities, which is the difference between gaming wins and losses. Hotel and other revenues are recognized at the time the related service is performed.

         Property and Equipment. At June 30, 2004, we had approximately $322.0 million of net property and equipment recorded on our balance sheet. We depreciate our assets on a straight-line basis over their estimated useful lives. The estimate of the useful lives is based on the nature of the asset as well as our current operating strategy. Future events, such as property expansions, new competition and new regulations, could result in a change in the manner in which we use certain assets, which could require a change in the estimated useful lives of such assets. In assessing the recoverability of the carrying value of property and equipment, we must make assumptions regarding estimated future cash flows and other factors. If these estimates or the related assumptions change in the future, we may be required to record impairment charges for these assets.

         Slot Club Liability. We offer a program whereby participants can accumulate points for casino wagering that can currently be redeemed for cash, lodging, food and beverages, and merchandise. A liability is recorded for the estimate of unredeemed points based upon redemption history at our casinos. Changes in the program, increases in membership and changes in the redemption patterns of the participants can impact this liability. Points expire after twelve months.

         Litigation, Claims and Assessment. We also utilize estimates for litigation, claims and assessments. These estimates are based upon management's knowledge and experience about past and current events and also upon reasonable future events. Actual results may differ from those estimates.

QUALITATIVE AND QUANTITATIVE INFORMATION ABOUT MARKET RISK

         Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. Our primary exposure to market risk is interest rate risk associated with our long-term debt.

         As of March 31, 2004, Stratosphere had an intercompany note payable to AREH of $76.3 million, which bore interest at a rate of 90-day LIBOR plus a spread of 3.0%. Upon the closing of the acquisitions, we repaid this note. All of our debt is at a fixed rate of interest. We can borrow, from time to time, up to $20.0 million under the senior secured revolving credit facility for working capital purposes. At March 31, 2004, we could not borrow under the facility, pending completion of the acquisitions. At June 30, 2004, there was not any amount outstanding under the facility.

         The fair value of our long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to us for debt of the same remaining maturities. Based on the borrowing rates currently available to us for debt with similar terms and average maturities, the estimated fair value of long-term debt outstanding is approximately $219 million as of June 30, 2004.

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         We do not invest in derivative financial instruments, interest rate swaps or other investments that alter interest rate exposure.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In August 2001, the FASB issued SFAS No. 143, Accounting for Obligations Associated with the Retirement of Long-Lived Assets. Under SFAS No. 143, the fair value of a liability for an asset retirement obligation is required to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. We adopted SFAS No. 143 on January 1, 2003. Adoption of SFAS No. 143 did not have a material impact on our financial condition, results of operations or cash flows.

         In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other matters, SFAS No. 145 addresses the presentation for gains and losses on early retirements of debt in the statement of operations. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. Adoption of SFAS No. 145 did not have a material impact on our financial condition, results of operations or cash flows.

         In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. The provisions of SFAS No. 146 became effective for exit or disposal activities commenced subsequent to December 31, 2002. We do not have any such activities and therefore do not expect any impact on our financial condition, results of operations or cash flows.

         In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of SFAS Nos. 5, 57 and 107 and a rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on our combined financial statements. The disclosure requirements are effective for financial statements of interim and annual periods ending after December 31, 2002.

         In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure, an amendment of SFAS No.
123. This Statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures of the effect of the fair value method in both annual and interim financial statements. We do not anticipate the adoption of this Statement to have a material impact upon the combined financial statements.

         In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51. This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. For nonpublic enterprises, such as us, with a variable interest in a variable interest entity created before February 1, 2003, the Interpretation is applied to the enterprise no later than the end of the first annual reporting period beginning after June 15, 2003. The application of this Interpretation is not expected to have a material effect on our financial statements. The Interpretation requires certain disclosures in financial statements

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

issued after January 31, 2003 if it is reasonably possible that we will consolidate or disclose information about variable interest entities when the Interpretation becomes effective. We do not believe that we have any variable interest entities.

         In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that companies classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The provisions of this Statement are effective for financial instruments entered into or modified after May 31, 2003, and otherwise are effective at the beginning of the first interim period beginning after December 15, 2003. The impact of this Statement is not expected to have a significant effect on our financial statements.

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

                                    BUSINESS

OUR COMPANY

         We own and operate three gaming and entertainment properties in the Las Vegas metropolitan area. The three properties include the Stratosphere, which is located on the Las Vegas Strip and caters to visitors to Las Vegas, and two off-Strip casinos, Arizona Charlie's Decatur and Arizona Charlie's Boulder, which cater primarily to residents of Las Vegas and the surrounding communities. The Stratosphere is one of the most recognized landmarks in Las Vegas and our two Arizona Charlie's branded properties are well-recognized casinos in their respective marketplaces. Each of our properties offers customers a value-oriented experience, by providing competitive odds in our casinos, high-quality rooms in our hotels, award-winning dining facilities and, at the Stratosphere, an offering of entertainment attractions found nowhere else in Las Vegas. We believe the value we offer our patrons, together with a strong focus on customer service, will enable us to continue to attract customer traffic to our properties.

         We are a holding company that was incorporated in Delaware on December 29, 2003 for the purpose of acquiring the entities that own and operate the Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder. The Stratosphere was a direct subsidiary of AREH. AREP and API, together, own 100% of AREH. The entities that own Arizona Charlie's Decatur and Arizona Charlie's Boulder have been indirect subsidiaries of Mr. Icahn and his affiliates since September 1998 and January 2000, respectively. We are a subsidiary of AREP, a New York Stock Exchange-listed company with over $2.0 billion in assets at March 31, 2004 and after giving effect to an offering by it of 8?% Senior Notes due 2012, which was completed on May 12, 2004, and the acquisitions and related transactions. Mr. Icahn owns over 86% of AREP's outstanding depositary units and preferred units.

         American Casino & Entertainment Properties Finance Corp., a Delaware corporation, is a wholly owned subsidiary of American Casino & Entertainment Properties LLC with no operations. American Casino & Entertainment Properties Finance Corp. was formed solely for the purpose of serving as co-issuer of debt securities of American Casino & Entertainment Properties LLC in order to facilitate offerings of such debt securities. Other than as a co-issuer of the notes, American Casino & Entertainment Properties Finance Corp. does not have any operations or assets and does not have any revenues.

THE LAS VEGAS MARKET

         Las Vegas is one of the fastest-growing and largest entertainment markets in the country. Las Vegas hotel occupancy rates are among the highest of any major market in the United States. We believe that the Las Vegas gaming market has two distinct sub-segments: the tourist market, which tends to be concentrated on the Las Vegas Strip and the local market, which tends to be located in the areas surrounding the Las Vegas Strip, including Boulder Strip and North Las Vegas.

TOURIST MARKET

         According to the Las Vegas Convention and Visitors Authority, or LVCVA, the number of visitors traveling to Las Vegas has increased over the last ten years from 21.9 million visitors in 1992 to 35.1 million visitors in 2002, a compound annual growth rate of 4.8%. The number of hotel and motel rooms in Las Vegas has increased by over 65% from 76,523 at the end of 1992 to 126,787 at the end of 2002, giving Las Vegas the most hotel and motel rooms of any metropolitan area in the world. Despite this significant increase in the supply of rooms, the Las Vegas hotel occupancy rate exceeded 88% for each of the years from 1992 through 2002.

         Las Vegas Strip gaming revenues have grown as Las Vegas visitations and hotel room count have

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

grown. Between 1992 and 2002, gaming revenues on the Las Vegas Strip experienced a compound annual growth of 5.9%

         According to the LVCVA, Las Vegas has been the United States' top-ranked destination for trade shows for the last nine years. The number of trade show attendees in Las Vegas increased from approximately 2.0 million in 1992 to 5.1 million in 2002, representing a compound annual growth rate of 10.0%. Attendees spent approximately $5.9 billion in 2002.

         We believe that the growth in the Las Vegas tourist market has been enhanced by a dedicated program of the LVCVA and major Las Vegas hotels to promote Las Vegas as an exciting vacation and convention site, the increased capacity of McCarran International Airport and the introduction of large, themed destination resorts in Las Vegas.

         The Robert N. Broadbent Las Vegas Monorail, a driverless, state-of-the art urban public transportation system is expected to become operational in early 2004. The monorail will initially operate on a route approximately four miles long, running along the east side of the Las Vegas Strip from the Sahara Hotel to the MGM Grand. We anticipate that the monorail will significantly reduce traffic congestion on the Las Vegas Strip. Plans have been announced to eventually extend the monorail to downtown Las Vegas at its northern end and McCarran International Airport at its southern end.

LOCAL MARKET

         Nevada has been the fastest-growing state in the United States for the last 17 years and has enjoyed a strong economy and demographics that include an increasing number of retirees and other active gaming patrons. A majority of Nevada's growth has occurred in Las Vegas. The population of Clark County has grown from 873,730 in 1992 to 1,560,653 in 2002, a compound annual growth rate of 6.0%. In comparison, the United States population increased at a compound annual growth rate of 1.2% during this period. In 2002, median household income in Clark County was $43,765, compared with the national median income of $43,057.

         Gaming revenues have increased along with population growth. Between 1992 and 2002, gaming revenues in the Las Vegas local market, comprised of Boulder Highway and North Las Vegas, experienced a compound annual growth rate of 15.7%.

OUR GAMING AND ENTERTAINMENT PROPERTIES

      Stratosphere

         The Stratosphere is situated on approximately 31 acres of land located at the northern end of the Las Vegas Strip and is a tourist-oriented gaming and entertainment destination property. The Stratosphere operates the Stratosphere Tower, a hotel, casino and a retail center.

         The Stratosphere is centered around the Stratosphere Tower, the tallest free-standing observation tower in the United States. Standing 1,149 feet above the Las Vegas Strip, the Stratosphere Tower is visible from all directions, including from the McCarran International Airport.

      Casino

         The Stratosphere's casino contains approximately 80,000 square feet of gaming space, with approximately 1,416 slot machines, 50 table games, a 125-seat race and sports book and a Keno lounge. Eight themed restaurants and four bars, two of which feature live entertainment are all located adjacent to

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

the casino. These facilities have been designed to enable convenient access to the casino.

         For the years ended December 31, 2001, 2002 and 2003, approximately 71.0%, 72.4% and 70.0%, respectively, of the Stratosphere's gaming revenue was generated by slot machine play and 26.9%, 26.8% and 27.9%, respectively, by table games. The Stratosphere derives its other gaming revenue from the race and sports book, which primarily serves to attract customers for slot machines and table games.

      Hotel, Food and Beverage

         The hotel has 2,444 rooms, including 120 suites. The hotel amenities include a 67,000 square foot pool and a recreation area with a new snack and cocktail bar, private cabanas and a fitness center with views of the Las Vegas Strip.

         The Stratosphere offers eight restaurants:

         - Top of the World Restaurant and Lounge, a 380-seat revolving restaurant located in the Tower's Pod, a 12-story building that begins at the 771-foot level of the Tower;

         -        The Courtyard Buffet, a 470-seat 24-hour buffet;

         - The Crazy Armadillo, a 160-seat restaurant featuring Tex-Mex cuisine and an oyster bar;

         - Roxy's Diner, a 160-seat diner offering a selection of burgers, sandwiches and shakes;

         -        Lucky's Cafe, a 240-seat "vintage Vegas"-themed coffee shop;

         - Fellini's Ristorante Italiano, a 250-seat restaurant serving Italian cuisine;

         - Hamada Asian Village, a 180-seat restaurant serving Asian cuisine; and

         -        Triple Crown Deli, a 42-seat New York-style deli.

         Top of the World has been awarded "Best Gourmet Restaurant" by the Nevada Magazine. Roxy's Diner has been awarded "Best Casual Dining Restaurant" by Positive Image News & Reviews. Both Fellini's Ristorante Italiano and Hamada Asian Village are operated by third parties.

      The Tower

         The Tower is the tallest free-standing observation tower in the United States and, at 1,149 feet, the tallest building west of the Mississippi River. From the indoor/outdoor observation decks, lounge and restaurant, Tower visitors have dramatic views of the Las Vegas Strip, downtown Las Vegas and the surrounding Las Vegas Valley. Visitors travel to the observation decks in four high speed, double-decked elevators, which travel at 1,800 feet per minute. We currently charge $9 per person to go to the observation decks.

         The Tower's Pod features the three highest thrill rides in the world:

         - Big Shot, which catapults up to 16 riders from the 921-foot level of the Tower's Pod 160 feet straight up the mast of the Tower, in a harnessed seat, and allows for a controlled free fall back to the landing platform;

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         -        High Roller, which begins at the 909-foot level and transports up to 28 passengers at a time along tracks wrapped around the top portion of the Tower's Pod; and

         - X Scream, which opened in October 2003, is shaped like a giant teeter-totter and launches up to eight riders approximately 30 feet over the edge of the Tower and then dangles them weightlessly above the Las Vegas Strip.

         We charge $9 per ride for each of the Big Shot and the X Scream and $5 per ride for the High Roller.

         The Tower's Pod also includes:

         - event space, as well as a wedding chapel, at levels 103 and 104;

         -        the Top of the World restaurant, at level 106;

         -        a 175-seat cocktail lounge, at level 107; and

         - indoor/outdoor observation decks, at levels 108 and 109, containing two gift shops, free-standing vending machines featuring souvenirs and snacks designed to capitalize on the unique nature of the Tower.

         The Tower's Pod has a maximum capacity of 2,500 visitors at any one time and is open from 10:00 a.m. to 1:00 a.m. on Sunday through Thursday and 10:00 a.m. to 2:00 a.m. on Friday and Saturday.

       Retail and Entertainment

         The retail center, located on the second floor of the base building, occupies approximately 110,000 square feet of developed retail space. The retail center contains 43 shops, six of which are food venues, and 13 merchant kiosks. Adjacent to the retail center is the 640-seat showroom that currently offers afternoon and evening shows, which are designed to appeal to the wide spectrum of value-minded visitors who come to Las Vegas. The Stratosphere's entertainment includes American Superstars, a celebrity tribute featuring today's and yesterday's hottest stars, and Viva Las Vegas, Las Vegas" longest-running daytime show now in its twelfth year, features singing, dancing, comedy and specialty acts. The retail center also includes a full-service salon. The parking facility accommodates approximately 4,000 cars.

       Business and Marketing Strategy

         The Stratosphere utilizes the unique amenities of its Tower to attract visitors. Gaming products, hotel rooms, entertainment and food and beverage products are priced to appeal to the value-conscious, middle-market Las Vegas visitor. The Top of the World restaurant, however, caters to higher-end customers. Stratosphere offers competitive payout ratios for its slot machines and video poker machines and competitive odds for its table games and sports book products. Stratosphere offers attractive and often unique table games, including Single Zero Roulette and Ten Times Odds Craps, that provide patrons with odds that are better than the standard odds at other Las Vegas Strip casinos. The Stratosphere participates in our Ultimate Rewards Club which provides members with cash or complimentaries which can be used at all three of our properties. Advertising and promotional campaigns are designed to maximize hotel room occupancy, visits to the Tower and retention of guests on property.

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         The Stratosphere employs direct mail and electronic mail programs targeting guests in its database with a variety of product offerings, including incentives to visit Stratosphere's facilities on a frequent basis. The Stratosphere uses print, radio and outdoor advertising. The Stratosphere has significant outdoor advertising in and around McCarran International Airport. The Stratosphere also advertises on the local Las Vegas hospitality network television, which we believe many tourists use to determine which attractions to attend. The Stratosphere has a website where customers can learn about the property, make hotel reservations, purchase show tickets and make restaurant reservations.

ARIZONA CHARLIE'S DECATUR

         Arizona Charlie's Decatur opened in April 1988 as a full-service casino and hotel geared toward residents of Las Vegas and surrounding communities. Arizona Charlie's Decatur is located on approximately 17 acres of land four miles west of the Las Vegas Strip in the heavily populated west Las Vegas area. The property is easily accessible from Route 95, a major highway in Las Vegas.

       Casino

         Arizona Charlie's Decatur contains approximately 52,000 square feet of gaming space with 1,516 slot machines, 14 table games, a 120-seat race and sports book, a 486-seat, 24-hour bingo parlor, a 16-seat Keno lounge and a 16-seat poker lounge.

         Approximately 72% of the slot machines at Arizona Charlie's Decatur are video poker games. Arizona Charlie's Decatur emphasizes video poker because it is popular with local players and generates, as a result, high volumes of play and casino revenue. Arizona Charlie' Decatur has converted 100% of its video poker and slot machines to Ticket-In/Ticket-Out technology. Most table games at Arizona Charlie' Decatur are devoted to double-deck, hand-dealt blackjack play.

         For the years ended December 31, 2001, 2002 and 2003, approximately 87.9%, 91.3% and 90.7%, respectively, of the property' gaming revenue was generated by slot machine play and 6.7%, 5.7% and 5.0%, respectively, by table games. Arizona Charlie' Decatur derives its other gaming revenue from bingo and the race and sports book, which primarily serve to attract customers for slot machines and table games.

       Hotel, Food and Beverage

         Arizona Charlie' Decatur currently has 258 rooms, including eight suites. Hotel customers include local residents and their out-of-town guests, as well as those business and leisure travelers who, because of location and cost considerations, choose not to stay on the Las Vegas Strip or at other hotels in Las Vegas.

         Arizona Charlie' Decatur has four restaurants:

         - Sourdough Cafe, open 24 hours a day, is located adjacent to the casino floor and seats 250 patrons;

         - Frisco Market Buffet, opened in October 2003, serves American and international food in a San Francisco-themed atmosphere and is located on the second floor and seats 260 patrons;

         - Yukon Grille, an American-style steakhouse, is located on the first floor, seats 95 patrons and attracts guests interested in a more upscale dining experience; and

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         -        One quick service restaurant featuring two franchised brands is located in close proximity to the poker room and the race and sports book.

         We believe that much of the casino and other business is attributable to traffic created by the restaurants, and therefore prices are set at levels designed to draw patrons to the facility. Our restaurants offer quality food and service at affordable prices. Sourdough Cafe has been awarded the "Best Breakfast Special" by the Las Vegas Review-Journal' "Best of Las Vegas Readers Poll" for the past five years. Arizona Charlie's Decatur also has three bars, one of which includes a lounge.

       Retail and Entertainment

         Arizona Charlie's Decatur provides complimentary entertainment as a component of its overall customer appeal. The Naughty Ladies Saloon, a 111-seat facility, features a variety of entertainment, including live bands, musician showcase nights and jam sessions. Arizona Charlie's Decatur has focused on the appeal of its entertainment programming in order to retain its customers and increase the play at its casino.

         A small gift shop located adjacent to the casino provides a limited range of inexpensive gift items, candy, newspapers, magazines and cigarettes. Added focus has been placed on logo merchandise promoting the Arizona Charlie's name and motif. Arizona Charlie's Decatur offers on-site valet and self-parking lots with combined capacity for over 1,400 vehicles. We believe that ease of access to the casino is an important element in the appeal of Arizona Charlie's Decatur to local customers.

       Business and Marketing Strategy

         Arizona Charlie's Decatur markets its hotel and casino primarily to local residents of Las Vegas and the surrounding communities. We believe that the property's pricing and gaming odds make it one of the best values in the gaming industry and that its gaming products, hotel rooms, restaurants and other amenities attract local customers in search of reasonable prices, smaller casinos and more attentive service. Arizona Charlie's Decatur also tailors its selection of slot machines, including many diverse video poker machines, and table games, including double-deck, hand-dealt blackjack, to local casino patrons. In addition, the casino features a selection of games that invite personal interaction and which we believe are set for higher payout rates than those at other Las Vegas casinos generally.

         We use billboards, radio and television advertising, promotional messages posted on our marquee, direct mailings to previous customers and e-mail promotions, to promote the property and target our customers.

         Arizona Charlie's Decatur also participates in the Ultimate Rewards Club and the Action Cash program. Arizona Charlie's Boulder is the only other casino that participates in the Action Cash program. Both programs permit their members to accumulate points which can be redeemed for cash at the casino and complimentaries at all three of our properties.

         We have approximately 114,000 members registered with our Ultimate Rewards Club, and approximately 38,000 of them are active members who have visited the property at least once during the past 90 days. Importantly, approximately 19% of our active Ultimate Rewards Club members frequented our property, on average, more than four times per month.

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ARIZONA CHARLIE'S BOULDER

         Arizona Charlie's Boulder opened in May 2000 as a full-service casino, hotel and RV park. Arizona Charlie's Boulder is situated on approximately 24 acres of land located on Boulder Highway, in an established retail and residential neighborhood in the eastern metropolitan area of Las Vegas. The property is easily accessible from I-515 the most heavily traveled east/west highway in Las Vegas.

       Casino

         Arizona Charlie's Boulder contains approximately 41,000 square feet of gaming space with 835 slot machines, 13 table games, a 43-seat race and sports book and a 500-seat, 24-hour bingo parlor.

         Approximately 66% of the slot machines at Arizona Charlie's Boulder are video poker games. Arizona Charlie's Boulder emphasizes video poker because it is popular with local players and generates, as a result, high volumes of play and casino revenue. Arizona Charlie's Boulder is 100% converted to Ticket-In/ Ticket-Out technology. Most table games at Arizona Charlie's Boulder are devoted to double-deck, hand-dealt blackjack play.

         For the years ended December 31, 2001, 2002 and 2003, approximately 87.2%, 92.9% and 88.0%, respectively, of gaming revenue was generated by gaming machine play and 11.4%, 10.4% and 8.6%, respectively, by table games. Arizona Charlie's Boulder derives its other gaming revenue from bingo and the race and sports book, which primarily serve to attract customers for slot machines and table games.

       Hotel, Food and Beverage

         Arizona Charlie's Boulder hotel currently has 303 rooms, including 219 suites. Hotel customers include local residents and their out-of-town guests, as well as those business and leisure travelers who, because of location and cost considerations, choose not to stay on the Las Vegas Strip or at other hotels in Las Vegas. We completed an approximate $2.3 million renovation to the hotel room interiors in January 2004.

         Arizona Charlie's Boulder has four restaurants:

         - Sourdough Cafe, open 24 hours a day, is located on the second floor and seats 124 patrons;

         - Wild West Buffet, serves a variety of foods and is located on the second floor and seats 158 patrons;

         - Yukon Grille, an American-style steakhouse, is located on the second floor, seats 86 patrons and attracts guests interested in a more upscale dining experience; and

         - the Deli is located in close proximity to the race and sports book, and seats 24 patrons.

         We believe that much of the casino and other business is attributable to traffic created by the restaurants, and therefore prices are set at levels designed to draw patrons to the facility. The Sourdough Cafe, Wild West Buffet, Yukon Grille and Deli offer quality food and service at affordable prices. The Sourdough Cafe has been awarded the "Best Breakfast Special" by the Las Vegas Review-Journal's "Best of Las Vegas Readers Poll" for the past three years. Arizona Charlie's Boulder also has three bars, one of which includes a lounge.

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       Retail and Entertainment

         The emphasis of Arizona Charlie's Boulder on complimentary entertainment is a component of its overall customer appeal. Palace Grand, a 112-seat facility, features live bands at no charge. Arizona Charlie's Boulder has focused on the appeal of its entertainment programming in order to retain its customers and increase the play at its casino.

         Arizona Charlie's Boulder also has an RV park. With 30- to 70-foot pull through stations and over 200 spaces, it is one of the largest short-term RV parks on the Boulder Strip. The RV park offers a range of services including laundry facilities, game and exercise rooms, swimming pool, whirlpool and shower facilities which are included in the nightly, weekly or monthly rates.

         A small gift shop located adjacent to the casino provides a limited range of inexpensive gift items, candy, newspapers, magazines and cigarettes. Added focus has been placed on logo merchandise promoting the Arizona Charlie's name and motif. Arizona Charlie's Boulder offers on-site valet and self-parking lots with combined capacity for over 1,200 vehicles. We believe that ease of access to the casino is an important element in the appeal of Arizona Charlie's Boulder to local customers.

       Business and Marketing Strategy

         Arizona Charlie's Boulder markets its hotel and casino primarily to residents of Las Vegas and the surrounding communities. We believe that its pricing and gaming odds make it one of the best values in the gaming industry and that its gaming products, hotel rooms, restaurants, and other amenities attract local customers in search of reasonable prices, smaller casinos and more attentive service. Arizona Charlie's Boulder also tailors its selection of slot machines, including many diverse video poker machines, and table games, including double-deck, hand-dealt blackjack, to local casino patrons. In addition, the casino features a selection of games that invites personal interaction and which we believe are set for higher payout rates than those at other Las Vegas casinos generally.

         We use billboards, radio and television advertising, promotional messages posted on our marquee, direct mailings to previous customers and e-mail promotions, to promote the property and target our customers.

         Arizona Charlie's Boulder also participates in the Ultimate Rewards Club and the Action Cash program. Arizona Charlie's Decatur is the only other casino that participates in the Action Cash program. Both programs permit its members to accumulate points which can be redeemed for cash at the casino earned and complimentaries at all three of our properties.

         We have approximately 97,000 members registered with our Ultimate Rewards Club, and approximately 26,000 of them are active members who have visited the property at least once during the past 90 days. Importantly, approximately 15% of our active Ultimate Rewards Club members frequented our property, on average, more than four times per month.

OUR BUSINESS STRATEGY AND COMPETITIVE STRENGTHS

         We intend to grow the revenues and profitability of our business through the continued execution of a number of key operating strategies:

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VALUE-ORIENTED EXPERIENCE

         We target primarily middle-market customers who focus on obtaining value in their gaming, lodging, dining and entertainment experiences. We strive to deliver value to our gaming customers at our Arizona Charlie's locations by offering payout ratios on our slot and video poker machines that we believe are among the highest payout ratios in Las Vegas. Similarly, at the Stratosphere, we offer attractive table games, including Single Zero Roulette and Ten Times Odds Craps, that provide patrons with odds that are better than the standard odds for these games at other Las Vegas Strip casinos.

         We also provide our customers with attractive offerings in the areas of lodging and food and beverage service. Our product offerings in each of these categories are reasonably priced and of consistently high quality. In addition, we believe our Ultimate Rewards Club, which enables customers to receive and redeem rewards at all three of our properties, offers our customers some of the most generous complimentary policies in Las Vegas, rewarding and further encouraging frequent visitations by our customers.

CUSTOMER SERVICE

         We are committed to providing our patrons a high level of customer service. Our employees participate in regular and intensive customer service training programs and are rewarded and incentivized, in part, based upon the quality of service they provide to customers. We routinely conduct comprehensive customer surveys at all of our properties, and we pursue a process of continuous improvement at our properties based on the information gathered from our surveys.

STRATOSPHERE AS A DESTINATION PROPERTY FOR VISITORS TO LAS VEGAS

         We believe the Stratosphere is one of the most recognized landmarks in Las Vegas. The Stratosphere offers the tallest free-standing observation tower in the United States and, at 1,149 feet, it is the tallest building west of the Mississippi River. The Stratosphere Tower boasts some of the most unique amenities in Las Vegas, including an award-winning, 380-seat revolving restaurant with unparalleled views of Las Vegas, known as the Top of the World, the highest indoor/outdoor observation deck in Las Vegas, and the three highest amusement rides in the world: the Big Shot, the High Roller and the recently launched X Scream. The Stratosphere Tower also has a 175-seat cocktail lounge, a wedding chapel and 6,200 square feet of event space.

         We believe that the distinctive amenities of the Stratosphere, together with our dedication to providing a high-quality, value-oriented experience, have significantly contributed to the over 1.4 million visits to the Stratosphere Tower in the twelve months ended June 30, 2004. We believe our attractions, as well as the introduction of additional entertainment-driven amenities, will enable us to continue to market the Stratosphere as a "must see" destination property in Las Vegas.

RECENT SUCCESSFUL INITIATIVES

         Our management team has improved operating results by: repositioning each of our properties to better target their respective markets, expanding and improving our existing facilities, focusing on customer service and implementing a targeted cost reduction program. We believe there are a number of additional initiatives which should contribute to a further improvement in our operating performance, including the conversion of 100% of the slot floor space at each of our properties from coin-operated to Ticket-In/ Ticket-Out, the introduction of new entertainment attractions and other amenities into our casinos, further refinements to our Ultimate Rewards Club and the continued execution of our integration strategy and cost savings initiatives.

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EMPHASIS ON SLOT PLAY

         We have focused our marketing efforts on attracting customers with an affinity for playing slot and video poker machines. Similarly, we have intentionally avoided competing for the attention of high-stakes table game customers. We believe slot machine players are a more consistently profitable customer type, and our properties are specifically oriented to this type of customer. We have invested in outfitting our casinos with the latest in slot and video poker machine technology and game brands. We regularly modify our mix of slot machine product to maximize the profitability of our casinos, while also providing our customers with the most current product offerings. We expect the conversion to the 100% Ticket-In/Ticket-Out format to be completed at all of our properties by the end of the first quarter of 2004. We anticipate this format will yield meaningful operating efficiencies for us, while also increasing the rate of customer play, as patrons will be able to enjoy a gaming experience uninterrupted by the machine servicing requirements typically necessary for coin-operated slot machines.

STRONG OWNERSHIP AND EXPERIENCED MANAGEMENT TEAM

         We are a subsidiary of AREP, a New York Stock Exchange-listed limited partnership which had over $2.0 billion in assets at March 31, 2004 and after giving effect to an offering by it of 8?% Senior Notes due 2012, which was completed on May 12, 2004, and the acquisitions and related transactions. Carl
C. Icahn, through affiliates, owns 100% of AREP's general partner and over 86% of AREP's outstanding depositary units and preferred units.

         Our senior management team, which collectively has over 100 years of operating experience in the gaming industry, has successfully managed a significant improvement in the operating performance of our properties. Our executive and property-level management teams have an established record of developing, integrating and operating gaming and entertainment properties. Our management team is focused on controlling costs in an effort to increase operating cash flow.

COMPETITION

         The hotel and casino industry in general, and the markets in which we compete in particular, are highly competitive. The Las Vegas market includes many world class destination resorts, with numerous other tourist attractions. Numerous Las Vegas hotel and casino resorts are themselves tourist attractions. Each of these resorts competes with us in our ability to attract visitors to the Stratosphere. The Stratosphere's hotel and food and beverage operations compete directly with other properties targeting the budget-minded, middle-market Las Vegas visitor.

         Arizona Charlie's Decatur and Arizona Charlie's Boulder compete primarily with other Las Vegas hotels and casinos located outside of the Las Vegas Strip. The Arizona Charlie's properties compete for local customers with other hotels and casinos targeting this group and located near their respective hotel and casino. The Arizona Charlie's properties compete with other casinos in the Las Vegas metropolitan area based on a mix of casino games, personal service, payout ratios, location, price of hotel rooms, restaurant value and promotions.

SEASONALITY

         Generally, our gaming and entertainment properties are not affected by seasonal trends. However, our gaming and entertainment properties tend to have increased customer flow from mid-January through Easter and from mid-September through Thanksgiving and during periods of large events, conventions or trade shows. Our gaming and entertainment properties tend to have decreased customer flow from Thanksgiving through the middle of January, except during the week between Christmas and New Year's.

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EMPLOYEES

         At June 30, 2004, the Stratosphere employs approximately 2,399 full and part-time employees, of whom approximately 1,319 were covered by collective bargaining agreements.

         At June 30, 2004, approximately 1,241 employees working in kitchen production, food service, slot service, bell service, housekeeping, and beverage service currently were covered by a collective bargaining agreement between Stratosphere Gaming Corporation and the Culinary Workers Union, Local 226 and the Bartenders Union, Local 165. This agreement has been in effect since June 1, 2002 and will expire on May 31, 2007.

         At June 30, 2004, approximately 67 employees working in maintenance and engineering classifications were covered by a collective bargaining agreement between Stratosphere Corporation and the International Union of Operating Engineers, Local No. 501. This agreement has been in effect since October 15, 2002 and will expire on October 14, 2005.

         At June 30, 2004, approximately 11 employees working in the warehouse are currently covered by a collective bargaining agreement between Stratosphere Gaming Corporation and the Professional, Clerical and Miscellaneous Employees, Teamsters, Local Union No. 995. This agreement has been in effect since August 1, 2001 and will expire on July 31, 2004.

         The Stratosphere has historically had good relationships with unions representing its employees.

         At June 30, 2004, Arizona Charlie's Decatur and Arizona Charlie's Boulder employed approximately 868 persons and 584 persons, respectively, none of whom was employed pursuant to collective bargaining or other union arrangements. Management believes that its employee relations are good.

PROPERTIES

         The Stratosphere is located at 2000 Las Vegas Boulevard South on the Las Vegas Strip on approximately 31 acres owned by us. The property includes approximately eight acres of undeveloped land.

         Arizona Charlie's Decatur is located at 740 South Decatur Boulevard, Las Vegas, Nevada on approximately 17 acres owned by us. In addition, Arizona Charlie's Decatur leases office, storage and laundry space located in an adjacent shopping center. The current annual rent payable, including insurance, tax and common area maintenance payments, under lease aggregates approximately $85,000.

         Arizona Charlie's Boulder is located at 4575 Boulder Highway, Las Vegas, Nevada on approximately 24 acres owned by us.

ENVIRONMENTAL MATTERS

         We are subject to various federal, state and local laws, ordinances and regulations that (1) govern activities or operations that may have adverse environmental effects, such as discharges to air and water or (2) may impose liability for the costs of cleaning up and certain damages resulting from sites of past spills, disposals or other releases of hazardous or toxic substances or wastes. We endeavor to maintain compliance with environmental laws, but from time to time, current or historical operations on our property may have resulted or may result in noncompliance or liability for cleanup pursuant to environmental laws. In that regard, we may incur costs for cleaning up contamination relating to historical

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uses of certain of its properties.

LEGAL PROCEEDINGS

         We are from time to time parties to various legal proceedings arising out of our businesses. We believe, however, that, other than the proceedings discussed below, there are no proceedings pending or threatened against us which, if determined adversely, would have a material adverse effect on our business, financial condition, results or operation or liquidity.

         In December 2001, Tiffiny Decorating Company, a subcontractor to Great Western Drywall, Inc., commenced an action against Stratosphere Corporation, Stratosphere Development, LLC, AREH, Great Western and Nevada Title and Safeco Insurance in the Eighth Judicial District Court of the State of Nevada. The action asserts claims that include breach of contract, unjust enrichment and foreclosure of lien. We filed a cross-claim against Great Western in that action. Additionally, Great Western has filed a separate legal action against the Stratosphere parties setting forth the same disputed issues and claiming additional damages. That separate action has been consolidated with the case brought by Tiffiny.

         The initial complaint brought by Tiffiny asserts that Tiffiny performed certain construction services at the Stratosphere and was not fully paid for those services. Tiffiny claims the sum of approximately $521,562 against Great Western, the Stratosphere parties and the other defendants, which the Stratosphere parties contend has been paid to Great Western for payment to Tiffiny.

         Great Western is alleging that it is owed payment from the Stratosphere parties for work performed and for delay and disruption damages. Great Western is claiming damages in the sum of $3,935,438 plus interest, costs and legal fees from the Stratosphere parties. The amount apparently includes the Tiffiny claim.

         The Stratosphere parties have evaluated the project and have determined that the amount of approximately $1,004,059, of which $195,953 and $371,973 were disbursed to Tiffiny and Great Western in 2002, respectively, is properly due and payable to satisfy all claims for the work performed, including the claim by Tiffiny. The remaining amount has been segregated in a separate interest bearing account. The Stratosphere parties intend to vigorously defend the action for claims in excess of $1,004,059.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On April 1, 2004, KPMG LLP advised our indirect parent, American Real Estate Partners, L.P., or AREP, that it would not seek re-election as AREP's independent auditor for 2004, and that the client-auditor relationship between AREP and KPMG had ceased and, therefore, our relationship with KPMG has also ceased. None of KPMG's reports on our combined financial statements for the years ended December 31, 2002 or 2003 contained an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and the interim period preceding receipt of KPMG's letter, there were no (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report or (2) "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

         Effective as of April 26, 2004, AREP's audit committee engaged Grant Thornton LLP as its independent public accountant and, therefore, our independent public accountant. During the years ended December 31, 2002 and 2003, and from January 1, 2004 through April 26, 2004 (the date Grant Thornton

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LLP was appointed), neither we, AREP nor AREP's audit committee consulted Grant
Thornton LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed; or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

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                                   REGULATION

INTRODUCTION

         The ownership and operation of casino gaming facilities in the State of Nevada are subject to the Nevada Gaming Control Act and the regulations made under such Act, as well as various local ordinances. The gaming operations of our casinos are subject to the licensing and regulatory control of the Nevada Gaming Commission and the Nevada State Gaming Control Board. Our casinos' operations are also subject to regulation by the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas. These agencies are referred to herein collectively as the Nevada Gaming Authorities.

POLICY CONCERNS OF GAMING LAWS

         The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy. These public policy concerns include, among other things:

         - preventing unsavory or unsuitable persons from being directly or indirectly involved with gaming at any time or in any capacity;

         - establishing and maintaining responsible accounting practices and procedures;

         - maintaining effective controls over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs, and safeguarding assets and revenue, providing reliable recordkeeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;

         -        preventing cheating and fraudulent practices; and

         - providing a source of state and local revenue through taxation and licensing fees.

         - Changes in these laws, regulations and procedures could have significant negative effects on our gaming operations and our financial condition and results of operations.

OWNER AND OPERATOR LICENSING REQUIREMENTS

         Our casinos are licensed by the Nevada Gaming Authorities as corporate and limited liability company licensees, which we refer to herein as company licensees. Under their gaming licenses, our casinos are required to pay periodic fees and taxes. The gaming licenses are not transferable.

         To date, our casino properties have obtained all gaming licenses necessary for the operation of their existing gaming operations; however, gaming licenses and related approvals are privileges under Nevada law, and we cannot assure you that any new gaming license or related approvals that may be required in the future will be granted, or that any existing gaming licenses or related approvals will not be limited, conditioned, suspended or revoked or will be renewed.

OUR REGISTRATION REQUIREMENTS

         We have been found suitable by the Nevada Gaming Commission to own the equity interests of Charlie's Holding LLC and the stock of Stratosphere Corporation. We have also been registered by the Nevada Gaming Commission as a holding company, which we refer to herein as a registered company, for the purposes of the Nevada Gaming Control Act. American Entertainment Properties Corp., our direct parent, has been found suitable by the Nevada Gaming Commission to own our equity interests and to be registered by the Nevada Gaming Commission as a holding company. Charlie's Holding LLC has been found suitable by the Nevada Gaming Commission to own the equity securities of its licensed subsidiaries.

         Periodically, we will be required to submit detailed financial and operating reports to the Nevada Gaming Commission and to provide any other information that the Nevada Gaming Commission may require. Substantially all of our material loans, leases, sales of securities and similar financing transactions must be reported to, or approved by, the Nevada Gaming Commission.

INDIVIDUAL LICENSING REQUIREMENTS

         No person may become a stockholder or member of, or receive any percentage of the profits of, a non-publicly traded holding or intermediary company or company licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. The Nevada Gaming Authorities may investigate any individual who has a material relationship to or material involvement with us to determine whether the individual is suitable or should be licensed as a business associate of a gaming licensee. Keith A. Meister has filed an application to be licensed or found suitable by the Nevada Gaming Authorities as one of our officers and as a director of American Entertainment Properties Corp., our direct parent. Key employees of a company licensee may also be required to file such applications. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. An applicant for licensing or an applicant for a finding of suitability must pay or must cause to be paid all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensing, the Nevada Gaming Authorities have the jurisdiction to disapprove a change in a corporate position.

         If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. In addition, the Nevada Gaming Commission may require us to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Nevada.

CONSEQUENCES OF VIOLATING GAMING LAWS

         If the Nevada Gaming Commission decides that we have violated the Nevada Gaming Control Act or any of its regulations, it could limit, condition, suspend or revoke our registrations and gaming licenses. In addition, we and the persons involved could be subject to substantial fines for each separate violation of the Nevada Gaming Control Act, or of the regulations of the Nevada Gaming Commission, at the discretion of the Nevada Gaming Commission. Further, the Nevada Gaming Commission could appoint a supervisor to conduct the operations of our casinos and, under specified circumstances, earnings generated during the supervisor's appointment, except for the reasonable rental value of the premises, could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any of our gaming licenses and the appointment of a supervisor could, and revocation of any gaming license would, have a significant negative effect on our gaming operations.

REQUIREMENTS FOR BENEFICIAL SECURITIES HOLDERS

         Regardless of the number of equity interests held, any beneficial holder of our voting securities may be required to file an application, be investigated and have that person's suitability as a beneficial

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

holder of voting securities determined if the Nevada Gaming Commission has reason to believe that the ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the beneficial holder of the voting securities who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information including a list of its beneficial owners. The applicant must pay all costs of the investigation incurred by the Nevada Gaming Authorities in conducting any investigation.

         The Nevada Gaming Control Act requires any person who acquires more than 5% of the voting securities of a publicly traded registered company to report the acquisition to the Nevada Gaming Commission. The Nevada Gaming Control Act requires beneficial owners of more than 10% of a publicly traded registered company's voting securities to apply to the Nevada Gaming Commission for a finding of suitability within 30 days after the Chairman of the Nevada State Gaming Control Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Gaming Control Act, which acquires more than 10%, but not more than 15%, of the publicly traded registered company's voting securities may apply to the Nevada Gaming Commission for a waiver of a finding of suitability if the institutional investor holds the voting securities for investment purposes only. In certain circumstances, an institutional investor that has obtained a waiver can hold up to 19% of a registered company's voting securities for a limited period of time and maintain the waiver. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board at directors of the publicly traded registered company, a change in the corporate charter, bylaws, management, policies or operations of the publicly traded registered company, or any of its gaming affiliates, or any other action which the Nevada Gaming Commission finds to be inconsistent with holding the publicly traded registered company's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include:

         - voting on all matters voted on by stockholders or interest holders;

         - making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and

         - other activities that the Nevada Gaming Commission may determine to be consistent with such investment intent.

CONSEQUENCES OF BEING FOUND UNSUITABLE

         Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Gaming Commission or by the Chairman of the Nevada State Gaming Control Board, or who refuses or fails to pay the investigative costs incurred by the Nevada Gaming Authorities in connection with the investigation of its application, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of any voting security or debt security of a registered company beyond the period of time as may be prescribed by the Nevada Gaming Commission may be guilty of a criminal offense. We will be subject to disciplinary action if, after we receive notice that a person is unsuitable to hold an equity interest or to have any other relationship with, we:

         - pay that person any dividend or interest upon any voting securities;

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

         - allow that person to exercise, directly or indirectly, any voting right held by that person;

         - pay remuneration in any form to that person for services rendered or otherwise; or

         - fail to pursue all lawful efforts to require the unsuitable person to relinquish such person's voting securities including, if necessary, the immediate purchase of the voting securities for cash at fair market value.

GAMING LAWS RELATING TO SECURITIES OWNERSHIP

         The Nevada Gaming Commission may, in its discretion, require the holder of any debt or similar securities of a registered company to file applications, be investigated and be found suitable to own the debt or other security of the registered company if the Nevada Gaming Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the Nevada Gaming Commission decides that a person is unsuitable to own the security, then under the Nevada Gaming Control Act, the registered company can be sanctioned, including the loss of its approvals if, without the prior approval of the Nevada Gaming Commission, it:

         - pays to the unsuitable person any dividend, interest or any distribution whatsoever;

         - recognizes any voting right by the unsuitable person in connection with the securities;

         -        pays the unsuitable person remuneration in any form; or

         - makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

         We are required to maintain a current stock ledger in Nevada, which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make the disclosure may be grounds for finding the record holder unsuitable. We will be required to render maximum assistance in determining the identity of the beneficial owner of any of our voting securities. The Nevada Gaming Commission has the power to require the stock certificates of any registered company to bear a legend indicating that the securities are subject to the Nevada Gaming Control Act and certain subject to restrictions imposed by applicable gaming laws. To date, this requirement will be imposed on us.

APPROVAL OF STOCK PLEDGES AND CERTAIN NEGATIVE COVENANTS

         The pledge of the equity securities of Charlie's Holding LLC, Stratosphere Corporation and their licensed subsidiaries and any of our other future subsidiaries that obtains a Nevada gaming license, or is registered with the Nevada Gaming Commission, requires the approval of the Nevada Gaming Commission, upon the recommendation of the Nevada Gaming Control Board, before becoming effective. Such approval is also required in relation to restrictions on the transfer of and agreements not to encumber the equity securities of Charlie's Holding LLC, Stratosphere Corporation and their licensed subsidiaries or any other of our future subsidiaries that obtains a Nevada gaming license or is registered with the Nevada Gaming Commission. These approvals have been granted with respect to our existing licensed and registered subsidiaries. Approval by the Nevada Gaming Commission of the pledges does not constitute approval to foreclose on the pledges. Separate approval would be required to foreclose on the pledges and to transfer ownership of the underlying membership interests. Approval to foreclose on the pledges would require the licensing of the trustee or other secured party, unless the Nevada Gaming

Commission waives such licensing requirements upon application of the secured party. No assurance can be given that approval to foreclose on the pledges would be granted, or that the secured party seeking to foreclose on the equity pledges would be licensed or would receive a waiver of such licensing requirements. Foreclosure on a lien on collateral consisting of gaming devices in respect of the notes and the exchange notes and the taking of possession of such gaming devices may require that the Nevada Gaming Commission license the foreclosing party as a distributor. Under the Nevada Gaming Control Act, however, the Nevada Gaming Control Board may authorize the disposition of gaming devices without requiring a distributor's license when such gaming devices are acquired through foreclosure on a lien secured in whole or part by gaming devices. No assurance can be given that the Nevada Gaming Control Board would grant such approval or that if that approval were not granted, the foreclosing party would be granted a license as a distributor.

APPROVAL OF PUBLIC OFFERINGS

         Neither we nor any of our affiliates may make a public offering of our securities without the prior approval of the Nevada Gaming Commission if the proceeds from the offering are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for those purposes or for similar transactions. Any approval of any future public offerings will not constitute a finding, recommendation or approval by any of the Nevada Gaming Authorities as to the accuracy or adequacy of the offering document or the investment merits of the securities. Any statement indicating otherwise is unlawful.


         The offer by us to exchange the notes for publicly registered notes will require the review of, and prior approval by, the Nevada Gaming Authorities. We have applied to the Nevada Gaming Commission for approval of the exchange offer. If granted this approval will permit us to issue the exchange notes. There can be no assurance that this approval will be granted or that it will be granted on a timely manner.


APPROVAL OF CHANGES IN CONTROL

         We must obtain prior approval of the Nevada Gaming Commission with respect to a change in control through:

         -        merger;

         -        consolidation;

         -        stock or asset acquisitions;

         -        management or consulting agreements; or

         - any act or conduct by a person by which the person obtains control of us.

         Entities seeking to acquire control of a registered company must satisfy the Nevada State Gaming Control Board and Nevada Gaming Commission with respect to a variety of stringent standards before assuming control of the registered company. The Nevada Gaming Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

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

APPROVAL OF DEFENSIVE TACTICS

         The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licenses or affecting registered companies that are affiliated with the operations permitted by Nevada gaming licenses may be harmful to stable and productive corporate gaming. The Nevada Gaming Commission has established a regulatory scheme to reduce the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to:

         - assure the financial stability of corporate gaming operators and their affiliates;

         - preserve the beneficial aspects of conducting business in the corporate form; and

         - promote a neutral environment for the orderly governance of corporate affairs.

         Approvals may be required from the Nevada Gaming Commission before we can make exceptional repurchases of voting securities above our current market price and before a corporate acquisition opposed by management can be consummated. The Nevada Gaming Control Act also requires prior approval of a plan of recapitalization proposed by a registered company's board of directors in response to a tender offer made directly to its stockholders for the purpose of acquiring control.

FEES AND TAXES

         License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the licensed subsidiaries respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon:

         -        a percentage of gross revenues received;

         -        the number of gaming devices operated; or

         -        the number of table games operated.

         A live entertainment tax is also paid by casino operations where entertainment is furnished in connection with an admission charge, the selling or serving of food or refreshments or the selling of merchandise. Our casinos are also subject to a state payroll tax based on the wages paid to their employees.

FOREIGN GAMING INVESTIGATIONS

         Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with those persons, which we refer to as licensees, and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada State Gaming Control Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada State Gaming Control Board of the licensee's or registrant's participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Gaming Commission. Licensees and registrants are required to comply with the reporting requirements imposed by the Nevada Gaming Control Act. A licensee or registrant is also subject to disciplinary action by the Nevada Gaming Commission if it:

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

         - knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation;

         - fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations;

         - engages in any activity or enters into any association that is unsuitable because it poses an unreasonable threat to the control of gaming in Nevada, reflects or tends to reflect, discredit or disrepute upon the State of Nevada or gaming in Nevada, or is contrary to the gaming policies of Nevada;

         - engages in activities or enters into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees; or

         - employs, contracts with or associates with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of unsuitability.

LICENSE FOR CONDUCT OF GAMING AND SALE OF ALCOHOLIC BEVERAGES

         The conduct of gaming activities and the service and sale of alcoholic beverages by our casinos are subject to licensing, control and regulation by the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas. In addition to approving our casinos, the Clark County Liquor and Gaming License Board and the City of Las Vegas have the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming license. All licenses are revocable and are not transferable. The county and city agencies have full power to limit, condition, suspend or revoke any license. Any disciplinary action could, and revocation would, have a substantial negative impact upon our operations.

INDEMNIFICATION OBLIGATIONS

         Starfire Holding Corporation and Mr. Icahn agreed to indemnify American Casino & Entertainment Properties LLC against, and agreed to hold it harmless from, any and all losses it incurs associated with any breach of or any inaccuracy in any representation or warranty made by the sellers in the membership interest purchase agreement, or any breach of or failure by the sellers to perform any of their covenants or obligations set out or contemplated in the membership interest purchase agreement.

                                   MANAGEMENT

         The following table sets forth certain information as of June 30, 2004, concerning the executive officers and directors of American Entertainment Properties Corp., our parent, and American Casino & Entertainment Properties Finance Corp. who have been appointed subject to receipt of any necessary approvals from the Nevada gaming authorities:

        NAME                              AGE                        POSITION
--------------------                      ---      ----------------------------------------------
Jack G. Wasserman                         67       Director
William A. Leidesdorf                     59       Director
James L. Nelson                           54       Director
Keith A. Meister                          31       Director
Richard P. Brown                          57       President, Chief Executive Officer and Director
Denise Barton                             47       Senior Vice President, Chief Financial Officer,
                                                   Treasurer and Secretary

         The following table sets forth certain information as of June 30, 2004, concerning our executive officers and key employees who have been appointed subject to receipt of any necessary approvals from the Nevada gaming authorities:

       NAME                     AGE                                   POSITION
-----------------               ---    -----------------------------------------------------------------------
Richard P. Brown                57     President and Chief Executive Officer
Denise Barton                   47     Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Ronald P. Lurie                 63     General Manager -- Arizona Charlie's Decatur
Bobby Ray Harris                45     General Manager -- Stratosphere Operations
Mark Majetich                   54     General Manager -- Arizona Charlie's Boulder

         Jack G. Wasserman has served as a Director of American Entertainment Properties Corp., American Casino & Entertainment Properties Finance Corp. and American Real Estate Finance Corp. since inception and a Director of API since December 3, 1993. Mr. Wasserman is an attorney and a member of the bars of New York, Florida, and the District of Columbia. From 1966 until 2001, he was a senior partner of Wasserman, Schneider, Babb & Reed, a New York-based law firm and its predecessors. Since September 2001, Mr. Wasserman has been engaged in the practice of law as a sole practitioner. Mr. Wasserman has been licensed by the New Jersey State Casino Control Commission and the Nevada State Gaming Commission and, at the latter's direction, is an independent member and the Chairman of the Stratosphere's Compliance Committee. Mr. Wasserman is not a member of the Stratosphere's Board of Directors. Since December 1, 1998, Mr. Wasserman has been a Director of National Energy Group, Inc., which, on December 4, 1998, sought protection under the Federal bankruptcy laws. A Plan of Reorganization became effective on August 4, 2000, and a final decree closing the case and settling all matters relating to the bankruptcy proceeding became effective on December 13, 2001. In 2003, National Energy Group, Inc. became a subsidiary of AREH. Mr. Wasserman is also a Director of Cadus Pharmaceutical Corporation, a publicly-traded biotechnology company. Affiliates of Mr. Icahn are controlling shareholders of each of these companies. On June 9, 2004, Mr. Wasserman was elected to the Board of Directors of Triarc Industries, Inc., a publicly traded diversified holding company.

         William A. Leidesdorf has served as a Director of American Entertainment Properties Corp., American Casino & Entertainment Properties Finance Corp. and American Real Estate Finance Corp. since inception and a Director of API since March 26, 1991. Mr. Leidesdorf is also a Director of Renco Steel Group, Inc. and its subsidiary, WCI Steel Inc., a steel producer which filed for Chapter 11 bankruptcy protection in September 2003. Since June 1997, Mr. Leidesdorf has been an owner and a managing director of Renaissance Housing, LLC, a company primarily engaged in acquiring multifamily residential properties. From April 1995 through December 1997, Mr. Leidesdorf acted as an independent real estate investment banker. Mr. Leidesdorf has been licensed by the New Jersey Casino Control Commission and the Nevada State Gaming Control Commission.

         James L. Nelson has served as a Director of American Entertainment Properties Corp., American Casino & Entertainment Properties Finance Corp. and American Real Estate Finance Corp. since inception and a Director of API since June 12, 2001. From 1986 until the present, Mr. Nelson has been Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From March 1998 through 2003, Mr. Nelson was Chairman and Chief Executive Officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients. From August 1995 until July 1999, he was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc. Mr. Nelson currently serves as a Director of Viskase Corporation, a closely-held supplier for the meat and poultry business. Until March 2001, he was on the Board of Orbitex Financial Services Group, a financial services company in the mutual fund sector. Mr. Nelson has been licensed by the New Jersey State Casino Control Commission and the Nevada State Gaming Control Commission.

         Keith A. Meister has served as a Director of American Entertainment Properties Corp., American Casino & Entertainment Properties Finance Corp. and American Real Estate Finance Corp. since inception. Since August 2003, Mr. Meister has served as President and Chief Executive Officer of API. He also continues to serve as a senior investment analyst of High River Limited Partnership, a company affiliated with Mr. Icahn, a position he has held since June 2002. From March 2000 through 2001, Mr. Meister co-founded and served as co-president of J Net Ventures, a venture capital fund focused on investments in information technology and enterprise software businesses. From 1997 through 1999, Mr. Meister served as an investment professional at Northstar Capital Partners, an opportunistic real estate investment partnership. Prior to Northstar, Mr. Meister served as an investment analyst in the investment banking group at Lazard Freres. He also serves on the following Boards of Directors: XO Communications, Inc., a company that is majority-owned by various Icahn entities; TransTexas Gas Corporation, a company that is 85%-owned by various Icahn entities and managed by National Energy Group, Inc., a subsidiary of AREH; and Scientia Corporation, a private health care venture company in which AREH holds less than a 10% equity interest.

         Richard P. Brown has served as our President and Chief Executive Officer and President, Chief Executive Officer and a director of American Entertainment Properties Corp. and American Casino & Entertainment Properties Finance Corp. since inception. Mr. Brown has over 12 years experience in the gaming industry. Mr. Brown has been the President and Chief Executive Officer of each of the Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder since June 2002. From January 2001 to June 2002, he served as Chief Operating Officer for all three properties. Prior to joining Stratosphere Gaming Corporation in March 2000 as Executive Vice President of Marketing, Mr. Brown held executive positions with Harrah's Entertainment and Hilton Hotels Corporation. Mr. Brown also serves as President and Chief Executive Officer of Greate Bay Hotel and Casino, Inc., which owns and operates the Sands Hotel and Casino in Atlantic City, New Jersey and which is controlled by affiliates of Mr. Icahn.

         Denise Barton has served as the Senior Vice President, Chief Financial Officer, Treasurer and Secretary of American Entertainment Properties Corp., American Casino & Entertainment Properties Finance Corp. and American Casino & Entertainment Properties LLC since inception. Ms. Barton has been Senior Vice President and Chief Financial Officer of each of the Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder since February 2003. Ms. Barton joined the Stratosphere as Vice President of Finance and Chief Financial Officer in August 2002. Subject to the approval of the New Jersey Casino Control Commission, Ms. Barton will serve as the interim Chief Financial Officer of Greate Bay Holding, Inc., an entity controlled by affiliates of Mr. Icahn. From February 1999 to June

2002, she served as Chief Financial Officer for Lowestfare.com, a travel company controlled by affiliates of Mr. Icahn. Ms. Barton was employed by KPMG LLP, certified public accountants, from January 1990 to February 1999. Ms. Barton is a certified public accountant.

         Ronald P. Lurie has served as our General Manager -- Arizona Charlie's Decatur since inception and as Executive Vice President and General Manager of Arizona Charlie's Decatur since January 1999. From November 1990 until January 1999, Mr. Lurie held various positions at Sunset Coin, an affiliate of Arizona Charlie's, Inc., including most recently as General Manager of Sunset Coin. In addition to his 25 years in the gaming industry, Mr. Lurie served as a Las Vegas City Councilman from 1973 to 1987 and as the Mayor of Las Vegas from June 1987 to June 1991.

         Bobby Ray Harris has served as our General Manager -- Stratosphere Operations since inception and as Senior Vice President -- Stratosphere Operations since March 2000. From February 1999 to March 2000 he served as Vice President -- Hotel and Tower Operations and from August 1996 to February 1999 he served as Director of Hotel Operations. Mr. Harris joined the Stratosphere in October 1995 as the director of marketing services. Prior to joining the Stratosphere, Mr. Harris held various management positions at Caesars Tahoe and MGM Grand. He has more than 20 years of experience in the gaming industry.

         Mark Majetich has served as our General Manager -- Arizona Charlie's Boulder since inception and Vice President -- General Manager for Arizona Charlie's Boulder since May 2001. He served as Director of Operations at Arizona Charlie's Boulder from February 2001 until May 2001. From June 2000 until January 2001, he was Director of Hotel Operations for the Stratosphere. From November 1992 until August 1999, Mr. Majetich held various positions at the Excalibur Hotel/Casino, including most recently, Hotel Manager. He has more than 25 years of experience in the gaming industry.

COMPENSATION OF DIRECTORS

         Our parent's directors who are not employees of American Casino & Entertainment Properties LLC do not receive any compensation for their service as members of our parent's board of directors, but are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation earned during the year ended December 31, 2003 and, with respect to the Stratosphere only, the years ended December 31, 2001 and 2002, by our Chief Executive Officer and our four other most highly compensated executive officers and key employees for services rendered in all capacities for those years.

SUMMARY COMPENSATION TABLE

                                                                     ANNUAL COMPENSATION
                                                                     -------------------
             NAME AND PRINCIPAL POSITION                   YEAR     SALARY($)     BONUS($)
----------------------------------------------------       ----     ---------     --------
Richard P. Brown....................................       2003      317,411       20,000(1)
  President and Chief Executive Officer                    2002      276,823       20,000
                                                           2001      202,896            -

Denise Barton.......................................       2003      182,507       37,000
  Senior Vice President, Chief Financial Officer,
     Treasurer and Secretary                               2002       64,029       26,250

Ronald Lurie........................................       2003      222,954       52,500
  General Manager -- Arizona Charlie's Decatur             2002      216,311            -

                                                                     ANNUAL COMPENSATION
                                                                     -------------------
             NAME AND PRINCIPAL POSITION                   YEAR     SALARY($)     BONUS($)
----------------------------------------------------       ----     ---------     --------
Bobby Ray Harris....................................       2003      185,374       37,000
  General Manager -- Stratosphere Operations               2002      171,417       35,000
                                                           2001      158,325       26,200

Mark Majetich.......................................       2003      149,471       37,500
  General Manager -- Arizona Charlie's Boulder             2002      141,682       10,000

---------------
(1) Represents bonus earned in 2003 and paid in 2004.

OPTION GRANTS IN LAST FISCAL YEAR

         We have not implemented a stock option plan.

EMPLOYMENT AGREEMENTS

         We and Mr. Richard Brown, our President and Chief Executive Officer, entered into a two-year employment agreement effective April 1, 2004. Mr. Brown's agreement provides that he will be paid a base annual compensation of $500,000. The agreement also provides that Mr. Brown will receive an annual bonus of up to 50% of his annual compensation based on operating results of the company. The agreement further provides that if Mr. Brown is terminated without cause (as defined in the agreement), then Mr. Brown will receive any amounts of the base salary and previously earned bonus due and unpaid to Mr. Brown as of the termination date plus a lump-sum payment in the amount equal to the then current base salary.

                              OUR SOLE STOCKHOLDER

         American Entertainment Properties Corp. owns all of the membership interests of American Casino & Entertainment Properties LLC. The principal executive offices of American Entertainment Properties Corp. are located at 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104.

         American Entertainment Properties Corp. is wholly owned by American Real Estate Holdings Limited Partnership, or AREH. American Real Estate Partners, L.P., or AREP, owns a 99% limited partner interest in AREH. Carl C. Icahn, through certain affiliates, currently owns 100% of AREP's and AREH's general partner and over 86% of AREP's outstanding depositary units and preferred units.

         Neither our officers nor the officers and directors of our parent own any of our equity interests or the equity interests of our parent or subsidiaries.

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

                              CERTAIN RELATIONSHIPS
                         AND RELATED PARTY TRANSACTIONS

THE ACQUISITIONS

         As of December 31, 2003, affiliates of Mr. Icahn owned over 86% of AREP's outstanding depositary units and preferred units. AREP's general partner is API, which is a wholly-owned subsidiary of Beckton Corp. All of the capital stock of Beckton is owned by Mr. Icahn. AREP's business is conducted through a subsidiary limited partnership, AREH, in which AREP owns a 99% limited partnership interest. API has a 1% general partnership interest in each of AREP and AREH. AREH owns 100% of American Entertainment Properties Corp. which is our direct parent.

       Pre-Acquisition Transactions

         Prior to the acquisitions on May 26, 2004 by us of Stratosphere, Arizona Charlie's Boulder and Arizona Charlie's Decatur, AREH owned 100% of Stratosphere Corporation. In addition, prior to the acquisitions, Fresca, LLC, the holder of Arizona Charlie's Boulder, was owned by Mr. Icahn and Mr. Icahn's wholly-owned subsidiary, Starfire Holding Corporation, and Arizona Charlie's, Inc., the holder of Arizona Charlie's Decatur, was wholly-owned by Nybor Limited Partnership, the limited partner of which is Starfire Holding Corporation and the general partner of which is Barberry Corp., which is wholly-owned by Mr. Icahn.

         Prior to the acquisitions, Stratosphere Corporation repaid a portion of the principal amount of its intercompany debt owed to AREH $30.7 million, which was an amount equal to not more than the cash Stratosphere Corporation held in excess of $12 million. In addition, the entity which owns Arizona Charlie's Decatur made a cash distribution in an amount equal to not more than the cash the entity which owned Arizona Charlie's Decatur had in excess of $8 million and such distribution was included in the assets that were acquired by us.

       Acquisitions

         In January 2004, we entered into a membership interest purchase agreement with Starfire Holding Corporation and Mr. Icahn, as sellers, in which American Casino & Entertainment Properties LLC agreed to purchase all of the membership interests in Charlie's Holding LLC, a newly formed entity that owned indirectly Arizona Charlie's, LLC, the successor to Arizona Charlie's, Inc., which owns and operates Arizona Charlie's Decatur, and Fresca, LLC, which owns and operates Arizona Charlie's Boulder. The closing of this acquisition was approved by the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board in May 2004. The purchase price was $125.9 million, subject to a dollar for dollar reduction based on a post-closing adjustment to the extent that, as of the closing date of the acquisitions, the working capital, defined as current assets minus current liabilities, of Arizona Charlie's, Inc. and Fresca, LLC was less than $6.037 million.

         In January 2004, we entered into a contribution agreement with American Entertainment Properties Corp., AREH and Stratosphere Corporation, in which AREH agreed to contribute to American Entertainment Properties Corp. 100% of the outstanding capital stock of Stratosphere Corporation, which American Entertainment Properties Corp. would then contribute to American Casino & Entertainment Properties LLC, subject only to necessary approvals under applicable Nevada gaming laws and the closing of the transaction contemplated by the membership interest purchase agreement. This transaction was also approved by the Nevada Gaming Commission upon the recommendation of the Nevada Gaming Control Board in May 2004.

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

      Tax Allocation Agreement

         We and our subsidiaries entered into a tax allocation agreement with our parent, American Entertainment Properties Corp. The tax allocation agreement provides for payments to our parent of the tax liabilities, which we refer to as the standalone tax liabilities, of us and our subsidiaries, calculated as if we and our subsidiaries were a group of corporations filing consolidated income tax returns separately from our parent, which we refer to as the standalone group. The tax allocation agreement also provides for payments by our parent to us whenever previously paid standalone tax liabilities must be reduced either as a result of a subsequent determination such as by a governmental authority, or as a result of the incurrence by the standalone group of net operating losses, net capital losses or credits that may be carried back to prior years.

OTHER TRANSACTIONS

         As of May 26, 2004, we have entered into an intercompany services agreement with GB Holdings, Inc. pursuant to which we provide management and consulting services. We are compensated based upon an allocation of salaries plus a 15% overhead charged based upon the salary allocation and reimbursed for reasonable out-of-pocket expenses. During 2002 and 2003 and the six months ended June 30, 2004, we received payments from the company that owns the Sands in Atlantic City, New Jersey, which is controlled by affiliates of Mr. Icahn, for services provided by certain of our employees in an amount equal to approximately $27,900 and $190,600 and $116,200, respectively.

         During 2001, 2002, 2003 and the six months ended June 30, 2004, we made payments to XO Communications, Inc., which, since January 2003, has been controlled by affiliates of Mr. Icahn, for certain telecommunications services provided to us in an amount equal to approximately $123,700, $160,900 and $161,400 and $80,900, respectively.

         On May 1, 2001, Stratosphere Corporation delivered a $73.0 million promissory note for a construction loan to AREH, in order to finance the construction of the 1,000-room hotel tower, Lucky's Cafe and a new pool area. The promissory note is secured by a deed of trust on certain real property. The promissory note is secured by a deed of trust in certain real property. Demand notes bearing interest at 9.5% per annum and totaling $48.0 million, as of April 18, 2001, were replaced by this note. During 2001, AREH provided additional advances of $25.0 million against the $73.0 million note. In November 2001, Stratosphere Corporation began making principal payments on the loan in equal monthly installments based on a 20 year amortization schedule, with the remaining balance due and payable June 2002. Interest accrues at a variable rate per annum equal to the sum of (1) 300 basis points plus (2) the 90 day London Interbank Offered Rate, LIBOR. This interest rate at December 31, 2003 was 4.69%. On July 3, 2002, Stratosphere Corporation paid AREH 1% or $730,000 to obtain a 24 month extension of the loan term. The extension fee is being amortized over the remaining term of the loan. The note has been extended to September 6, 2005. On May 26, 2004, upon the consummation of the acquisitions, we used a portion of the net proceeds from the offering to repay this note and the deed of trust securing the note will be reconveyed.

         On May 1, 2001, Stratosphere Corporation delivered a $12.5 million promissory note to AREH to replace the $12.5 million demand note used to acquire the property under the master lease from Strato-Retail, LLC. The promissory note is secured by a deed of trust on certain real property. In November 2001, Stratosphere Corporation began making principal payments on the loan in equal installments based on a 20 year amortization schedule with the remaining balance due and payable July 2002. Interest accrues at a variable rate per annum equal to the sum of (1) 350 basis points plus (2) the 90-day LIBOR. This interest rate at December 31, 2003 was 5.19%. On July 4, 2002, Stratosphere Corporation paid AREH 1%, or $125,000, to obtain a 12 month extension of the loan term. The loan extension fee is being

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

amortized over the remaining term of the loan. The note has been further extended to August 31, 2004. Stratosphere Corporation prepaid prior to the consummation of the acquisitions this note and the deed of trust securing the note was reconveyed.

         On September 24, 2001, Arizona Charlie's, Inc. refinanced the remaining principal balance of approximately $7.9 million on a prior note payable to Arnos Corp., a company related through common ownership. The note boar interest at the prime rate plus 1.50% (5.75% at December 31, 2002), with a maturity of June 2004, and was collateralized by all assets of Arizona Charlie's, Inc. The note was repaid during November 2003 and the security interest in the assets of Arizona Charlie's, Inc. was released.

         On January 2, 2002, Fresca, LLC entered into an unsecured line of credit in the amount of $25.0 million with Starfire Holding Corporation. The outstanding balance, including accrued interest, was due and payable on January 2, 2007. At March 31, 2004, Fresca, LLC, had $25.0 million outstanding. The note boar interest on the unpaid principal balance from January 2, 2002 until maturity at the rate per annum equal to the prime rate, as established by Fleet Bank, from time to time, plus 4.75%. Interest was payable semi-annually in arrears on the first day of January and July, and at maturity. The note was repaid on May 26, 2004.

         On November 20, 1998, Starfire Holding Corporation, an affiliate of Mr. Icahn, entered into an undertaking pursuant to which Starfire Holding Corporation agreed to indemnify AREP and its subsidiaries for losses resulting from the imposition by the PBGC of termination or minimum funding pension liabilities on AREP or its subsidiaries. These liabilities could be imposed as a result of AREP or its subsidiaries being members of the controlled group of entities of which Mr. Icahn has a direct or indirect ownership interest of at least 80%. Applicable pension and tax laws make each member of a "controlled group" jointly and severally liable for certain pension plan obligations of any member of the controlled group. The undertaking provides, among other things, that Starfire Holding Corporation will not make any distribution to its stockholders that would reduce its net worth to below $250.0 million.

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             DESCRIPTION OF SENIOR SECURED REVOLVING CREDIT FACILITY

         We entered into a new senior secured revolving credit facility on the date of the closing of the notes offering. That facility became available upon the consummation of the acquisitions, the perfection of the security interests in the assets of the properties acquired, the receipt of all necessary approvals of the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board and certain other events. The following discussion summarizes the material terms of the senior secured revolving credit facility. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the credit agreement, guaranty and other related agreements.

         General. A syndicate of lenders has provided a non-amortizing $20.0 million revolving credit facility. The commitments are available to us in the form of revolving loans, and include a letter of credit facility (subject to a $10.0 million sublimit). The proceeds of loans under the senior secured revolving credit facility will be available to us to provide working capital for us and our subsidiaries and other general corporate purposes. Loans made under the senior secured revolving facility will mature and the commitments under them will terminate on January 29, 2008.

         Guarantees and Ranking. The senior secured revolving credit facility is jointly, severally and unconditionally guaranteed by the guarantors of the notes. This indebtedness is our and the guarantors' senior secured debt and ranks equally with all of our and the guarantors' existing and future senior secured debt. However, the senior secured revolving credit facility and the guarantees are secured by a first-priority security interest in the note collateral, while the notes are secured by a second-priority security interest in the note collateral.

         Interest and Fees. The loans under the senior secured revolving credit facility bear interest, at our option, at a rate per annum equal to (a) a LIBOR rate plus a spread payable monthly, bi-monthly or quarterly, or (b) a base rate plus a spread, payable quarterly. We pay administration fees, commitment fees, letter of credit fees and certain expenses and provide certain indemnities that are customary for a financing of this type.

         Covenants. The senior secured revolving credit facility contains customary affirmative covenants for this type of transaction. In addition, the negative covenants are similar to those contained in the indenture. However, certain of those covenants are more restrictive than those contained in the indenture, including certain financial covenants with which we must comply on an ongoing basis. For example, the senior secured revolving credit facility contains limitations on liens and certain other financial covenants that are not included in the indenture.

         Prepayments. The senior secured revolving credit facility contains customary mandatory prepayment requirements, including, without limitation, requiring prepayment from proceeds that we receive as a result of certain asset sales, subject to re-investment provisions. We are permitted to make voluntary prepayments or permanently reduce the commitments under the senior secured revolving credit facility in whole or in part, at our option, without premium or penalty, subject to reimbursement of the lenders" breakage and other losses.

         Events of Default. The senior secured revolving credit facility contains customary events of default, including, without limitation, nonpayment of principal, interest, fees or other amounts when due, violation of covenants, inaccuracy of representations and warranties, cross-default and/or cross-acceleration to other indebtedness, bankruptcy, ERISA, material judgments and change of control.

         Amendment and Waiver. The senior secured revolving credit facility is subject to amendment or waiver by the holders of a majority in principal amount of the revolving loans.

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

                     DESCRIPTION OF INTERCREDITOR AGREEMENT

         The agent under our first-priority lien secured indebtedness, including our senior secured revolving credit facility and the trustee under the indenture with respect to our notes entered into an intercreditor agreement. The intercreditor agreement sets forth certain agreements between the agent for our first-priority lien secured indebtedness, including our senior secured revolving credit facility, and the trustee regarding, among other things, the priority of their claims and interests in the note collateral, the arrangements applicable to actions with respect to approval rights and waivers, certain limitations on rights of enforcement upon default and the application of proceeds of enforcement. The following discussion summarizes the material terms of the intercreditor agreement. This summary does not purport to be complete and is qualified in its entirety by reference to provisions of the definitive intercreditor agreement.

NOTE COLLATERAL; PRIORITY OF LIENS

         Pursuant to the intercreditor agreement, the trustee and the agent under our first-priority lien secured indebtedness, including our senior secured revolving credit facility, may appoint a collateral agent. If so, the collateral agent will hold some or all of the note collateral and act on their behalf under the collateral documents and the intercreditor agreement, including exercising any remedies with respect to such collateral upon an event of default. The intercreditor agreement provides that the liens and security interests granted to the lenders of the first-priority lien secured indebtedness, including our senior secured revolving credit facility, will be first-priority liens and those granted to the noteholders will be second-priority liens, in each case, subject to permitted liens, as defined, notwithstanding

                  (1) the availability of any other collateral to any lender,

                  (2) the actual date and time of execution, delivery, recording, filing and perfection of any of the collateral documents,

                  (3) whether or not such liens are perfected and

                  (4) the fact that any lien or security interest created by any of the collateral documents, or any claim with respect thereto, is or may be subordinated, avoided or disallowed in whole or in part under any bankruptcy or insolvency law or other applicable federal or state law.

The obligations due and outstanding under the lenders" respective debt instruments include all principal, additional advances permitted under the instruments, protective advances made by such party to protect or preserve the note collateral, interest, default interest, post-petition interest and all other amounts due thereunder, for periods before and for periods after the commencement of any legal proceedings, even if the claim for any of those amounts is disallowed pursuant to applicable law.

PERMITTED FACILITY AMENDMENTS; ADDITIONAL INDEBTEDNESS

         The intercreditor agreement provides that the lenders under any first-priority lien secured indebtedness facility may amend their facilities without the consent of the holders of the notes or any other lender under another first-priority lien debt facility, so long as the amendment does not increase the maximum principal amount of our first-priority lien secured indebtedness by more than the amount permitted under the indenture governing the notes.

         The intercreditor agreement also provides that the lenders of the first-priority lien secured

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
indebtedness will have the right to make additional "protective" advances in order to protect, preserve, repair and maintain the security interest in the note collateral. For example, the intercreditor agreement provides that the lenders under our first-priority lien secured indebtedness may make advances (1) to pay delinquent taxes or insurance premiums, and (2) to pay claims that otherwise might have lien priority over the liens of those lenders. Any amounts so advanced will be secured by the lien granted to secure the loan provided by the lenders of the first-priority lien secured indebtedness in the same priority as regular advances made by the lenders in accordance with that facility. This priority will be maintained regardless of whether the amount of protective advances causes the aggregate amount of outstanding first-priority lien secured indebtedness to exceed the amount of first-priority lien secured indebtedness permitted by the indenture.

PERMITTED AMENDMENTS TO COLLATERAL DOCUMENTS

         Subject to certain exceptions, the intercreditor agreement provides that the terms and conditions of any collateral document, including any event of default under it, may be modified or waived by a writing duly signed by us (or our subsidiary that is party to the document) and the agent for the first-priority lien secured indebtedness and the consent of the trustee. However, to the extent such modification or waiver results in the release of any first-priority lien in any note collateral, the consent of the trustee will not be required to release the second-priority lien on that collateral if, after giving effect to such release, the aggregate book value of all the assets released will not exceed 10% of our total combined assets as of the date of issuance of the notes. Release of substantially all of the collateral will require approval by vote of the holders of 75% of the principal amount of the outstanding notes (other than in accordance with the indenture and the collateral documents).

ADDITIONAL PARTIES TO INTERCREDITOR AGREEMENT

         The intercreditor agreement provides that any other lenders of first-priority lien secured indebtedness that are permitted under the terms of the indenture and the senior secured revolving credit facility will be added from time to time as "secured creditors" under the intercreditor agreement and that addition will not require the written consent of the trustee so long as the addition does not otherwise violate the indenture. Upon their addition as "secured creditors," the additional secured creditors will have substantially the same rights and obligations under the intercreditor agreement as the lenders under our senior secured revolving credit facility.

EVENTS OF DEFAULT

         The intercreditor agreement provides that the lenders under a particular debt facility will be entitled to declare an event of default and accelerate their indebtedness in accordance with the terms of their credit facility. The exercise of any remedies by each party to the intercreditor agreement will be subject to the following conditions:


                  (1) each party to the intercreditor agreement will be subject to a 30-day standstill period;



                  (2) the standstill period with respect to the exercise of remedies by or on behalf of holders of the notes may be extended by the lenders under our senior secured revolving credit facility and the lenders under any other first-priority lien secured indebtedness for an additional 45-day period;



                  (3) each party to the intercreditor agreement will not be entitled to initiate or join as a petitioning creditor in an involuntary proceeding against us (or against any of our affiliates) until 10 days after the expiration of the standstill period; and


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


                  (4) upon expiration of the standstill period, each party to the intercreditor agreement will be entitled to exercise remedies against us or with respect to the note collateral, provided that:


                           (a)      (1) if any lenders under our senior
                                        secured revolving credit facility
                                        or any other first-priority lien
                                        secured indebtedness accelerates
                                        the indebtedness under their
                                        respective facility, then that
                                        lender will concurrently provide
                                        the trustee with notice of such
                                        acceleration and

                                    (2) the agent for the first-priority
                                        lien secured indebtedness will
                                        provide the trustee at least 5
                                        business days prior notice of its
                                        intent to file a notice of default,
                                        and

                           (b)      (1) as a condition to completing any
                                        foreclosure by the trustee on
                                        behalf of the noteholders, the
                                        trustee must have provided
                                        reasonable assurances to the agent
                                        for the first-priority lien secured
                                        indebtedness that such foreclosure
                                        will generate sufficient net
                                        proceeds to pay off all first-lien
                                        obligations in full and

                                    (2) concurrently with any such
                                        foreclosure, all then outstanding
                                        first-lien secured indebtedness
                                        must be paid in full.

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

                              DESCRIPTION OF NOTES

GENERAL

         The terms of the new notes we are issuing in the exchange offer and the private notes that are outstanding are identical in all respects, except:

         - the new notes will be registered under the Securities Act of 1933; and

         - the new notes will not contain transfer restrictions and registration rights that relate to private notes.

         You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "ACEP" refers only to American Casino & Entertainment Properties LLC and not to any of its Subsidiaries. The term "ACEP Finance" refers only to American Casino & Entertainment Properties Finance Corp. and not to any of its Subsidiaries. The term "issuers" refers to ACEP and ACEP Finance, collectively.

         issuers will issue the new notes under an indenture among the issuers, the note guarantors and Wilmington Trust Company, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The Collateral Documents referred to under the caption "-- Security" define the terms of the agreements that secure the notes and the Note Guarantees.

         The following description is a summary of the material provisions of the indenture, the registration rights agreement and the Collateral Documents. It does not restate those agreements in their entirety. We urge you to read the indenture, the registration rights agreement and the Collateral Documents because they, and not this description, define your rights as holders of the notes. Copies of the indenture, the registration rights agreement and the Collateral Documents are available as set forth below under "-- Additional Information." Certain defined terms used in this description but not defined below under "-- Certain Definitions" have the meanings assigned to them in the indenture and the registration rights agreement.

         The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE NOTE GUARANTEES

THE NOTES

         The notes:

         -        are the general obligation of each of the issuers;

         - are secured by a second-priority security interest in the Note Collateral to the extent owned by any of the issuers, which represents substantially all of the assets of the issuers, which consist primarily of the capital stock of the subsidiaries that own the Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder;

         - are (1) pari passu in right of payment to all existing and future senior Indebtedness of the issuers, except that the notes are effectively subordinated to all First Lien Obligations of the

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

                  issuers, including borrowings under the Credit Facilities, which are secured by a first-priority security interest in the Note Collateral and (2) effectively senior to any future unsecured senior obligations of the issuers to the extent of the value of the Note Collateral; and

         - are senior in right of payment to any future subordinated Indebtedness of the issuers.

         The notes are jointly, severally and unconditionally guaranteed by each of the Note Guarantors and will be guaranteed in the future by certain Restricted Subsidiaries. Stratosphere Corporation, which owns and operates the Stratosphere, Stratosphere Gaming Corporation, which holds Stratosphere's gaming licenses, Arizona Charlie's, LLC, which owns and operates the Arizona Charlie's Decatur, Fresca, LLC, which owns and operates the Arizona Charlie's Boulder, and Charlie's Holding LLC, which holds the membership interests of each of Arizona Charlie's, LLC and Fresca, LLC, each is a Note Guarantor.

THE NOTES GUARANTEES

         Each Note Guarantee:

         -        is the general obligation of each Note Guarantor;

         - is secured by a second-priority Lien on the Note Collateral to the extent owned by the Note Guarantor, which Note Collateral consists, in the aggregate, of substantially all of the assets of Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder (with certain exceptions described below);

         - is (1) pari passu in right of payment to all existing and future senior Indebtedness of the Note Guarantor, except that the notes are effectively subordinated to all First Lien Obligations of the Note Guarantor, including guarantees or borrowings under the Credit Facilities, which are secured by a first-priority security interest in the Note Collateral of the Note Guarantor, and (2) effectively senior to any future unsecured senior obligations of the Note Guarantor to the extent of the value of the Note Collateral of the Note Guarantor; and

         - are senior in right of payment to any future subordinated Indebtedness of the Note Guarantor.

         The operations of ACEP will be conducted through its subsidiaries and, therefore, ACEP depends on the cash flow of its subsidiaries to meet its obligations, including its obligations under the notes. The Note Guarantors generated all of our combined revenues in the twelve-months period ended December 31, 2003 and held all of our assets as of December 31, 2003. In the event of a bankruptcy, liquidation or reorganization of any future Subsidiaries that are not Note Guarantors, those Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

         Currently, all of our Subsidiaries, other than JetSet LLC are "Restricted Subsidiaries" and "Note Guarantors." However, under the circumstances described below under the caption "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries" and it is possible that we may designate Unrestricted Subsidiaries prior to the Acquisition Date. Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

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

PRINCIPAL, MATURITY AND INTEREST

         The issuers are offering to issue up to $215.0 million in aggregate principal amount of new notes in exchange for a like principal amount of private notes to satisfy its obligations under the registration rights agreement that it entered into when the private notes were issued. The issuers may issue additional notes ("Additional Notes") from time to time after this offering. Any offering of Additional Notes is subject to the covenant "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." In the case of each series, the notes and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemption and offers to purchase. The issuers will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on February 1, 2012.

         Interest on the notes will accrue at the rate of 7.85% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on August 1, 2004. Interest on overdue principal and interest and Liquidated Damages, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The issuers will make each interest payment to the holders of record on the immediately preceding January 15 and July 15.

         Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

         If a noteholder holds at least $2.0 million aggregate principal amount of notes, such holder may give wire transfer instructions to the issuers and the issuers will pay all principal, interest and premium and Liquidated Damages, if any, on that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders. In addition, all payments will be subject to the applicable rules and procedures of the settlement systems (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

PAYING AGENT AND REGISTRAR FOR THE NOTES

         The trustee will initially act as paying agent and registrar. The issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the issuers or any of their Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

         A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The issuers will not be required to transfer or exchange any note selected for redemption. Also, the issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

SECURITY

         The notes are secured by a second-priority Lien on the Note Collateral owned by the issuers, and

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

the Note Guarantees are secured by a second-priority Lien on the Note Collateral owned by the Note Guarantors. The issuers' principal assets consist of the Capital Stock of ACEP's wholly owned subsidiary that owns and operates the Stratosphere, and of ACEP's wholly owned subsidiary that owns the Capital Stock of the subsidiaries that own and operate Arizona Charlie's Decatur and Arizona Charlie's Boulder. The principal assets of the Note Guarantors will consist of the Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder (each of which are owned and operated by a separate Note Guarantor) and the Capital Stock of the Subsidiary operating the Arizona Charlie's Decatur and the Subsidiary operating the Arizona Charlie's Boulder.

         The Liens securing the notes and the Note Guarantees are prior to all other Liens on the Note Collateral, except for First Lien Obligations and Permitted Liens. First Lien Obligations include obligations under the Bank Credit Facility.

         The Liens securing the issuers' obligations with respect to the First Lien Obligations are senior to the Liens securing the notes, and the Liens securing the Note Guarantors' obligations with respect to First Lien Obligations will be senior to the Liens securing the Note Guarantees (except that the Liens securing First Lien Obligations will not extend to the funds in the Notes Proceeds Account or funds put aside for defeasance or discharge, which funds will only secure the notes).

         The Note Collateral includes all assets, now owned or hereafter acquired, of the issuers or any Note Guarantor defined as collateral in the Collateral Documents, which will initially include, subject to the exceptions described below, a second-priority Lien on:

         - the Capital Stock of all Restricted Subsidiaries including the Stratosphere Corporation, Stratosphere Gaming Corp., Charlie's Holding LLC, Fresca, LLC and Arizona Charlie's, LLC;

         -        the Properties;

         - the furniture, fixtures and equipment (other than those separately financed or leased to us as permitted by the indenture) of the Properties;

         - intercompany notes (including a pledge of any debt (and related security interest)) owed to the issuers or any of the Restricted Subsidiaries, if any; and

         - certain material contract rights of the issuers or the Restricted Subsidiaries, excluding, however, any rights of the issuers or the Restricted Subsidiaries to any Gaming License.

         The Note Collateral will not include:

                  (1) property, plant or equipment financed by other parties (including equipment financed or leased to us as permitted by the indenture) (or other assets or property that are permitted to secure certain other obligations as provided for in the indenture),

                  (2) any property or assets (other than Cash Equivalents) acquired by the issuers or the Restricted Subsidiaries in the future that are neither

                                    (A) located on the Properties nor

                                    (B) necessary for the operation of any of
                           the Properties in the ordinary

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

                           course,

                  (3) any assets held by an Unrestricted Subsidiary or a Foreign Subsidiary (provided that if the asset came from the issuers or a Restricted Subsidiary, that the transfer to the Unrestricted Subsidiary or the Foreign Subsidiary was permitted by the indenture),

                  (4) certain reserves for other lenders and

                  (5) certain other customary exceptions.

         In the event of Asset Sales permitted by the indenture and in certain other events, the trustee will release assets included in the Note Collateral so long as all other Liens on such assets securing any Credit Facility or any other Indebtedness that is secured by that asset (including all commitments thereunder) are also released.

         Concurrently with the acquisition by the issuers or any Note Guarantor of any assets or property that either (1) secures First Lien Obligations or (2) has a Fair Market Value in excess of $2.0 million individually or $10.0 million in a series of one or more related transactions, subject to the approval by Gaming Authorities or to the extent not prohibited by applicable Gaming Laws, the issuers will, or will cause the applicable Note Guarantor to:

                  (1) in the case of personal property, execute and deliver to the trustee for the benefit of the noteholders such Uniform Commercial Code financing statements or take such other actions as shall be necessary or (in the opinion of the trustee) desirable to perfect and protect the trustee's security interest in such assets or property for the benefit of the noteholders;

                  (2) in the case of real property, execute and deliver to the trustee:

                           (a) a deed of trust or a leasehold deed of trust, as appropriate, substantially in the form of the deeds of trust or leasehold deeds of trust, as appropriate, executed in connection with the Liens on the Properties (with such modifications as are necessary to comply with applicable law) that secure the Note Guarantees; and

                           (b) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

                  (3) promptly deliver to the trustee such opinions of counsel, if any, as the trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests);

provided, however, that (1) the issuers and the Note Guarantors will not be required to provide a security interest in any assets or property that are permitted to secure certain other obligations as provided for in the indenture, and (2) no more than 65% of the Capital Stock of any Foreign Subsidiary will be required to be pledged as Note Collateral.

         Also, if the granting of such a security interest in such property to the trustee requires the consent of a third party, the issuers will use commercially reasonable efforts to obtain such consent.

         Any future Foreign Subsidiary of the issuers that is a direct borrower with respect to the Indebtedness described in clause (1) of the definition of Permitted Debt under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock" may, to the extent otherwise permitted by the indenture, grant a security interest in its property to the lenders therein with respect to such Indebtedness, or to an agent or trustee on behalf of such lenders, to secure obligations with respect to such Indebtedness, without being required to provide a second-priority security interest upon such property as security for the notes; provided, however, that no such security interest shall secure any Indebtedness of the issuers, any Restricted Subsidiary or any Note Guarantor.

         So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the indenture and the Collateral Documents, the issuers and the Restricted Subsidiaries will be entitled to use the Note Collateral in a manner consistent with normal business practices and applicable law. Upon the occurrence and during the continuance of an Event of Default, and, except as provided below, as a result of which, the obligations under the notes have been accelerated to become immediately due and payable, but subject to certain terms, conditions and limitations in the Intercreditor Agreement, the trustee may sell the Note Collateral or any part thereof in accordance with the terms of the Collateral Documents. All funds distributed under the Collateral Documents and received by the trustee for the benefit of the holders of the notes shall be distributed by the trustee in accordance with the provisions of the indenture.

         Under the terms of the Collateral Documents but subject to certain terms, conditions and limitations set forth in the Intercreditor Agreement, the trustee will determine the circumstances and manner in which the Note Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Note Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Note Collateral following an Event of Default. Subject to certain additional provisions set forth in the indenture, the Note Collateral may be released from the Lien and security interest created by the indenture and the Collateral Documents at any time or from time to time upon the request of the issuers pursuant to an Officers' Certificate certifying that all terms for release and conditions precedent under the indenture and under any applicable Collateral Document have been met and specifying (1) the identity of the Note Collateral to be released and (2) the provision of the indenture which authorizes such release.

         The trustee shall release (at the sole cost and expense of the issuers):

                  (1) all Note Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of to any Person (other than the issuers or any Restricted Subsidiary (including any Note Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of to an Unrestricted Subsidiary)); provided, such contribution, sale, lease, conveyance, transfer or other disposition is or will be in accordance with the provisions and limitations of the indenture, including, without limitation, if applicable, the requirement that the net proceeds from such contribution, sale, lease, conveyance, transfer or other disposition are or will be applied (subject to the provisions of the Intercreditor Agreement) in accordance with the indenture and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release;

                  (2) Note Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; provided that the Net Loss Proceeds, if any, from such Event of Loss are or will be applied in accordance with the covenant described above under "Repurchase at the Option of Holders -- Events of Loss;"

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

                  (3) all Note Collateral which may be released with the consent of holders pursuant to the amendment provisions of the indenture;

                  (4) all Note Collateral (except as provided in the discharge and defeasance provisions of the indenture and, in particular, the funds in the trust fund described in such provisions) upon discharge or defeasance of the indenture in accordance with the discharge and defeasance provisions of the indenture;

                  (5) all Note Collateral upon the payment in full of all obligations of the issuers with respect to the notes and the Note Guarantors with respect the Note Guarantees;

                  (6) Note Collateral of a Note Guarantor whose Note Guarantee is released pursuant to the terms of the indenture;

                  (7) assets included in the Note Collateral with a Fair Market Value of up to $1.0 million in any calendar year, subject to cumulative carryover for any amount not used in any prior calendar year; and

                  (8) all Note Collateral that constituted furnishings, fixtures or equipment that is financed with the proceeds of the Indebtedness to any Person (including to the issuers or an Affiliate of the issuers provided that such financing action complies with the requirements of "-- Transactions with Affiliates") financed or permitted to be incurred pursuant to the subparagraph (3) of the second paragraph of the covenant described above under the heading "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

CERTAIN GAMING LAW LIMITATIONS

         The trustee's ability to foreclose upon the pledged Capital Stock and other gaming collateral comprising our gaming businesses is limited by applicable Gaming Laws. Regulations of the Nevada Gaming Commission provide that no Person may acquire an interest in a gaming licensee or enforce a security interest in the equity of a corporation, limited liability company or other entity which is the holder of a gaming license or which owns equity in such a corporation, limited liability company or other entity without the prior approval of the Nevada Gaming Commission. As such, neither the trustee nor any holder of the notes is permitted to operate or manage any gaming business or assets unless such Person has been licensed under applicable Gaming Laws for such purpose.

         Nevada Gaming Laws also require that all Persons who propose to own equity of licensed corporations, limited liability companies or other entities or of registered holding companies, limited liability companies or other entities must be found suitable as an equityholder of such corporations, limited liability companies or other entities by the Nevada Gaming Commission and other relevant Gaming Authorities before acquiring ownership of such equity interests. Consequently, it would be necessary for the trustee to file an application with the Nevada Gaming Authorities requesting approval to enforce the security interest in the pledged equity interests and obtain such approval before it may take any steps to enforce the security interest. Additionally, the trustee must file applications with the Nevada Gaming Authorities requesting approval to enforce a security interest in gaming assets before it may take steps to enforce the security interest. Moreover, it would be necessary for a prospective purchaser of the pledged equity interests or the assets comprising the gaming businesses to file the necessary applications, be investigated, and be found suitable by the Nevada Gaming Authorities before acquiring the gaming assets or the pledged equity interests through a foreclosure sale. Under Nevada Gaming Law, the applicant for such approvals must file all applications required by the Nevada Gaming Authorities, be investigated, provide all information requested by the investigating agency and pay all fees and costs charged by the Nevada Gaming Authorities for such investigations. Although the regulations of the Nevada Gaming Commission provide that the Nevada Gaming Commission may, in its discretion, grant a temporary or permanent waiver of these requirements with respect to foreclosure on pledged equity interests, no action to enforce the security interest in the pledged equity interests may be taken nor may the ownership of the equity interests be transferred until these procedures are complied with so long as the entities hold gaming licenses or are registered with the Nevada Gaming Commission as a holding company which owns any interest in a licensed company. These requirements may therefore limit the number of potential bidders who would participate in any foreclosure sale and may delay the sale of the pledged equity interests or other gaming assets, either of which could have an adverse effect on the proceeds received from such sales.

CERTAIN BANKRUPTCY LIMITATIONS

         The right of the trustee to repossess and dispose of the Note Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the issuers or a Note Guarantor prior to the trustee having repossessed and disposed of the Note Collateral. Under bankruptcy law, a secured creditor such as the trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral (and the proceeds, products, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include, if approved by the court, cash payments or the granting of additional security for any diminution in the value of the collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The court has broad discretionary powers in all these matters, including the valuation of collateral. In addition, because the enforcement of the Lien of the trustee in cash, deposit accounts and cash equivalents may be limited in a bankruptcy proceeding, the holders of the notes may not have any consent rights with respect to the use of those funds by the issuers or any of their Subsidiaries during the pendency of the proceeding. In view of these considerations, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the Note Collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Note Collateral.

OPTIONAL REDEMPTION

         At any time prior to February 1, 2007, the issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of notes (including Additional Notes) issued under the indenture at a redemption price of 107.850% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings or from the proceeds of Permitted Affiliate Subordinated Debt of ACEP; provided, however, that:

                  (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by ACEP and its Subsidiaries); and

                  (2) the redemption occurs within 60 days of the date of the closing of such Equity Offering or the issuance of Permitted Affiliate Subordinated Debt.

         Except pursuant to the preceding paragraph, the notes will not be redeemable at the issuers' option prior to February 1, 2008.

         On or after February 1, 2008, the issuers may redeem all or a part of the notes upon not less than 15 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on of the years indicated below:

YEAR                                                                             PERCENTAGE
----                                                                             ----------
2008......................................................................       103.925%
2009......................................................................       101.963%
2010 and thereafter.......................................................       100.000%

MANDATORY DISPOSITION PURSUANT TO GAMING LAWS

         If any Gaming Authority requires that a holder or Beneficial Owner of notes be licensed, qualified or found suitable under any applicable Gaming Law and such holder or Beneficial Owner:

                  (1) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or

                  (2) is denied such license or qualification or not found suitable;

         ACEP shall then have the right, at its option:

                  (3) to require each such holder or Beneficial Owner to dispose of its notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (1) or (2) above, or

                  (4) to redeem the notes of each such holder or Beneficial Owner, in accordance with Rule 14e-1, if applicable, at a redemption price equal to the lowest of:

                           (a) the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption, the date 30 days' after such holder or Beneficial Owner is required to apply for a license, qualification or finding of suitability (or such shorter period that may be required by any applicable Gaming Authority) if such holder or Beneficial Owner fails to do so ("Application Date") or of the date of denial of license or qualification or of the finding of unsuitability by such Gaming Authority;

                           (b) the price at which such holder or Beneficial Owner acquired the notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption, the Application Date or the date of

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

                                    the denial of license or qualification or of the finding of unsuitability by such Gaming Authority; and

                           (c) such other lesser amount as may be required by any Gaming Authority.

         Immediately upon a determination by a Gaming Authority that a holder or Beneficial Owner of the notes will not be licensed, qualified or found suitable and must dispose of the notes, the holder or Beneficial Owner will, to the extent required by applicable Gaming Laws, have no further right:

                  (1) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the notes, the Note Guarantees or the indenture; or

                  (2) to receive any interest, Liquidated Damages, dividend, economic interests or any other distributions or payments with respect to the notes and the Note Guarantees or any remuneration in any form with respect to the notes and the Note Guarantees from the issuers, the Note Guarantors or the trustee, except the redemption price referred to above.

         ACEP will notify the trustee in writing of any such redemption as soon as practicable. Any holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability will be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities and the issuers will not reimburse any holder or Beneficial Owner for such expense.

MANDATORY REDEMPTION

         Other than in connection with the special mandatory redemption, the issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

         If a Change of Control occurs, each holder of notes will have the right to require the issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's notes pursuant to a Change of Control offer on the terms set forth in the indenture. In the Change of Control offer, the issuers will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, the issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

         On the Change of Control payment date, the issuers will, to the extent lawful:

                  (1) accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the Change of Control offer;

                  (2) deposit with the paying agent an amount equal to the Change of Control payment in respect of all notes or portions of notes properly tendered; and

                  (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the issuers.

         The paying agent will promptly mail to each holder of notes properly tendered the Change of Control payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. The issuers will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control payment date.

         The provisions described above that require the issuers to make a Change of Control offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

         The issuers will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control offer made by the issuers and purchases all notes properly tendered and not withdrawn under the Change of Control offer.

         The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of ACEP and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of ACEP and its Subsidiaries taken as a whole to another Person or group may be uncertain.

ASSET SALES

         ACEP will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

                  (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Asset Sale;

                  (2) ACEP (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold, leased, transferred, conveyed or otherwise disposed of or Equity Interests issued or sold or otherwise disposed of;

                  (3) with respect to any Asset Sale involving consideration or property in excess of $2.5 million, such Fair Market Value is evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the trustee;

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

                  (4) at least 75% of the consideration received in the Asset Sale by ACEP or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

                           (a) any liabilities, as shown on ACEP's or such Restricted Subsidiary's most recent balance sheet, of ACEP or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee which may be assumed only if such liabilities are deemed to be Restricted Payments and such Restricted Payment may then be made) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases ACEP or such Restricted Subsidiary from further liability; and

                           (b) any securities, notes or other obligations received by ACEP or any such Restricted Subsidiary from such transferee that are converted by ACEP or such Restricted Subsidiary into cash within 30 days, to the extent of the cash received in that conversion; and

                  (5) the Board of Directors has determined in good faith that the Asset Sale complies with the provisions of the indenture summarized in clauses (2), (3) and (4) above.

         Within one year after the receipt of any Net Asset Sale Proceeds, ACEP or the Restricted Subsidiary may apply those Net Asset Sale Proceeds at its option:

                  (6) to repay First Lien Obligations or any other Indebtedness that is pari passu with the notes, including any notes and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                  (7) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Principal Business;

                  (8) to make an Investment in or expenditures for acquiring or constructing properties and assets that replace the properties and assets that were the subject of the Asset Sale; or

                  (9) to acquire, construct, repair or rebuild other assets or property, other than current assets, that are used or useful in a Principal Business;

provided, however, that with respect to any assets that are acquired or constructed or Voting Stock that is acquired with such Net Asset Sale Proceeds, ACEP or the applicable Restricted Subsidiary, as the case may be, promptly grants to the trustee, on behalf of the holders of the notes, a second-priority security interest on any such assets or Voting Stock on the terms set forth in the indenture and the Collateral Documents. Pending the final application of any Net Asset Sale Proceeds, ACEP or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Asset Sale Proceeds in any manner that is not prohibited by the indenture.

         Any Net Asset Sale Proceeds that are not applied or invested as provided in the preceding paragraph (or in the case of clauses (2), (3) or (4), contracted or committed to within one year; provided that such acquisition, investment, construction, repair or reconstruction is completed within two years of the date of such contract or commitment) will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the issuers will make an offer (an "Asset Sale Offer") to all holders of notes to purchase the maximum principal amount of notes and, if the issuers are required to do so under the terms of any other Indebtedness that is pari passu with the notes, such other Indebtedness on a pro rata basis with the notes, that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn notes pursuant to an Asset Sale Offer, ACEP may use such remaining Excess Proceeds for any purpose not otherwise prohibited by the indenture and the Collateral Documents. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer (together with any other pari passu Indebtedness expected to be repaid from such Excess Proceeds) exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and such other Indebtedness tendered (or otherwise expected to be repaid). Upon completion of any Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The issuers may commence an Asset Sale Offer without having to wait for the expiration of the one year period.

EVENTS OF LOSS

         Within one year (or two years in the case of clause (1) below) after any Event of Loss with respect to (1) any of the Properties, or any other assets or property, with a Fair Market Value (or replacement cost, if greater) in excess of $15.0 million, ACEP or the affected Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from such Event of Loss in any manner permitted by clauses (1) through (4) of the second paragraph of the covenant described above under the caption "-- Asset Sales" for Net Asset Sale Proceeds from an Asset Sale or to the rebuilding or repair of the Subject Property (as defined), or (2) any other Event of Loss, ACEP or the affected Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to repay First Lien Obligations or any indebtedness pari passu with the notes, including any notes, or to the rebuilding, repair, replacement or construction of improvements to the property affected by such Event of Loss (the "Subject Property"), with no concurrent obligation to make any purchase of any notes; provided, however, that ACEP delivers to the trustee:

                  (1) within either

                           (a) 150 days of such Event of Loss a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed in, and operating in, substantially the same condition (or better) as existed prior to the Event of Loss within 24 months of the Event of Loss or

                           (b) 60 days of such Event of Loss a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed in, and operating in, substantially the same condition (or better) as existed prior to the Event of Loss within two years of the receipt of Net Loss Proceeds; and

                  (2) an Officers' Certificate (delivered concurrently with the opinion specified in clause (i) or (ii) above) certifying that ACEP has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction referred to in clause (1) above.

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         Any Net Loss Proceeds from any Event of Loss that are not applied or permitted to be reinvested as provided in the preceding paragraph will constitute "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the issuers will make an offer (an "Event of Loss Offer") to all holders of notes to purchase the maximum principal amount of notes and, if the issuers are required to do so under the terms of any other Indebtedness that is pari passu with the notes, such other Indebtedness on a pro rata basis with the notes, that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn notes pursuant to an Event of Loss Offer, ACEP may use such remaining Excess Loss Proceeds for any purpose not otherwise prohibited by the indenture and the Collateral Documents. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Event of Loss Offer (together with any pari passu Indebtedness expected to be repaid from such Event of Loss proceeds) exceeds the amount of Excess Loss Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and such other Indebtedness tendered (or expected to be repaid). Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.

         In the event of an Event of Loss pursuant to clause (3) of the definition of "Event of Loss" with respect to any property or assets that have a Fair Market Value (or replacement cost, if greater) in excess of $5.0 million, ACEP or the affected Restricted Subsidiary, as the case may be, will be required to receive consideration and with respect to any Event of Loss of any portion of the hotel, casino or parking structure and other property comprising part of the Properties, at least 75% of which is in the form of cash or Cash Equivalents.

CERTAIN COVENANTS

RESTRICTED PAYMENTS

         ACEP will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of ACEP's or any Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving ACEP or any Restricted Subsidiary) or to the direct or indirect holders of ACEP's or any Restricted Subsidiary's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of ACEP or to ACEP or a Restricted Subsidiary of ACEP);

                  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving ACEP) any Equity Interests of ACEP or any direct or indirect parent of ACEP;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of ACEP or any Note Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among ACEP and any of its Restricted Subsidiaries), except a payment of interest, Other Liquidated Damages or principal at the Stated Maturity on such subordinated Indebtedness that is not Permitted Affiliate Subordinated Indebtedness;

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                  (4) purchase, redeem, defease or otherwise retire for value or pay any interest, principal or other amount on any Permitted Affiliate Subordinated Indebtedness (other than payment of interest in the form of additional Permitted Affiliate Subordinated Indebtedness or Equity Interests in ACEP (other than Disqualified Stock) or accrual of interest on Permitted Affiliate Subordinated Indebtedness); or

                  (5) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (5) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

                  (2) ACEP would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by ACEP and the Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8) and (9) of the next succeeding paragraph) is less than the sum, without duplication, of:

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                           (a)      50% of the Consolidated Net Income of ACEP
                                    for the period (taken as one accounting
                                    period) from the Acquisition Date to the end of ACEP's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); provided, however, that to the extent any payments pursuant to the Tax Allocation Agreement were excluded from the calculation of Consolidated Net Income during the applicable period, for the purposes of this clause (a), such payments pursuant to the Tax Allocation Agreement will be deducted from Consolidated Net Income, plus

                           (b) 100% of the aggregate net cash proceeds received by ACEP since the date of the indenture as a contribution to its common equity capital or received as cash proceeds of Permitted Affiliate Subordinated Debt of ACEP or from the issue or sale of Equity Interests of ACEP (excluding Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of ACEP that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities) sold to a Subsidiary of ACEP, plus

                           (c)      100% of the lesser of

                                    (1)      the aggregate amount received in
                                             cash and the Fair Market Value of
                                             property received by means of

                                             (B)  the sale or other
                                                  disposition (other than to
                                                  ACEP or a Restricted
                                                  Subsidiary) of Restricted
                                                  Investments made by ACEP or
                                                  its Restricted Subsidiaries
                                                  and repurchases and
                                                  redemptions of such Restricted
                                                  Investments from ACEP or its
                                                  Restricted Subsidiaries and
                                                  repayments of loans or
                                                  advances which constitute
                                                  Restricted Investments by ACEP
                                                  or its Restricted Subsidiaries
                                                  or

                                             (C)  the sale (other than to
                                                  ACEP or a Restricted
                                                  Subsidiary) of the Capital
                                                  Stock of an Unrestricted
                                                  Subsidiary or a distribution
                                                  from an Unrestricted
                                                  Subsidiary (other than in each
                                                  case to the extent the
                                                  Investment in such
                                                  Unrestricted Subsidiary was
                                                  made by a Restricted
                                                  Subsidiary pursuant to clause
                                                  (9) of the next succeeding
                                                  paragraph or to the extent
                                                  such Investment constituted a
                                                  Permitted Investment) or a
                                                  dividend from an Unrestricted
                                                  Subsidiary and

                                    (2)      the aggregate amount of Restricted
                                             Payments made to make the
                                             Restricted Investment so sold or
                                             disposed of or in the Capital Stock
                                             of the Unrestricted Subsidiary so
                                             sold or disposed of (provided,
                                             however, that if the cash received
                                             in any transaction described in
                                             clause (A) or (B) of this clause
                                             (c) plus the cash received from the
                                             disposition of any property
                                             received in any

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                                             such transaction is greater than
                                             the amount otherwise calculated
                                             under this clause (c), then such
                                             greater cash amount may be added
                                             to this clause (c) in lieu of such
                                             lesser amount), plus

                           (d)      in case, after the date hereof, any
                                    Unrestricted Subsidiary has been
                                    redesignated as a Restricted Subsidiary
                                    pursuant to the terms of the indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into ACEP or a Restricted Subsidiary, and no Default or Event of Default is then occurring or results therefrom, an amount equal to the lesser of

                                    (1)      the Fair Market Value of the
                                             Investments owned by ACEP and the
                                             Restricted Subsidiaries in such
                                             Unrestricted Subsidiary at the time
                                             of the redesignation, combination,
                                             transfer or liquidation (or of the
                                             assets transferred or conveyed, as
                                             applicable) and

                                    (2)      the aggregate amount of Restricted
                                             Payments made in such Unrestricted
                                             Subsidiary.

         So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

                  (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

                  (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of ACEP) of, Equity Interests (other than Disqualified Stock) or Permitted Affiliate Subordinated Debt of ACEP or from the substantially concurrent contribution of common equity capital to ACEP; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph;

                  (3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of ACEP or any Note Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

                  (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of ACEP to the holders of its Equity Interests on a pro rata basis;

                  (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of ACEP, any parent of ACEP or any Restricted Subsidiary of ACEP held by any member of ACEP's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million;

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                  (6) the redemption or repurchase of any Equity Interests or
         Indebtedness of ACEP or any of its Subsidiaries to the extent required by any Gaming Authority or, if determined in the good faith judgment of the Board of Directors of ACEP as evidenced by a resolution of the Board of Directors that has been delivered to the trustee, required to prevent the loss or to secure the grant or establishment of any gaming license or other right to conduct lawful gaming operations in the United States;

                  (7) Permitted Payments to Parent;

                  (8) Restricted Payments pursuant to the terms of the Acquisition Agreements and the payment of the balance of the intercompany debt owed by Stratosphere Corporation to American Real Estate Holdings Limited Partnership;

                  (9) the one-time payment of a distribution of Cash Equivalents and marketable securities to the Parent (the "Parent Distribution") to be paid within twenty days of the Acquisition Date such that, at the Acquisition Date after giving effect to the Parent Distribution, the purchase price of the Acquisition, the payment of the balance of the intercompany debt owed by Stratosphere Corporation to American Real Estate Holdings Limited Partnership and any unpaid fees and expenses relating to the offering of the notes, ACEP and its Restricted Subsidiaries, on a combined basis, would have cash no less than the sum of (x) $25.0 million and (y) the amount of accrued interest on the notes from the Issuance Date to, and including, the Acquisition Date; provided, that from the Issuance Date to the date of the Parent Distribution, except as disclosed in the Offering Memorandum and contemplated in the Acquisition Agreements, ACEP shall not take any actions and shall cause its Affiliates not to take any actions that would cause the business of the Properties to be conducted, in any material respect, other than in the ordinary course; and

                  (10) other Restricted Payments in an aggregate amount since the Issuance Date not to exceed $2.5 million.

         For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (10) above, or is permitted to be made pursuant to the first paragraph of this covenant, ACEP shall, in its sole discretion, classify such Restricted Payment in any manner that complies with this covenant.

         The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by ACEP or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

         ACEP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the issuers will not issue any Disqualified Stock and will not permit any of their Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the issuers may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Note Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if:

         the Fixed Charge Coverage Ratio for the issuers' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such

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         additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least
         2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (1) the incurrence by ACEP and any Note Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of ACEP and its Restricted Subsidiaries thereunder) not to exceed $50.0 million less the aggregate amount of all Net Asset Sale Proceeds of Asset Sales applied by ACEP or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales;"

                  (2) the incurrence by the issuers and the Note Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

                  (3) the incurrence by ACEP and the Note Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, construction or improvement of property, plant or equipment used or to be used in the business of ACEP or such Note Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (3), not to exceed $10.0 million at any time outstanding;

                  (4) the incurrence by ACEP and the Note Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (2), (3), (4), (10), (11) or (14) of this paragraph;

                  (5) the incurrence by ACEP and its Restricted Subsidiaries of intercompany Indebtedness between or among ACEP and any of its Restricted Subsidiaries; provided, however, that:

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                           (a)      if ACEP is the obligor on such Indebtedness,
                                    such Indebtedness must be expressly
                                    subordinated to the prior payment in full in cash of all Obligations with respect to the notes;

                           (b) if a Note Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of its Note Guarantee; and

                           (c) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than ACEP or a Restricted Subsidiary of ACEP and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either ACEP or a Restricted Subsidiary of ACEP shall be deemed, in each case, to constitute an incurrence of such Indebtedness by ACEP or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

provided that in the case of clauses (a) and (b), that no restriction on the payment of principal, interest or other obligations in connection with such intercompany Indebtedness shall be required by such subordinated terms except during the occurrence and continuation of a Default or Event of Default;

         (6) the incurrence by ACEP and any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business;

         (7) the Guarantee by ACEP or any of the Note Guarantors of Indebtedness of the issuers or a Restricted Subsidiary of ACEP that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

         (8) the incurrence by ACEP or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

         (9) the incurrence by ACEP or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

         (10) the incurrence by ACEP and its Restricted Subsidiaries of the Existing Indebtedness;

         (11) the incurrence by ACEP or any of its Restricted Subsidiaries of Non-Recourse Financing used to finance the construction, purchase or lease of personal or real property used in the business of ACEP or such Restricted Subsidiary; provided, that the Indebtedness incurred pursuant to this clause
(11) (including any refinancings thereof pursuant to clause (4) above) shall not exceed $15.0 million outstanding at any time;

         (12) Indebtedness arising from any agreement entered into by ACEP or any of its Restricted Subsidiaries providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with an Asset Sale;

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         (13) the incurrence by ACEP or any Restricted Subsidiary of Permitted
Affiliate Subordinated Indebtedness;

         (14) the incurrence by ACEP of Additional Notes used for Property Improvements, in an aggregate principal amount not to exceed 2.0 times the net cash proceeds received by ACEP after the Acquisition Date from Equity Offerings and the issuance of Permitted Affiliate Subordinated Debt, the net cash proceeds of which Equity Offerings and the issuance of Permitted Affiliate Subordinated Debt are also used in Property Improvements; and

         (15) the incurrence by ACEP or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
(15), not to exceed $10.0 million at any one time outstanding.

         The issuers and their Restricted Subsidiaries will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the issuers or its Restricted Subsidiaries unless such Indebtedness is also contractually subordinated in right of payment to the notes or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness of the issuers and its Restricted Subsidiaries shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the issuers or its Restricted Subsidiaries for purposes of this paragraph solely by virtue of being unsecured or secured to a lesser extent or on a junior Lien basis.

         For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above or is entitled to be incurred pursuant to the first paragraph of this covenant, in each case, as of the date of incurrence thereof, the issuers shall, in their sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant and such Indebtedness will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by the issuers.

         The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, that in each such case, that the amount thereof shall be included in Fixed Charges of ACEP as accrued (to the extent applicable under the definition of Fixed Charges). Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that ACEP or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

         The amount of any Indebtedness outstanding as of any date will be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                  (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

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                  (3) in respect of Indebtedness of another Person secured by a
         Lien on the assets of the specified Person, the lesser of:

                           (a) the Fair Market Value of such assets at the date of determination; and

                           (b)      the amount of the Indebtedness of the other
                                    Person.

         Upon entering into or refinancing or replacement of the Credit Facilities or any portion thereof with a lender that was not party to the Intercreditor Agreement or the incurrence of any Indebtedness permitted by the indenture to be First Lien Obligations, the trustee shall enter into an intercreditor agreement with such lender with terms that are no less favorable to the trustee or the holders of notes than those contained in the Intercreditor Agreement.

LIENS

         ACEP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset, now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

         ACEP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to ACEP or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to ACEP or any of its Restricted Subsidiaries;

                  (2) make loans or advances to ACEP or any of its Restricted Subsidiaries; or

                  (3) sell, lease or transfer any of its properties or assets to ACEP or any of its Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

                  (4) agreements in effect on the Acquisition Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided, however, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other restrictions than those contained in those agreements on the Acquisition Date;

                  (5) the indenture, the notes, the Note Guarantees, the Credit Facilities and the Collateral Documents;

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                  (6) applicable law, rule or order of an applicable
         governmental body;

                  (7) any instrument governing Indebtedness or Capital Stock of a Person acquired by ACEP or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

                  (8) customary non-assignment provisions in leases entered into in the ordinary course of business;

                  (9) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

                  (10) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

                  (11) Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (12) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "-- Liens;" and

                  (13) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

         ACEP

         (a) will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to ACEP or to any Restricted Subsidiary), unless:

                  (1) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary, and

                  (2) the Net Asset Sale Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions described under "-- Repurchase at the Option of Holders -- Asset Sales" above;

provided, however, that this clause (a) will not apply to any pledge of Capital Stock of any Restricted Subsidiary securing First Lien Obligations, including the Credit Facilities, or any exercise of remedies in connection therewith; and

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         (b) will not permit any Restricted Subsidiary to issue any of its
Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares and shares of Capital Stock of foreign Subsidiaries issued to foreign nationals to the extent required under applicable law) to any Person other than ACEP or any Restricted Subsidiary.

MERGER, CONSOLIDATION OR SALE OF ASSETS

         Neither ACEP nor any Note Guarantor may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not ACEP or such Note Guarantor, as the case may be, is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of ACEP or any Note Guarantor, in one or more related transactions, to another Person; unless:

                  (1) either: (a) ACEP or such Note Guarantor, as the case may be, is the surviving corporation, or (b) the Person formed by or surviving any such consolidation or merger (if other than ACEP or such Note Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than ACEP or such Note Guarantor, as the case may be) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of ACEP or such Note Guarantor, as the case may be, under the notes, the Note Guarantees, the indenture, the registration rights agreement and the Collateral Documents, as applicable;

                  (3) immediately after such transaction no Default or Event of Default exists;

                  (4) ACEP or such Note Guarantor, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than ACEP or such Note Guarantor, as the case may be), or to which such sale, assignment, transfer, conveyance or other disposition has been made has, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, a Fixed Charge Coverage Ratio not less than the Fixed Charge Coverage Ratio immediately preceding such transactions;

                  (5) such transaction would not result in the loss or suspension or material impairment of any of ACEP's or any Note Guarantor's Material Gaming Licenses, unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

                  (6) such transaction would not require any holder or Beneficial Owner of notes in their capacity as such to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction; and

                  (7) ACEP has delivered to the trustee an officers' certificate and opinion of counsel, each stating that such transaction complies with the terms of the indenture.

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         ACEP will not have to comply with clause (4) above in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of its properties or assets with an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change ACEP into a corporation or other form of business entity and such transaction does not cause the realization of any material federal or state tax liability that will be paid by ACEP or any Restricted Subsidiary. For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than $1.0 million.

         In addition, ACEP may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. In the case of a lease of all or substantially all of the assets of ACEP, ACEP will not be released from its obligations under the notes or the indenture, as applicable.

         This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

                  (1) a merger of ACEP or ACEP Finance with an Affiliate solely for the purpose of reorganizing ACEP or ACEP Finance in another jurisdiction; or

                  (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the issuers and their Restricted Subsidiaries or between or among Restricted Subsidiaries.

         Except as described with respect to the release of Note Guarantees of Note Guarantors under the caption "-- Note Guarantees" above, the entity or person formed by or surviving any consolidation or merger (if other than ACEP or a Note Guarantor, as the case may be) or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of its properties or assets will succeed to, and be substituted for, and may exercise every right and power of ACEP or such Note Guarantor, as the case may be, under the indenture.

TRANSACTIONS WITH AFFILIATES

         ACEP will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, any Affiliate of ACEP (each, an "Affiliate Transaction"), unless:

                  (1) the Affiliate Transaction is on terms that are not materially less favorable to ACEP or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by ACEP or such Restricted Subsidiary with an unrelated Person as determined in good faith by the Board of Directors of ACEP; and

                  (2) ACEP delivers to the trustee:

                           (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors of ACEP set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a

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                                    majority of the disinterested members of the
                                    Board of Directors of ACEP; and

                           (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to ACEP or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of recognized standing.

         The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

                  (1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by ACEP or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

                  (2) transactions between or among ACEP and/or its Restricted Subsidiaries;

                  (3) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of ACEP;

                  (4) any issuance of Equity Interests (other than Disqualified Stock) of ACEP to Affiliates of ACEP;

                  (5) Restricted Payments that do not violate the provisions of the indenture described above under the caption "-- Restricted Payments;"

                  (6) the transactions pursuant to the Acquisition Agreements and the transactions described above under the caption "Use of Proceeds;"

                  (7) Permitted Affiliate Subordinated Indebtedness;

                  (8) transactions between ACEP and/or any of its Restricted Subsidiaries, on the one hand, and other Affiliates, on the other hand, for the provision of goods or services in the ordinary course of business by such other Affiliates; provided that such other Affiliate is in the business of providing such goods or services in the ordinary course of business to unaffiliated third parties and the terms and pricing for such goods and services overall are not less favorable to ACEP and/or its Restricted Subsidiaries than the terms and pricing upon which such goods and services are provided to unaffiliated third parties;

                  (9) loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

                  (10) the provision of accounting, financial, management, information technology and other ancillary services to Affiliates, provided that ACEP or its Restricted Subsidiaries are paid a fee equal to its out of pocket costs and allocated overhead (including a portion of salaries and benefits) as determined by ACEP in its reasonable judgment; provided further that this services under this clause shall not include providing complimentaries or other benefits to customers of an Affiliate; and

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                  (11) Permitted Payments to Parent.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

         The Board of Directors of ACEP may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will Project Assets of any of the Properties be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by ACEP and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "-- Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by ACEP. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of ACEP may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

         Any designation of a Subsidiary of ACEP as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of ACEP as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock," ACEP will be in default of such covenant. The Board of Directors of ACEP may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of ACEP; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of ACEP of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if
(1) such Indebtedness is permitted under the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

LINE OF BUSINESS

         For so long as any notes are outstanding, the issuers shall not, and shall not permit any of the Restricted Subsidiaries to, engage in any business or activity other than the Principal Business, except to such extent as would not be material to the issuers and their Subsidiaries taken as a whole.

SALE AND LEASEBACK TRANSACTIONS

         ACEP will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that ACEP or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

                  (1) ACEP or that Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock" and

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         (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens;"

                  (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

                  (3) the transfer of assets in that sale and leaseback transaction is permitted by, and ACEP applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

RESTRICTIONS ON LEASING AND DEDICATION OF PROPERTY

         ACEP will not, and will not permit any of the Restricted Subsidiaries to lease, sublease, or grant a license, concession or other agreement to occupy, manage or use, as lessor or sublessor, any real or personal Project Assets owned or leased by ACEP or any Restricted Subsidiary for annual lease base rent, excluding common area maintenance and percentage rent, exceeding $2.0 million with respect to any individual transaction (each, a "Lease Transaction"), other than the following Lease Transactions:

                  (1) ACEP or any Restricted Subsidiary may enter into a Lease Transaction with respect to any Project Assets, within or outside the Properties, or with any Person, provided that, in the reasonable opinion of ACEP, (a) such Lease Transaction will not materially interfere with, impair or detract from the operations of any of the Project Assets, and will in the reasonable judgment of ACEP enhance the value and operations of the Properties and (b) such Lease Transaction is at a fair market rent (in light of other similar or comparable prevailing commercial transactions or in the reasonable judgement of ACEP, otherwise enhances the value and operations of any of the Properties) and contains such other terms such that the Lease Transaction, taken as a whole, is commercially reasonable and fair to ACEP or such Restricted Subsidiary;

                  (2) the transactions and agreements described under "--Transactions with Affiliates," to the extent such transactions or agreements constitute Lease Transactions;

                  (3) ACEP or any Restricted Subsidiary may enter into a management or operating agreement with respect to any Project Asset, including any hotel with any Person (other than an Unrestricted Subsidiary or other Affiliate of the Principal (other than ACEP or any Restricted Subsidiary)); provided that (i) the manager or operator has experience in managing or operating similar operations or assets and
         (ii) such management or operating agreement is on commercially reasonable and fair terms to ACEP or such Restricted Subsidiary (in either case, in the reasonable judgment of ACEP); and

                  (4) ACEP and any Restricted Subsidiary of ACEP may enter into a Lease Transaction with any of ACEP or any Restricted Subsidiary.

         Notwithstanding the foregoing, (a) no gaming or casino operations may be conducted on any Project Asset that is the subject of such Lease Transaction other than by ACEP or a Restricted Subsidiary; and (b) no Lease Transaction may provide that ACEP or any Restricted Subsidiary may subordinate its fee or leasehold interest to any lessee or any party providing financing to any lessee.

         The trustee shall at the request of ACEP or any Restricted Subsidiary enter into a commercially customary leasehold non-disturbance and attornment agreement with the lessee under any Lease

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Transaction permitted under the covenant described above. Such agreement, among other things, shall provide that if the interests of ACEP (or in the case of a Lease Transaction being entered by a Restricted Subsidiary, the interests of the Restricted Subsidiary) in the Project Assets subject to the Lease Transaction are acquired by the trustee (on behalf of the holders of the notes), whether by purchase and sale, foreclosure, or deed in lieu of foreclosure or in any other way, or by a successor to the trustee, including without limitation a purchaser at a foreclosure sale, then in each case subject to any applicable law or Gaming License, (1) the interests of the lessee in the Project Assets subject to the Lease Transaction shall continue in full force and effect and shall not be terminated or disturbed, except in accordance with the lease documentation applicable to the Lease Transaction, and (2) the lessee in the Lease Transaction shall attorn to and be bound to the trustee (on behalf of the holders), its successors and assigns under all terms, covenants and conditions of the lease documentation applicable to the Lease Transaction. Such agreement shall also contain such other provisions that are commercially customary and that will not materially and adversely affect the Lien granted by the Collateral Documents (other than pursuant to the terms of the applicable non-disturbance agreement) as certified to the trustee by an Officer of ACEP.

INSURANCE

         ACEP from and after the Acquisition Date will, and will cause the Restricted Subsidiaries to, maintain the specified levels of insurance set forth in the indenture, which shall not be less than the levels required in any applicable Gaming License.

NOTE GUARANTEES

         ACEP's and ACEP Finance's obligations under the notes, and ACEP's and ACEP Finance's obligations under the indenture and the Collateral Documents, will be unconditionally guaranteed by each of the Note Guarantors. The obligations of each Note Guarantor under its Note Guarantee will be limited to the extent necessary to ensure it does not constitute a fraudulent conveyance under applicable law.

         No Note Guarantor will consolidate with, or merge with or into (whether or not such Note Guarantor is the surviving Person), another Person, whether or not affiliated with such Note Guarantor, where the survivor of such consolidation or merger is a Subsidiary of ACEP (other than an Unrestricted Subsidiary that is properly designated as such pursuant to the terms of the Indenture), unless:

                  (1) subject to the provisions of the following paragraph and certain other provisions of the indenture, the Person formed by or surviving any such consolidation or merger (if other than such Note Guarantor) assumes all the obligations of such Note Guarantor pursuant to a supplemental indenture and supplemental Collateral Documents in form reasonably satisfactory to the trustee pursuant to which such Person shall unconditionally guarantee, all of such Note Guarantor's obligations under such Note Guarantee, the indenture and the Collateral Documents on the terms set forth in the indenture; and

                  (2) immediately after giving effect to such transaction, no Default or Event of Default exists.

         In the event of (1) a sale or other disposition of all or substantially all of the assets of any Note Guarantor, by way of merger, consolidation or otherwise in accordance with the terms of the indenture, a Note Guarantor becoming an Unrestricted Subsidiary pursuant to the terms of the indenture, a sale or other disposition of all of the Capital Stock of any Note Guarantor in accordance with the terms of the indenture, or a sale or disposition of Capital Stock or other transaction which results in any Note Guarantor ceasing to be a Restricted Subsidiary without any action required on the part of the trustee or any holder of the notes, then such Note Guarantor (in the event of a sale or other disposition, by way of

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such a merger, consolidation or otherwise, of all of the Capital Stock of such
Note Guarantor or the Note Guarantor becoming an Unrestricted Subsidiary pursuant to the terms of the indenture) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Note Guarantor) shall be released and relieved of any obligations under its Note Guarantee without any action required on the part of the trustee or any holder of the notes; provided that (1) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (2) if applicable, the Net Asset Sale Proceeds of any sale or other disposition are applied in accordance with the applicable provisions of the indenture relating to Asset Sales. See "-- Repurchase at the Option of Holders -- Asset Sales."

         A Note Guarantor may also be released from its obligations under its Note Guarantee with the requisite consent of the holders of the notes. See "-- Amendment, Supplement and Waiver."

         The indenture will provide that if any additional Restricted Subsidiary is created or a Subsidiary of ACEP becomes a Restricted Subsidiary and Investments in that Restricted Subsidiary exceed the amount described in clause
(1) of the definition of Permitted Investments, then ACEP will cause that Restricted Subsidiary to (1) execute and deliver to the trustee a supplemental indenture and supplemental Collateral Documents in form reasonably satisfactory to the trustee pursuant to which that Restricted Subsidiary will unconditionally guarantee, all of the issuers' obligations under the notes, the indenture and the Collateral Documents on the terms set forth in the indenture which will be secured by a second-priority Lien on terms substantially similar to the other Restricted Subsidiaries and (2) deliver to the trustee an opinion of counsel that, subject to customary assumptions and exclusions, such supplemental indenture and supplemental Collateral Documents have been duly executed and delivered by such Restricted Subsidiary.

FURTHER ASSURANCES

         ACEP will (and will cause each of the Restricted Subsidiaries to) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be reasonably required from time to time in order:

                  (1) to carry out more effectively the express purposes of the Collateral Documents;

                  (2) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby and contemplated thereby;

                  (3) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and contemplated thereby; and

                  (4) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the trustee or under any other instrument executed in connection therewith or granted to ACEP under the Collateral Documents or under any other instrument executed in connection therewith.

         Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the issuers will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations:

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                  (5) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the issuers were required to file such reports; and

                  (6) all current reports that would be required to be filed with the SEC on Form 8-K if the issuers were required to file such reports.

         All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the issuers' consolidated financial statements by the issuers' certified independent accountants. In addition, following the consummation of the exchange offer, the issuers will file a copy of each of the reports referred to in clauses (1) and
(2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and, if the SEC will not accept such a filing, will post the reports on its website within those time periods.

         If, at any time after consummation of the exchange offer, the issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the issuers will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The issuers will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the issuers' filings for any reason, the issuers will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the issuers were required to file those reports with the SEC.

         If ACEP has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of ACEP and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of ACEP.

         In addition, the issuers and the Note Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

         The following constitutes an Event of Default:

                  (1) default in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the notes or under any Note Guarantee;

                  (2) default for 30 days or more in the payment when due of interest or Liquidated Damages on the notes or under any Note Guarantee;

                  (3) failure by ACEP or any Note Guarantor to call for redemption or to purchase any notes, in each case when required under the indenture;

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                  (4) failure by ACEP or any Note Guarantor for 30 days after written notice from the trustee to comply with the provisions described under the captions "Restricted Payments" or "-- Incurrence of Indebtedness and Issuance of Preferred Stock;"

                  (5) failure by the issuers or any Note Guarantor for 60 days after receipt of written notice from the trustee to comply with any of its other agreements in the indenture, the Collateral Documents, the notes or the Note Guarantees; provided, however, that any such failure with respect to any Collateral Documents will not be deemed to have occurred for purposes of the foregoing, and notice thereof shall not be deemed to have been delivered, until the delivery of notice and the expiration of all available grace periods provided for in the applicable Collateral Documents;

                  (6) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by ACEP or any of the Restricted Subsidiaries or default on any Guarantee by ACEP or any of the Restricted Subsidiaries of Indebtedness of a third party, whether such Indebtedness or Guarantee now exists or is created after the Issuance Date (other than any Non-Recourse Debt or any Guarantee related to Non-Recourse Debt), which default (a) is caused by a failure to pay when due at final maturity (giving effect to any grace period or waiver related thereto) the principal of such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case (other than a Payment Default or an acceleration of first-lien Indebtedness), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $5.0 million or more;

                  (7) failure of the Escrow Agreement, at any time, to be in full force and effect (unless the escrow funds are released by the Escrow Agent) or any contest by the issuers or any of the Note Guarantors of the validity or enforceability of the Escrow Agreement;

                  (8) failure by ACEP or any of the Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days after such judgment becomes a final judgment;

                  (9) (a) except as permitted by the indenture, any Note Guarantee or any Collateral Document or any material security interest granted thereby shall be held in any judicial proceeding to be unenforceable or invalid, or shall cease for any reason to be in full force and effect and such default continues for 10 days after written notice to ACEP or (b) ACEP or any Note Guarantor, or any Person acting on behalf of ACEP or any Note Guarantor, shall deny or disaffirm its obligations under any Note Guarantee or Collateral Document, in each of clauses (a) and (b), which would materially and adversely impair the benefits to the trustee or the holders of the notes thereunder;

                  (10) certain events of bankruptcy or insolvency with respect to ACEP or any Note Guarantor that is a Significant Subsidiary of ACEP or any group of Note Guarantors that together would constitute a Significant Subsidiary of ACEP; or

                  (11) revocation, termination, suspension or other cessation of effectiveness of any Gaming License, which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at any of the Properties (other than as a result of an Asset Sale) and such Property is the principal asset of a Significant Subsidiary or if such Property (considered separately) would constitute a Significant Subsidiary if it were the only asset in a Subsidiary.

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         Subject to the provisions of the Intercreditor Agreement, if any Event of Default (other than by reason of bankruptcy or insolvency) occurs and is continuing, the holders of more than 25% in principal amount of the then outstanding notes may declare the principal, premium, if any, interest, Liquidated Damages, if any, and any other monetary obligations on all the notes to be due and payable immediately. See "Description of Intercreditor Agreement." Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to ACEP, or any Note Guarantor that is a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust power, including (subject to limitations contained in the Intercreditor Agreement) the exercise of any remedy under the Collateral Documents or the giving of a notice of default. The trustee may withhold from holders of notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in its interest. In addition, the trustee shall have no obligation to accelerate the notes if in the best judgment of the trustee acceleration is not in the best interest of the holders of the notes.

         At any time after a declaration of acceleration with respect to the notes and subject to certain conditions, the holders of a majority in aggregate principal amount of notes outstanding may rescind and cancel such acceleration and its consequences.

         The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any note held by a non-consenting holder.

         For a discussion of the effect of the Intercreditor Agreement on the ability of the trustee or the holders of notes to exercise remedies after an Event of Default, see "Description of Intercreditor Agreement."

         The trustee may appoint one or more collateral agents, who may be delegated any one or more of the duties or rights of the trustee under the Collateral Documents or which are specified in any Collateral Documents.

         The issuers will be required to deliver to the trustee annually a statement regarding compliance with the indenture, and the issuers will be required, within ten Business Days, upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS

         No director, officer, employee, incorporator, manager (or managing member) direct or indirect member, partner or stockholder of the issuers or the Note Guarantors, as such, shall have any liability for any obligations of the issuers or the Note Guarantors under the notes, any Note Guarantee, the indenture, the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of such obligations or its creation. Each holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the Note Guarantees.

COVENANT DEFEASANCE

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         The issuers may, at their option and at any time, elect to have their obligations and the obligations of any Restricted Subsidiary released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and, thereafter, any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes. In addition, the Note Collateral will be released and the Note Guarantees will be terminated and released upon Covenant Defeasance.

         In order to exercise Covenant Defeasance:

                  (1) the issuers must irrevocably deposit, or cause to be deposited, with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, due on the outstanding notes on the stated maturity date or on the applicable redemption date, as the case may be, in accordance with the terms of the indenture;

                  (2) no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit;

                  (3) such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the issuers or any of the Restricted Subsidiaries is a party or by which the issuers or any of the Restricted Subsidiaries is bound;

                  (4) the issuers shall have delivered to the trustee an opinion of counsel, containing customary assumptions and exceptions, to the effect that upon and immediately following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable law;

                  (5) the issuers shall have delivered to the trustee an Officers' Certificate stating that the deposit was not made by the issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the issuers or others; and

                  (6) the issuers shall have delivered to the trustee an Officers' Certificate and an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Covenant Defeasance have been complied with.

SATISFACTION AND DISCHARGE

         The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder and all Liens securing the notes and obligations under the indenture including the Note Guarantees will be released, when:

                  (1) either:

                           (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money

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                                    has been deposited in trust and thereafter
                                    repaid to the issuers, have been delivered to the trustee for cancellation; or

                           (b) all notes that have not been delivered to the trustee for cancellation (1) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (2) will become due and payable within one year or (3) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense of the issuers, and the issuers or any Note Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal and premium, if any, and accrued but unpaid interest to the date of maturity or redemption;

                  (2) no Default of Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the issuers or any Note Guarantor is a party or by which the issuers or any Note Guarantor is bound;

                  (3) the issuers or any Note Guarantor have paid or caused to be paid all sums payable by them under the indenture; and

                  (4) the issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

         In addition, the issuers must deliver an Officer's Certificate and an Opinion of Counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

AMENDMENT, SUPPLEMENT AND WAIVER

         Except as provided in the next three succeeding paragraphs, the indenture, the notes, the Note Guarantees or the Collateral Documents may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for notes), and any existing default or compliance with any provision of the indenture, the notes, the Note Guarantees or the Collateral Documents may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes).

         Without the consent of at least 75% of the holders in principal amount of the notes then outstanding, an amendment or waiver may not:

                  (1) release all or substantially all of the Note Collateral from the Lien of the indenture or the Collateral Documents (other than in accordance with the indenture and the Collateral Documents); or

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                  (2) release any Note Guarantor from any of its obligations under its Note Guarantee or the indenture (other than in accordance with the indenture).

         Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a nonconsenting holder of notes):

                  (3) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

                  (4) reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes;

                  (5) reduce the rate of or change the time for payment of interest on any note;

                  (6) waive a Default or Event of Default in the payment of principal of, premium or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

                  (7) make any note payable in money other than that stated in the notes;

                  (8) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes; or

                  (9) make any change in the foregoing amendment and waiver provisions.

         Notwithstanding the foregoing, without the consent of any holder of notes, the issuers, the Note Guarantors and the trustee together may amend or supplement the indenture, the notes, the Note Guarantees or the Collateral Documents to cure any ambiguity, defect or inconsistency, to comply with the covenant relating to mergers, consolidations and sales of assets, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of the issuers' or any Note Guarantor's obligations to holders of the notes in the case of a merger, consolidation or asset sale, to make any change that would provide any additional rights or benefits to the holders of the notes (including providing for additional guarantees or collateral), or that does not adversely affect the legal rights under the indenture or the Collateral Documents of any such holder, or to enter into additional or supplemental Collateral Documents.

CONCERNING THE TRUSTEE

         The indenture will contain certain limitations on the rights of the trustee, should it become a creditor of the issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign.

         The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy, available to the trustee, subject to certain exceptions. The indenture will provide that in case an Event of Default shall

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occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

         The indenture, the notes and the Note Guarantees will be, subject to certain exceptions, governed by and construed in accordance with the internal laws of the State of New York, without regard to the choice of law rules thereof. The issuance of the notes and the Note Guarantees will also be subject to a certain extent to the laws of the jurisdiction of formation of the issuers. The Collateral Documents will be governed by the laws of the State of New York, except to the extent that (1) the laws of the State of Nevada are mandatory or
(2) validity or perfection of security interests and exercise of remedies in respect of certain items of collateral, including, without limitation, real property, is governed by the laws of the jurisdiction where such collateral is located.

ADDITIONAL INFORMATION

         Any holder of the notes or prospective investor may obtain a copy of the indenture and the Collateral Documents without charge by writing to Denise Barton, Chief Financial Officer, at ACEP and ACEP Finance, at 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104.

BOOK-ENTRY, DELIVERY AND FORM

         The new notes will be issued in one or more notes in global form (the "Global Notes"). Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. The Global Notes will be deposited upon issuance with the trustee as custodian for DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC, s described below.

         Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "-- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

         In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Clerstream), which may change from time to time.

         Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to such extent.

         So long as the Global Note Holders is the registered owner of any notes, the Global Note Holder will be considered the sole holder under the indenture of any notes evidenced by the Global Notes. Beneficial owners of notes evidenced by the Global Notes will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither the issuers nor the trustee will have any

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responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

DEPOSITORY PROCEDURES

         The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The issuers take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

         DTC has advised the issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the issuers that, pursuant to procedures established by it:

                  (1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchaser with portions of the principal amount of the Global Notes; and

                  (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

         Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

         EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

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         Payments in respect of the principal of, and interest and premium, if any, and Liquidated Damages, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the issuers and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the issuers, the trustee nor any agent of the issuers or the trustee has or will have any responsibility or liability for:

                  (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

                  (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

         DTC has advised the issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the issuers. Neither the issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Transfers between the Participants will be effected in accordance with DTC"s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

         Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

         DTC has advised the issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for notes in certificated

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form, and to distribute such notes to its Participants.

         Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the issuers, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

         A Global Note is exchangeable for Certificated Notes if:

                  (1) DTC (a) notifies the issuers that it is unwilling or unable to continue as depository for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the issuers fail to appoint a successor depositary;

                  (2) the issuers, at their option, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

                  (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

         Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors."

SAME DAY SETTLEMENT AND PAYMENT

         The issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The issuers will make all payments of principal, interest and premium, if any, and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

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         Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "ACEP" means American Casino & Entertainment Properties LLC, a Delaware limited liability company, or any successor thereto permitted under the indenture.

         "ACEP Finance" means American Casino & Entertainment Properties Finance Corp., a Delaware corporation, or any successor thereto permitted under the indenture.

         "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Acquisitions" means the acquisitions of the Properties by ACEP pursuant to the Acquisition Agreements.

         "Acquisition Agreements" means, that certain membership interest purchase agreement by and among ACEP, Starfire Holding Corporation and Carl C. Icahn, and that certain contribution agreement by and among ACEP, American Real Estate Holdings Limited Partnership, American Entertainment Properties Corp. and Stratosphere Corporation.

         "Acquisition Date" means the date and time of the consummation of the Acquisitions pursuant to the Acquisition Agreements.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

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         "AREP" means American Real Estate Partners, L.P.

         "Arizona Charlie's Boulder" means that certain hotel and casino located on approximately 24 acres at 4575 Boulder Highway, Las Vegas, Nevada, together with all other improvements (including any buildings) and property thereon.

         "Arizona Charlie's Decatur" means that certain hotel and casino located on approximately 17 acres at 740 S. Decatur Boulevard, Las Vegas, Nevada, together with all other improvements (including any buildings) and property thereon.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of ACEP and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

                  (2) the issuance of Equity Interests in any of ACEP's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries by ACEP or a Restricted Subsidiary.

         Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

                  (3) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

                  (4) a transfer of assets between or among the issuers and its Restricted Subsidiaries;

                  (5) an issuance of Equity Interests by a Restricted Subsidiary of ACEP to ACEP or to a Restricted Subsidiary of ACEP;

                  (6) the sale or lease of products, services, equipment or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

                  (7) the sale or other disposition of cash or Cash Equivalents;

                  (8) a Restricted Payment that does not violate the covenant described above under the caption "-- Certain Covenants -- Restricted Payments" or a Permitted Investment;

                  (9) any Event of Loss;

                  (10) any Lease Transaction or any grant of easement or Permitted Liens or Hedging Obligations permitted by the indenture;

                  (11) any dedication permitted pursuant to the covenant described above under the caption "Certain Covenants -- Restrictions on Leasing and Dedication of Property;"

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                  (12) any licensing of trade names or trademarks in the
         ordinary course of business by any of ACEP or the Restricted Subsidiaries; and

                  (13) the provision of accounting, financial management and information technology and other ancillary services to Affiliates provided in accordance with the covenant "-- Transactions with Affiliates."

         "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the notes.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

         "Bank Credit Facility" means that certain Credit Agreement among ACEP and ACEP Finance, as borrowers, certain of ACEP's Subsidiaries, as guarantors, the lenders listed therein and Bear Stearns Corporate Lending Inc., as syndication agent and administrative agent together with all related agreements, instruments and documents executed or delivered pursuant thereto at any time (including, all notes, mortgages, guarantees, security agreements and all other collateral and security documents), in each case as such agreements, instruments and documents may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the aggregate principal amount that may be borrowed thereunder) all or any portion of the Indebtedness and other obligations under such agreement or agreements or any successor or replacement agreement or agreements, and whether by the same or any other agent, lender, debt holder or group of lenders or debt holders.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

                  (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the Board of Directors of the managing member; and

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                  (4) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such jurisdictions are authorized or required by law or other governmental action to close.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing (i) any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock and (ii) Financing Participations.

         "Cash Equivalents" means:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

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                  (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and, in each case, maturing within one year after the date of acquisition; and

                  (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of ACEP and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange
         Act) other than the Principal or a Related Party;

                  (2) the adoption of a plan relating to the liquidation or dissolution of the issuers;

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above), other than the Principal or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of ACEP, measured by voting power rather than number of shares; or

                  (4) after an initial public offering of ACEP or any direct or indirect parent of ACEP (in either case, the "public company"), the first day on which a majority of the members of the Board of Directors of the public company are not Continuing Directors.

         For purposes of this definition, any holding company whose only significant asset is the Capital Stock of ACEP shall be disregarded and the beneficial ownership of such holding company shall be attributed to ACEP and any Person which has entered into an agreement to acquire any Capital Stock of ACEP shall not be deemed to have any beneficial ownership of such Capital Stock until the closing of such acquisition.

         "Change of Control Offer" has the meaning assigned to that term in the indenture governing the notes.

         "Collateral Documents" means, collectively, the Pledge and Security Agreement, the Deeds of Trust and any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the trustee in the Note Collateral.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

                  (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                  (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

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                  (3) the Fixed Charges of such Person and its Restricted
         Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

                  (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

                  (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

                  (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (3) the cumulative effect of a change in accounting principles will be excluded; and

                  (4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of a public company who:

                  (1) was a member of such Board of Directors on the date of the indenture; or

                  (2) was nominated for election or elected to such Board of Directors with the approval of the Principal or any of the Related Parties or with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Credit Facilities" means one or more debt facilities (including, without limitation, the Bank Credit Facility) or commercial paper facilities, in each case, with banks or other lenders providing for

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revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

         "Deeds of Trust" means each mortgage made by each of Stratosphere Corporation, Arizona Charlie's, LLC and Fresca, LLC covering the land upon which each of their respective Properties will be located, as amended, modified or revised in accordance with its terms.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require ACEP to repurchase such Capital Stock upon the occurrence of a change of control, event of loss, an asset sale or other special redemption event will not constitute Disqualified Stock if the terms of such Capital Stock provide that ACEP may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments" or where the funds to pay for such repurchase was from the cash net proceeds of such Capital Stock and such net cash proceeds was set aside in a separate account to fund such repurchase. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that ACEP and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means an offer and sale of Capital Stock (other than Disqualified Stock) of ACEP (other than an offer and sale relating to equity securities issuable under any employee benefit plan of ACEP) or a capital contribution in respect of Capital Stock (other than Disqualified Stock) of ACEP.

         "Escrow Agreement" means the Escrow and Security Agreement by and among the issuers, American Real Estate Holdings Limited Partnership, the trustee, the Escrow Agent and the securities intermediary.

         "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal) of any of the Properties, any of the following:
(1) any loss, destruction or damage of such property or asset; (2) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (3) any settlement in lieu of clause (2) above.

         "Existing Indebtedness" means up to $3.9 million in aggregate principal amount of Indebtedness of ACEP and its Subsidiaries (other than Indebtedness under the Bank Credit Facility) in existence on the Acquisition Date, until such amounts are repaid.

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         "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of ACEP (unless otherwise provided in the indenture).

         "Financing Participations" means a participation in the revenues generated by specified equipment or a specified amenity that was financed, in whole or in part, by the person receiving the participation.

         "First Lien Obligations" means, at any time, the obligations under any Indebtedness (including Guarantees and the Bank Credit Facility) of ACEP or any Restricted Subsidiary permitted to be incurred by the covenant "-- Incurrence of Indebtedness and Issuance of Preferred Stock" that is secured by a Lien on any of the Note Collateral that ranks senior in priority to the Lien securing the obligations under the notes and the Note Guarantees; provided that the holder of the Indebtedness secured by such Lien has executed the Intercreditor Agreement or an intercreditor agreement having substantially similar terms as the Intercreditor Agreement.

         "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. For the purpose of calculating the Fixed Charge Coverage Ratio (or any component thereof) at any time prior to the completion of the fourth full fiscal quarter after the Acquisition Date (and the availability of internal financial statements for such period), the Fixed Charge Coverage Ratio (and each component thereof) shall be calculated as if the Acquisitions had occurred at a date prior to the beginning of the fourth full fiscal quarter prior to the date of determination and shall be based upon the historical combined financial statements for such period as reflected in the historical combined financial statements included in the Offering Memorandum; provided that such calculation shall give pro forma effect to the offering of the notes and the related interest, fees and expenses incurred in connection with the notes.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

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                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses
         (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

                  (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

                  (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

                  (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates (excluding any accrued interest or interest paid in kind in respect of Permitted Affiliate Subordinated Indebtedness); plus

                  (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period (excluding any capitalized interest in respect of Permitted Affiliate Subordinated Indebtedness); plus

                  (3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                  (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on preferred stock payable solely in Equity Interests of ACEP (other than Disqualified Stock) or to ACEP or a Restricted Subsidiary of ACEP, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or

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in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date. For the purposes of the indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with the Restricted Subsidiaries and shall not include any Unrestricted Subsidiary.

         "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or other national government, any state, province or any city or other political subdivision, including without limitation, the State of Nevada, whether now or hereafter existing, or any officer or official thereof and any other agency with authority thereof to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Principal, its Related Parties, the issuers or any of their respective Subsidiaries or Affiliates.

         "Gaming Law" means any gaming law or regulation of any jurisdiction or jurisdictions to which the issuers or any of their Subsidiaries is, or may at any time after the issue date be, subject.

         "Gaming License" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct activities of the issuers or any of the Restricted Subsidiaries, including without limitation, all such licenses granted under Nevada law, and the regulations promulgated in connection therewith, and other applicable national, provincial, or local laws.

         "Government Instrumentality" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, court, tribunal, commission, bureau or entity or any arbitrator with authority to bind a party at law.

         "Government Securities" means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of ACEP thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

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            (2)   other agreements or arrangements designed to manage interest rates or interest rate risk; and

            (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

            (1)   in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3)   in respect of banker's acceptances;

            (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

            (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

            (6)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

      The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness with original issue discount, and (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. Notwithstanding anything in the indenture to the contrary, Indebtedness of ACEP and the Restricted Subsidiaries shall not include any Indebtedness that has been either satisfied and discharged or defeased through covenant defeasance or legal defeasance.

      "Independent Financial Advisor" means an accounting, appraisal or investment banking or financial advisory firm of internationally recognized standing that is not an Affiliate of the issuers, the Principal or its Related Parties.

      "Intercreditor Agreement" means the Intercreditor Agreement, among a collateral agent, if any, Bear Stearns Corporate Lending Inc., as agent acting on behalf of the other lenders pursuant to the Bank Credit Facility and the trustee, acting on behalf of the holders of the notes, as amended, revised, modified or restated from time to time in accordance with its terms.

      "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other (including Affiliates) in the forms of loans (including Guarantees or other obligations),

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advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and excluding accounts receivables created or acquired in the ordinary course of business), purchases or other acquisitions, for cash or property, of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; notwithstanding the foregoing, the right of any Person to receive payment based upon Financing Participations to the extent made in the ordinary course of business shall not be deemed to be an Investment. If ACEP or any Subsidiary of ACEP sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of ACEP such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of ACEP, ACEP will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of ACEP's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption " -- Certain Covenants -- Restricted Payments." The acquisition by ACEP or any Subsidiary of ACEP of a Person that holds an Investment in a third Person will be deemed to be an Investment by ACEP or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption " -- Certain Covenants -- Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

      "Issuance Date" means the closing date for the sale and original issuance of the notes.

      "Issuers" means ACEP and ACEP Finance, collectively.

      "Lenders" means any of the lenders under the Bank Credit Facility.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Liquidated Damages" means all liquidated damages then owing pursuant to the registration rights agreement.

      "Material Gaming License" means any Gaming License that the loss, suspension, revocation, termination or material impairment of which, individually or in the aggregate, would materially adversely affect any Property and such Property is the principal asset of a Significant Subsidiary or if such Property (considered separately) would constitute a Significant Subsidiary if it were the only asset in a Significant Subsidiary.

      "Net Asset Sale Proceeds" means the aggregate cash proceeds received by ACEP or any of the Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, consent fees, employee severance and termination costs, any trade payables or similar liabilities related to the assets sold and required to be paid by the seller as a result thereof and sales, finder's or broker's commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (including, without limitation, any taxes paid or payable by an owner of ACEP or any Restricted Subsidiary), amounts required to be applied to the repayment of Indebtedness secured by a Lien that ranks prior to the Lien securing the notes on the asset or assets that are the subject of such Asset Sale, all

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distributions and other payments required to be made to minority interest holders in a subsidiary or joint venture as a result of the Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets or any liabilities associated with the asset disposed of in such Asset Sale and the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in the Asset Sale and retained by ACEP or any Restricted Subsidiary after that Asset Sale.

      "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

            (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

            (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss);

            (3) any interest expense from Permitted Affiliate Subordinated Indebtedness, whether paid or accrued; and

            (4) any payments pursuant to the Tax Allocation Agreement.

      "Net Loss Proceeds" means the aggregate cash proceeds received by ACEP or any of the Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and expenses), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss and any taxes paid or payable as a result thereof (including, without limitation, any taxes paid or payable by an owner of ACEP or any Restricted Subsidiary).

      "Nevada Gaming Authorities" means the Nevada State Gaming Control Board, the Nevada Gaming Commission, Clark County, Nevada and the City of Las Vegas, Nevada.

      "Non-Recourse Debt" means Indebtedness or Disqualified Stock, as the case may be, or that portion of Indebtedness or Disqualified Stock, as the case may be:

            (1) as to which neither ACEP nor any of its Restricted Subsidiaries
      (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise;

            (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of ACEP or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

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            (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of ACEP or any of its Restricted Subsidiaries.

      "Non-Recourse Financing" means Indebtedness incurred in connection with the construction, purchase or lease of personal or real property or equipment
(1) as to which the lender upon default may seek recourse or payment against ACEP or any Restricted Subsidiary only through the return or foreclosure or sale of the property or equipment so constructed, purchased or leased and to any proceeds of such property and Indebtedness and the related collateral account in which such proceeds are held and (2) may not otherwise assert a valid claim for payment on such Indebtedness against ACEP or any Restricted Subsidiary or any other property of ACEP or any Restricted Subsidiary except in each case in the case of fraud and other customary non-recourse exceptions.

      "Note Collateral" means all assets, now owned or hereafter acquired, of ACEP or any Note Guarantor defined as Collateral in the Collateral Documents.

      "Note Guarantee" means the Guarantee of the notes by a Note Guarantor.

      "Note Guarantor" means each Subsidiary that provides a Guarantee of the notes.

      "Note Proceeds Account" means the Account (as defined in the Escrow Agreement).

      "Notes" means the issuers" 7.85% senior secured notes issued under the indenture, including any Additional Notes issued.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Offering Memorandum" means this offering memorandum dated January 15, 2004.

      "Officers' Certificate" means a certificate signed on behalf of ACEP, ACEP Finance or a Note Guarantor, as the case may be, by two Officers (or if a limited liability company, two Officers of the managing member of such limited liability company) of ACEP, ACEP Finance or a Note Guarantor, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of ACEP, ACEP Finance or a Note Guarantor, as the case may be, that meets the requirements set forth in the indenture.

      "Other Liquidated Damages" means liquidated damages arising from a registration default under a registration rights agreement with respect to the registration of subordinated Indebtedness permitted to be incurred under the indenture.

      "Parent" means AREP, American Real Estate Holdings Limited Partnership or American Entertainment Properties Corp.

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      "Permitted Affiliate Subordinated Indebtedness" means any Indebtedness of
ACEP or any of the Restricted Subsidiaries to an Affiliate of ACEP other than a Subsidiary of ACEP (1) for which no installment of principal or installment of interest may be made if a Default or Event of Default exists or is continuing (except that interest may accrue on Permitted Affiliate Subordinated Indebtedness or be paid in the form of additional Permitted Affiliate Subordinated Indebtedness or Capital Stock of ACEP that is not Disqualified Stock), (2) for which no installment of principal matures earlier than the date that is three months after the final maturity date of the notes, (3) for which the payment of principal and interest is subordinated in right of payment to the notes or any note at least to the extent set forth in Appendix A-2 to the Indenture and (4) under which no interest, premium or penalty is due or payable (other than interest, premium and penalty payable in the form of additional Permitted Affiliate Subordinated Indebtedness or Capital Stock of ACEP that is not Disqualified Stock and except that interest may accrue on Permitted Affiliate Subordinated Indebtedness) unless such amount may be paid as a Restricted Payment.

      "Permitted Investments" means:

            (1) any Investments in ACEP, or any Note Guarantor or in any Restricted Subsidiary that is not a Note Guarantor if the Investments in such Restricted Subsidiary that is not a Note Guarantor from ACEP, any Note Guarantor or any of the other Restricted Subsidiaries aggregate less than $1.0 million;

            (2) any Investments in Cash Equivalents;

            (3) Investments by ACEP or any Restricted Subsidiary of ACEP in a Person, if as a result of such Investment (a) such Person becomes a Note Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, one of ACEP or a Note Guarantor;

            (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders -- Asset Sales" or " -- Event of Loss;"

            (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of ACEP;

            (6) receivables owing to ACEP or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as ACEP or any such Restricted Subsidiary deems reasonable under the circumstances;

            (7) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (8) loans or advances to employees, former employees or directors of ACEP or the Restricted Subsidiaries (a) to fund the exercise price of options granted under the employment agreements or ACEP's stock option plans or agreements, in each case, as approved by ACEP's Board of Directors or (b) for any other purpose not to exceed $2.0 million in the aggregate at any one time outstanding under this clause (b);

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            (9) Investments received (a) in settlement of debts created in the ordinary course of business and owing to ACEP and any Restricted Subsidiary (including gaming debts in the ordinary course of business owed by a patron or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer), (b) in satisfaction of judgments or (c) settlement of litigation, arbitrations or other disputes;

            (10) Investments in any person engaged in the Principal Business which Investment is made by the issuance of Equity Interests (other than Disqualified Stock) of ACEP;

            (11) any Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the Issuance Date not to exceed the sum of $20.0 million, plus the amount of cash repaid on any loan made pursuant to this clause (11) not to exceed the respective original principal amounts of such loans;

            (12) any grant to any Subsidiary of ACEP of gaming or other rights derivative of any Material Gaming License;

            (13) Investments represented by Hedging Obligations;

            (14) any Investments or loans made to third parties in connection with such third parties' build out and development of property located at any of the Properties not to exceed $10.0 million in the aggregate at any one time outstanding;

            (15) repurchases of the notes; and

            (16) Investments existing on the Issuance Date and any Investments of the funds in the Note Proceeds Account in accordance with the investment limitations in the Escrow Agreement.

      "Permitted Liens" means:

            (1) Liens in favor of the issuers or any Note Guarantor; provided that if such Liens are on any Note Collateral, that such Liens are either collaterally assigned to the trustee or a collateral agent for the trustee or subordinate to the Lien in favor of the trustee securing the notes or any Note Guarantee;

            (2) Liens on property of a Person existing at the time such Person became a Restricted Subsidiary, is merged into or consolidated with or into, or wound up into, one of ACEP or any Restricted Subsidiary of ACEP; provided, that such Liens were in existence prior to the consummation of, and were not entered into in contemplation of, such merger or consolidation or winding up and do not extend to any other assets other than those of the Person acquired by, merged into or consolidated with one of ACEP or such Restricted Subsidiary;

            (3) Liens on property existing at the time of acquisition thereof by ACEP or any Restricted Subsidiary of ACEP; provided that such Liens were in existence prior to the consummation of, and were not entered into in contemplation of, such acquisition;

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            (4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business and in the improvement or repair of any of the Properties and which obligations are not expressly prohibited by the indenture; or if such Lien arises in the ordinary course of business and in the improvement or repair of any of the Properties, which ACEP shall have bonded within a reasonable time after becoming aware of the existence of such Lien subject to customary rights of set off upon deposit of cash in favor of a bank or other depositary institution in which such cash is maintained in the ordinary course of business;

            (5) Liens securing obligations in respect of the indenture, the notes, including Additional Notes, and any Note Guarantee;

            (6) Liens on assets that are not part of the Note Collateral to secure Indebtedness (including Guarantees) permitted to be incurred under the covenant " -- Incurrence of Indebtedness and Issuance of Preferred Stock;" provided, that such Indebtedness is not contractually subordinated in right of payment to the notes;

            (7) (a) Liens for taxes, assessments or governmental charges or claims or (b) statutory Liens of landlords, and carriers, warehousemen, mechanics, suppliers, material men, repairmen or other similar Liens arising in the ordinary course of business or in the improvement or repair of any of the Properties, in the case of each of (a) and (b), with respect to amounts that either (i) are not yet delinquent or (ii) are being contested in good faith by appropriate proceedings as to which appropriate reserves or other provisions have been made in accordance with GAAP;

            (8) easements, rights-of-way, aviational or navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of ACEP and the Restricted Subsidiaries;

            (9) leases or a leasehold mortgage in favor of a party financing the lease of space, including, without limitation, construction or improvements thereto within a Property; provided that (a) such lease or the lease affected by such leasehold mortgage is permitted pursuant to the covenant entitled " -- Restrictions on Leasing and Dedication of Property," (b) neither ACEP nor any Restricted Subsidiary is liable for the payment of any principal of, or interest or premium on, such financing and (c) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the Deed of Trust, subject to the provisions of the last paragraph in the covenant described under the caption " -- Restrictions on Leasing and Dedication of Property;"

            (10) Liens securing all Obligations under the Credit Facilities incurred pursuant to clause (1) or (15) of the second paragraph of the covenant described above under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Stock," which Liens may be senior in right of payment to the Liens securing the obligations under the notes pursuant to the terms of the Intercreditor Agreement;

            (11) Liens incurred in connection with Hedging Obligations permitted to be incurred under the indenture, including first-priority Liens on the Note Collateral if the underlying obligations subject to the Hedging Obligations are secured by a first-priority Lien on the Note Collateral or second-priority Liens on the Note Collateral if the underlying obligations subject to the Hedging Obligations are secured by second-priority Liens on the Note Collateral;

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            (12)  licenses of patents, trademarks and other intellectual property rights granted by ACEP or any Restricted Subsidiary of ACEP in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such ACEP or such Restricted Subsidiary;

            (13) any judgment attachment or judgment Lien not constituting an Event of Default;

            (14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (15) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, trade contracts performance and return of money bonds and other obligation of a like nature incurred in the ordinary course;

            (16) Liens arising from filing financing statements or other instruments or documents relating to leases;

            (17) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

            (18) Liens on the assets of ACEP or any of the Restricted Subsidiaries incidental to the conduct of their respective businesses or the ownership of their respective Properties which were not created in connection with the incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value or saleability of their respective Properties or materially impair the use thereof in the operation of their respective businesses;

            (19) Liens to secure Indebtedness permitted by clause (11) of the second paragraph of the covenant entitled " -- Incurrence of Indebtedness and Issuance of Preferred Stock" and extending only to the personal or real property as purchased or leased; provided, however, that, such Lien does not extend over the real property secured under the Deeds of Trust;

            (20) Liens to secure Indebtedness permitted by the first paragraph and clause (13) and (15) of the second paragraph of the covenant entitled " -- Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that the notes will be secured equally and ratably by a pari passu Lien ranking equally in priority on any collateral subject to the Liens permitted by this clause (20);

            (21) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

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                  (a)   (a) the new Lien shall be limited to all or part of the
                        same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof) and the priority of the new Lien with respect to the Lien securing the obligations under the notes is no greater than the priority of the Lien securing the Indebtedness so refinanced;

                  (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and
                        (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

                  (c) the Indebtedness secured by the new Lien is subject to and bound by the Intercreditor Agreement;

            (22) Liens to secure a deposit or deposits in connection with workers' compensation obligations or requirements, provided that such deposit or deposits do not exceed $1.0 million in the aggregate; and

            (23) Liens incurred in the ordinary course of business of ACEP or any Subsidiary of ACEP with respect to obligations that do not exceed $5.0 million at any one time outstanding.

      "Permitted Payments to Parent" means, without duplication as to amounts:

            (1)   payments to the Parent not to exceed $100,000 per annum; and

            (2)   payments pursuant to the Tax Allocation Agreement.

      "Permitted Refinancing Indebtedness" means any Indebtedness of ACEP or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of ACEP or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, and Other Liquidated Damages, incurred in connection therewith);

            (2) in the case of Indebtedness other than First Lien Obligations or notes redeemed in accordance with " -- Mandatory Disposition Pursuant to Gaming Laws", such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

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            (3)   if the Indebtedness being renewed, refunded, refinanced,
      replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

            (4) such Indebtedness is incurred either by ACEP or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

            (5) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged are First Lien Obligations and secured by any part of the Note Collateral, such Permitted Refinancing Indebtedness may be First Lien Obligations or Indebtedness secured by a Lien ranking equally and ratably with the Lien securing the notes, provided that such Permitted Refinancing Indebtedness is subject to and bound by the appropriate Intercreditor Agreement, or shall be unsecured Indebtedness;

            (6) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is Indebtedness secured by a Lien ranking equally and ratably with the Lien securing the notes and secured by any part of the Note Collateral, such Permitted Refinancing Indebtedness may be secured by a Lien ranking equally and ratably with the Lien securing the notes, provided that such Permitted Refinancing Indebtedness is subject to and bound by the appropriate Intercreditor Agreement, or shall be unsecured Indebtedness; and

            (7) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is Indebtedness secured by a Permitted Lien on collateral that is not Note Collateral, then such Permitted Refinancing Indebtedness may be secured by a Lien on such other collateral.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

      "Principal" means AREP.

      "Principal Business" means the casino gaming, hotel, retail, conference center and entertainment mall and resort business (including, without limitation, the business contemplated by the Properties in the Offering Memorandum) and any activity or business incidental, directly related or similar thereto (including owning interests in Subsidiaries, operating a conference center and meeting facilities and owning and operating or licensing the operation of a retail and entertainment facilities), or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

      "Project Assets" means, at any time, all of the assets then in use on the Properties including any real estate assets, any buildings or improvements thereon, and all equipment, furnishings and fixtures, but excluding: (1) any obsolete property determined by ACEP's Board of Directors to be no longer useful or necessary to the operations or support of such Property and (2) any personal property leased from a third party in the ordinary course of business.

      "Properties" means the Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder. A "Property" means any of the foregoing Properties and other properties that may be acquired.

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      "Property Improvement" means any improvement to, or addition or acquisition or construction of, the property, plant or equipment of any of the Properties, or any other property for the benefit of any of the Properties, including any land acquisition costs, financing costs, planning or development costs, construction costs, ancillary costs, fees and expenses.

      "Related Parties" means (1) Carl Icahn, any spouse and any child, stepchild, sibling or descendant of Carl Icahn, (2) any estate of the Carl Icahn or any person under clause (1), (3) any person who receives a beneficial interest in the Principal from any estate under clause (2) to the extent of such interest, (4) any executor, personal administrator or trustee who holds such beneficial interest in ACEP for the benefit of, or as fiduciary for, any person under clauses (1), (2) or (3) to the extent of such interest, (5) any corporation, partnership, limited liability company, trust, or similar entity, directly or indirectly owned or controlled by Carl Icahn or any other person or persons identified in clauses (1) or (2).

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of ACEP that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issuance Date.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value, or principal prior to the date originally scheduled for the payment or accretion thereof.

      "Stratosphere" means that certain hotel, casino and tower located on approximately 31 acres at 2000 Las Vegas Boulevard South, Las Vegas, Nevada, together with all other improvements (including any buildings) and property thereon.

      "Subordinated Indebtedness" means any Indebtedness that by its terms is expressly subordinated in right of payment in any respect (either in the payment of principal or interest) to the payment of principal, Liquidated Damages or interest on the notes.

      "Subsidiary" means, with respect to any specified Person:

            (1) any corporation, association or other business entity of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      "Tax Allocation Agreement" means that certain tax allocation agreement to be entered into between American Entertainment Properties Corp., ACEP and the Subsidiaries of ACEP.

      "Unrestricted Subsidiary" means any Subsidiary of ACEP (other than any Subsidiary that owns Project Assets) that is designated by the Board of Directors of ACEP as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

            (1)   has no Indebtedness other than Non-Recourse Debt;

            (2) except as permitted by the covenant described above under the caption " -- Certain Covenants -- Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with ACEP or any Restricted Subsidiary of ACEP unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to ACEP or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of ACEP;

            (3) is a Person with respect to which neither ACEP nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of ACEP or any of its Restricted Subsidiaries.

      "Voting Stock" means, with respect to any Person that is a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency and with respect to any other Person that is a limited liability company, membership interests entitled to manage the operations or business of the limited liability company.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by
(2) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

      "Wholly-Owned Restricted Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following general discussion summarizes certain material United States federal income tax consequences that apply to beneficial owners of the old notes who:

            (1)   acquired the old notes at their original issue price for cash,

            (2) exchange the old notes for new notes in this exchange offer, and

            (3) held the old note, and hold the new notes, as a "capital asset" (generally, for investment) as defined in the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

      This summary, however, does not consider state, local or foreign tax laws. In addition, special United States federal income tax rules not discussed here may apply to you if you are:

      -     A broker-dealer, a dealer in securities or a financial institution;

      -     An S corporation;

      -     A bank;

      -     A thrift;

      -     An insurance company;

      -     A tax-exempt organization;

      -     A partnership or other pass-through entity;

      -     Subject to the alternative minimum tax provisions of the Code;

      - Holding the old notes or the new notes as part of a hedge, straddle or other risk reduction or constructive sale transaction;

      -     A person with a "functional currency" other than the U.S. dollar; or

      -     A United States expatriate.

      If you are a partner in a partnership which holds the new notes, you should consult your own tax advisor regarding special rules that may apply.

      This summary is based on the Code and applicable Treasury Regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service with respect to the statements made and the conclusions reached in this summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.

      EACH HOLDER IS URGED TO CONSULT HIS TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS OF PARTICIPATING IN THIS EXCHANGE OFFER AND HOLDING THE NEW

NOTES.

EXCHANGE OF OLD NOTES FOR NEW NOTES

      The exchange of the old notes for the new notes pursuant to this exchange offer should not be a taxable event for U.S. federal income tax purposes. Accordingly, holders participating in this exchange offer should not recognize any income, gain or loss in connection with the exchange. In addition, immediately after the exchange, any such holder should have the same adjusted tax basis and holding period in the new notes as it had in the old notes, immediately before the exchange.

CONSEQUENCES OF HOLDING THE NEW NOTES

UNITED STATES HOLDERS

      If you are a "United States Holder," as defined below, this section applies to you. Otherwise, the section "Non-United States Holders," applies to you.

DEFINITION OF UNITED STATES HOLDER

      You are a "United States Holder" if you are the beneficial owner of a new note and you are, for United States federal income tax purposes:

      -     a citizen or resident of the United States;

      - a corporation organized under the laws of the United States or any political subdivision thereof;

      - an estate the income of which is subject to U.S. federal income tax regardless of its sources; or

      - a trust if a court within the United States can exercise primary supervision over the administration of the trust and one or more U.S. persons has authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996, and treated as a domestic trust on August 19, 1996, and it has elected to continue to be treated as a domestic trust.

TAXATION OF STATED INTEREST

      Generally, you must include the interest on the new notes in income as ordinary income:

      - when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

      - when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

SALE OR OTHER TAXABLE DISPOSITION OF THE NEW NOTES

      You will generally recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a new note. The amount of your gain or loss equals the difference between the amount you receive for the new note (in cash or other property, valued at fair market value), except to the extent amounts received are attributable to accrued interest on the note, and your adjusted tax basis in the new note. Your tax basis in the new note generally should equal the price you paid for the old note that was exchanged for the new note.

      Your gain or loss will generally be long-term capital gain or loss if your holding period for the note is more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition. Otherwise, it will be short-term capital gain or loss. For this purpose, your holding period for the new note should include your holding period for the old note that was exchanged for the new note. Long-term capital gains recognized in years beginning before December 31, 2008 by certain non-corporate holders are generally taxed at a maximum rate of 15%. The use of capital losses is subject to limitations. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

      We will report to certain non-corporate holders of the new notes and to the IRS the amount of any interest paid on the new notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments. You may be subject to a backup withholding tax when you receive interest payments on a new note or proceeds upon the sale or other disposition of the new note. Certain holders (including, among others, corporations, financial institutions and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. In addition, the backup withholding tax will not apply to you if you provide to us or our paying agent your correct social security or other taxpayer identification number, or TIN, in the prescribed manner unless:

      - the IRS notifies us or our paying agent that the TIN you provided is incorrect;

      - you underreport interest and dividend payments that you receive on your tax return and the IRS notifies us or our paying agent that withholding is required; or

      - you fail to certify under penalties of perjury that you are not subject to backup withholding.

      The backup withholding tax rate is currently 28%.

      Any amounts withheld from a payment to you under the backup withholding rules may be credited against your United States federal income tax liability, and may entitle you to a refund.

      You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedures for obtaining such exemption.

NON-UNITED STATES HOLDERS

      The following general discussion is limited to the United States federal income tax consequences relevant to a "Non-United States Holder." A "Non-United States Holder" is any beneficial owner of a new note if such owner is, for United States federal income tax purposes, a nonresident alien, or a corporation, estate, or trust that is not a United States Holder.

INTEREST

      Portfolio Interest Exemption. You will generally not be subject to United States federal income tax or withholding tax on interest paid or accrued on the new notes if:

      - you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of the capital stock entitled to vote of American Entertainment Properties Corp., our parent corporation;

      - you are not a controlled foreign corporation with respect to which American Entertainment

            Properties Corp., our parent corporation, is a "related person" within the meaning of Section 864(d)(4) of the Code;

      - you are not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

      - such interest is not effectively connected with the conduct by you of a trade or business in the United States; and

      - either (i) you represent that you are not a United States person for United States federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury, or (ii) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the new note on your behalf, certifies to us or our paying agent under penalties of perjury that it has received IRS Form W-8BEN (or a suitable substitute form) from you or from another qualifying financial institution intermediary, and provides a copy of the Form W-8BEN (or a suitable substitute form) to us or our paying agent.

      United States Federal Income or Withholding Tax If Interest Is Not Portfolio Interest. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption described above, you may be subject to a 30% withholding tax on the gross amount of interest payments, unless reduced or eliminated by an applicable income tax treaty.

      However, income from payments or accruals of interest that is effectively connected with the conduct by you of a trade or business in the United States will be subject to United States federal income tax on a net basis at a rate applicable to United States persons generally (and, if paid to corporate holders, may also be subject to a 30% branch profits tax). If payments are subject to United States federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax so long as you provide us or our paying agent with a properly executed IRS Form W-8ECI.

      Non-United States Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of the branch profits tax, or other rules different from those described above. Generally, in order to claim any treaty benefits you must submit a properly executed IRS Form W-8BEN.

SALE OR OTHER DISPOSITION OF NEW NOTES

      You will generally not be subject to United States federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of a new note unless such gain is effectively connected with the conduct by you of a trade or business within the United States. Any gain that is effectively connected with the conduct by you of a trade or business within the United States will be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally.

BACKUP WITHHOLDING AND INFORMATION REPORTING

      Payments From United States Office. If you receive payment of interest or principal directly from us or through the United States office of a custodian, nominee, agent or broker, you may be subject to both backup withholding and information reporting.

      With respect to interest payments made on the new notes, however, backup withholding and information reporting will not apply if you certify, generally on a Form W-8BEN (or Form W-8ECI) or suitable substitute form, that you are not a United States person in the manner described above under the heading " -- Non-United States Holders -- Interest."

      Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of a new note, backup withholding or information reporting generally will not apply if you properly provide, generally on Form W-8BEN (or Form W-8ECI) or a suitable substitute form, a statement that you are an "exempt foreign person" for purposes of the broker reporting rules, and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of a new note, as described above under the heading " -- Non-United States Holders-Interest -- Sale or Other Disposition of New Notes," you will generally qualify as an "exempt foreign person" for purposes of the broker reporting rules.

      Payments From Foreign Office. If payments of principal and interest are made to you outside the United States by or through the foreign office of your foreign custodian, nominee or other agent, or if you receive the proceeds of the sale of a new note through a foreign office of a "broker," as defined in the pertinent United States Treasury Regulations, you will generally not be subject to backup withholding or information reporting. You will however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that you are a United States person. You will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that has certain relationships to the United States unless the broker has in its records documentary evidence that you are a Non-United States Holder and certain other conditions are met.

      Refunds. Any amounts withheld from a payment to you under the backup withholding rules may be credited against your United States federal income tax liability, and may entitle you to a refund.

      The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting interest and withholding also may be made available to the tax authorities in the country in which a Non-United States Holder is a resident under the provisions of an applicable income tax treaty or other agreement.

      THE SUMMARY DOES NOT COMPLETELY DESCRIBE THE WITHHOLDING REGULATIONS. PLEASE CONSULT YOUR TAX ADVISOR TO DETERMINE HOW THE WITHHOLDING REGULATIONS APPLY TO YOUR PARTICULAR CIRCUMSTANCES.

                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We and the guarantors have agreed that, starting on the expiration date and ending on the close of business 270 days after the expiration date (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , all dealers effecting transactions in the new notes may be required to deliver a prospectus.

      We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      Furthermore, any broker-dealer that acquired any of its old notes directly from us:

      - may not rely on the applicable interpretation of the staff of the Commission's position contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and

      - must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

      For a period of 270 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS


      The validity of the notes offered by this prospectus and certain legal matters in connection with the exchange offer will be passed upon for us by Piper Rudnick LLP, New York, New York.


                                    EXPERTS

      The combined financial statements of American Casino & Entertainment Properties LLC as of December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003 has been included in this prospectus, in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

      On April 1, 2004, KPMG LLP advised our indirect parent, American Real Estate Partners, L.P., or AREP, that it would not seek re-election as AREP's independent auditor for 2004, and that the client-auditor relationship between AREP and KPMG had ceased and, therefore, our relationship with KPMG has also ceased. None of KPMG's reports on our combined financial statements for the years ended December 31, 2002 or 2003 contained an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and the interim period preceding receipt of KPMG's letter, there was no (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report or (2) "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1934.

      Effective as of April 26, 2004, AREP's audit committee engaged Grant Thornton LLP as its independent public accountant and, therefore, our independent public accountant. During the years ended December 31, 2002 and 2003, and from January 1, 2004 through April 26, 2004 (the date Grant Thornton LLP was appointed), neither we, AREP nor AREP's audit committee consulted Grant Thornton LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed; or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement on Form S-4, together with any amendments thereto, with the SEC under the Securities Act of 1933, as amended, with respect to the new notes. This prospectus, which constitutes a part of the registration statement, omits certain information contained in the registration statement and reference is made to the registration statement and the exhibits and schedules thereto for further information with respect to us and the new notes offered hereby.

      Upon effectiveness of the registration statement, we will be subject to the informational reporting requirements of the Securities Act of 1934, as amended, and we will file annual, quarterly and current reports and other information with the SEC. These reports do not constitute a part of this prospectus, and we are not incorporating by reference into this prospectus any of the reports we file with the SEC. We have agreed that, whether or not required to do so by the rules and regulations of the SEC (and within the time periods that are or would be prescribed thereby), for so long as any of the notes remain outstanding, we will furnish to the holders of the notes and file with the Commission (unless the SEC will not accept such a filing because, for example, we are no longer subject to the reporting requirements of the Exchange Act and are filing such reports on a voluntary basis):

            (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on our consolidated financial statements by an independent registered public accounting firm and

            (2) all reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, for so long as any of the notes remain outstanding, we have agreed to make available, upon request, to any prospective purchaser or beneficial owner of the notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

      The registration statement (including the exhibits and schedules thereto) and the periodic reports and other information we will file following effectiveness of the registration statement may be inspected and copied at the public reference facilities of the SEC, located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of such material can also be obtained from the SEC by mail at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) that contains such reports and other information that we have filed.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm.............................................      F-2

Consolidated Balance Sheets as of December 31, 2002 and 2003 and as of June 30, 2004 (unaudited)...       F-3

Consolidated Statements of Income for the years ended December 31, 2001, 2002 and 2003 and for the six
month periods ended June 30, 2003 and 2004 (unaudited)...............................................     F-4

Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2002 and 2003 and for the
six month periods ended June 30, 2003 and 2004 (unaudited)...........................................     F-5

Consolidated Statements of Stockholders' Equity for the years ended December 31, 2001, 2002 and 2003
and for the six month period ended June 30, 2004 (unaudited).........................................     F-6

Notes to Consolidated Financial Statements...........................................................     F-7

                              REPORT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

The Member
American Casino & Entertainment Properties LLC

We have audited the accompanying combined balance sheets of American Casino & Entertainment Properties LLC (the "Company") as of December 31, 2002 and 2003, and the related combined statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of American Casino & Entertainment Properties LLC as of December 31, 2002 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

March 5, 2004
Los Angeles, California

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,            JUNE 30,
                                                               ------------------------    -----------
(In thousands)                                                    2002          2003           2004
                                                               ----------    ----------    -----------
                                                                                           (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents                                    $   59,343    $   77,258    $    49,231
  Cash and cash equivalents-restricted                              1,926             -            447
  Marketable securities                                             4,200         4,200              -
  Investments-restricted                                            2,683         2,973          2,921
  Accounts receivable, net (note 2)                                 4,298         4,051          4,549
  Related party receivables                                            32           233            189
  Deferred income taxes (note 8)                                      372         2,982          3,232
  Other current assets (note 3)                                     7,993         9,213         10,677
                                                               ----------    ----------    -----------
Total Current Assets                                               80,847       100,910         71,246
                                                               ----------    ----------    -----------
Property and Equipment, at cost (note 4)                          313,210       324,548        321,989
                                                               ----------    ----------    -----------
Other Assets:
  Debt issuance and deferred financing costs, net                     610           272          7,532
  Lessee incentive                                                    767           567            467
  Other receivable                                                  2,401            84              -
  Deferred income taxes (note 8)                                        -        54,357         60,738
                                                               ----------    ----------    -----------
Total Other Assets                                                  3,778        55,280         68,737
                                                               ----------    ----------    -----------
TOTAL ASSETS                                                   $  397,835    $  480,738    $   461,972
                                                               ==========    ==========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable-trade                                       $    3,674    $    5,048    $     2,166
  Accounts payable-construction                                       805           805            805
  Accrued expenses (note 5)                                        17,338        17,801         22,482
  Accrued payroll and related expenses                             10,267        12,395         10,185
  Current portion of capital lease obligation (note 6)                 55           436            439
  Current portion of notes payable to related party (note 9)       15,421        14,796              -
                                                               ----------    ----------    -----------
Total Current Liabilities                                          47,560        51,281         36,077
                                                               ----------    ----------    -----------
Long-Term Liabilities:
  Notes payable to related party (note 9)                          85,230        86,456              -
  Notes payable                                                         -             -        215,000
  Accrued lessee incentive                                            818           568            568
  Capital lease obligations, less current portion (note 6)            949         3,555          3,527
  Deferred income taxes (note 8)                                    3,325         5,134              -
  Other                                                                 -         3,399          5,257
                                                               ----------    ----------    -----------
Total Long-Term Liabilities                                        90,322        99,112        224,352
                                                               ----------    ----------    -----------
TOTAL LIABILITIES                                                 137,882       150,393        260,429
                                                               ----------    ----------    -----------
Commitments and Contingencies (notes 11 and 12)

Stockholders' Equity (note 7):
  Common stock                                                         10            10              -
  Additional paid-in-capital                                      243,750       293,460        171,396
  Retained earnings                                                16,193        36,875         30,147
                                                               ----------    ----------    -----------
Total Stockholders' Equity                                        259,953       330,345        201,543
                                                               ----------    ----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $  397,835    $  480,738    $   461,972
                                                               ==========    ==========    ===========

       The accompanying notes are an integral part of these consolidated financial statements.

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                             SIX MONTHS ENDED
                                              YEARS ENDED DECEMBER 31,          JUNE 30,
                                          -------------------------------  --------------------
(In thousands)                              2001       2002       2003       2003       2004
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
REVENUES:
   Casino                                 $ 142,919  $ 143,057  $ 147,888  $  73,998  $  82,391
   Hotel                                     38,326     44,263     47,259     23,572     27,723
   Food and beverage                         55,453     56,349     59,583     29,847     33,420
   Tower, retail and other income            29,512     28,247     30,336     14,540     16,580
                                          ---------  ---------  ---------  ---------  ---------
         Gross Revenues                     266,210    271,916    285,066    141,957    160,114
   Less promotional allowances               23,737     21,893     22,255     11,404     11,745
                                          ---------  ---------  ---------  ---------  ---------
NET REVENUES                                242,473    250,023    262,811    130,553    148,369
                                          ---------  ---------  ---------  ---------  ---------
COSTS AND EXPENSES:

   Casino                                    60,026     59,879     61,284     30,620     31,182
   Hotel                                     17,190     20,142     22,074     10,565     11,536
   Food and beverage                         42,806     43,393     44,990     22,133     23,664
   Other operating expenses                  15,640     14,934     14,008      7,291      6,566
   Selling, general and administrative       78,692     80,019     74,985     37,787     37,327
   Depreciation and amortization             17,209     20,209     20,222     10,272     12,314
                                          ---------  ---------  ---------  ---------  ---------
         Total Costs and Expenses           231,563    238,576    237,563    118,668    122,589
                                          ---------  ---------  ---------  ---------  ---------
INCOME FROM OPERATIONS                       10,910     11,447     25,248     11,885     25,780
                                          ---------  ---------  ---------  ---------  ---------
OTHER INCOME (EXPENSE):

   Interest income                            1,640        667        426        270        955
   Interest expense                          (5,971)    (5,990)    (5,389)    (2,755)    (9,747)
   Gain (Loss) on sale of assets                 23       (354)    (1,401)        85        144
                                          ---------  ---------  ---------  ---------  ---------
         Total Other Expense, net            (4,308)    (5,677)    (6,364)    (2,400)    (8,648)
                                          ---------  ---------  ---------  ---------  ---------
INCOME BEFORE INCOME TAXES                    6,602      5,770     18,884      9,485     17,132

Provision  (benefit)  for  Income  Taxes
   (note 8)                                   4,908      4,907     (1,798)     4,394      5,944
                                          ---------  ---------  ---------  ---------  ---------
NET INCOME                                $   1,694  $     863  $  20,682  $   5,091  $  11,188
                                          =========  =========  =========  =========  =========

                  The accompanying notes are an integral part of these consolidated financial statements.

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                             SIX MONTHS ENDED
                                                                     YEARS ENDED DECEMBER 31,                     JUNE 30,
                                                            ---------------------------------------      ------------------------
(In thousands)                                                2001           2002           2003           2003           2004
                                                            ---------      ---------      ---------      ---------      ---------
                                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $   1,694      $     863      $  20,682      $   5,091      $  11,188
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization                           17,209         20,209         20,222         10,272         12,314
       (Gain) Loss on sale or disposal of assets                  (23)           354          1,401            (85)          (144)
       Provision benefit for deferred income taxes              1,237          1,804         (5,448)             -          2,830
       Changes in operating assets and liabilities:
         Restricted Cash                                            -              -          1,926            173           (447)
         Accounts receivable, net                              (1,119)          (108)           247            415           (498)
         Other current assets                                   1,613          1,750          1,653          1,218           (678)
         Accounts payable - trade                                (277)          (403)         1,374           (494)        (2,882)
         Accrued expenses                                         783          5,766          2,341          5,613          2,455
         Other                                                      -              -          3,399              -              -
                                                            ---------      ---------      ---------      ---------      ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                      21,117         30,235         47,797         22,203         24,138
                                                            ---------      ---------      ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase (decrease) in investments - restricted                 161         (1,623)          (290)        (1,000)            52
  Sale of marketable securities                                   259              -              -              -          4,200
  Acquisition of property and equipment                       (50,631)       (22,085)       (30,423)        (3,837)        (9,925)
  Payments for CIP                                             (5,345)          (793)             -              -              -
  Related party receivables                                      (411)           373           (201)           (45)            44
  Cash proceeds from sale of property and equipment                 -              1            521             85            398
                                                            ---------      ---------      ---------      ---------      ---------
NET CASH USED IN INVESTING ACTIVITIES                         (55,967)       (24,127)       (30,393)        (4,797)        (5,231)
                                                            ---------      ---------      ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Debt issuance and deferred financing costs                        -           (855)           (90)             -         (1,060)
  Proceeds from related part note payable                      45,750         17,220          7,780              -              -
  Proceeds from notes payable                                       -              -              -              -        215,000
  Member contribution                                           5,150            598              -                        28,219
  Proceeds from capital lease obligations                       1,004              -              -
  Capital distribution                                              -              -              -              -       (187,816)
  Payments of related party notes payable                     (10,696)        (9,277)        (7,179)        (2,138)      (101,252)
  Payments of long term debt                                   (3,369)           (38)             -              -              -
  Payments on capital lease obligation                         (2,759)        (3,280)             -              -            (25)
  Cash acquired from subsidiary contributed by parent               -            280              -              -              -
                                                            ---------      ---------      ---------      ---------      ---------
NET CASH (PROVIDED BY) USED IN FINANCING ACTIVITIES            35,080          4,648            511         (2,138)       (46,934)
                                                            ---------      ---------      ---------      ---------      ---------
Net increase (decrease) in cash and cash equivalents              230         10,756         17,915         15,268        (28,027)
Cash and cash equivalents - beginning of period                48,357         48,587         59,343         59,343         77,258
                                                            ---------      ---------      ---------      ---------      ---------
CASH AND CASH EQUIVALENTS - END OF PERIOD                   $  48,587      $  59,343      $  77,258      $  74,611      $  49,231
                                                            =========      =========      =========      =========      =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for interest                    $   5,058      $   5,790      $   5,422      $   3,295      $   2,342
                                                            =========      =========      =========      =========      =========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Capitalized lease obligation incurred in the
     acquisition of property and equipment                  $       -      $       -      $   3,042      $       -      $       -
  Net assets contributed by parent                          $       -      $     233      $       -      $       -      $   6,886
  Change in tax asset related to acquisition                $       -      $       -      $       -      $       -      $  12,721
  Change in deferred tax asset valuation allowance
     related to book-tax differences existing at time
     of bankruptcy                                          $     628      $   2,412      $  49,710      $       -      $       -
  Cancellation of common stock shares pursuant
     to the plan of merger                                  $       -      $      20      $       -      $       -      $       -
                                                            =========      =========      =========      =========      =========

                  The accompanying notes are an integral part of these consolidated financial statements.

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                            TOTAL
                                                            COMMON        ADDITIONAL        RETAINED    STOCKHOLDERS'
                                                          ---------     ---------------     ---------   -------------
                                                            STOCK       PAID-IN-CAPITAL     EARNINGS       EQUITY
                                                          ---------     ---------------     ---------   -------------
BALANCES AT DECEMBER 31, 2000                             $      30        $ 234,709        $  13,636      $248,375

CHANGE IN DEFERRED TAX ASSET VALUATION ALLOWANCE
   RELATED TO BOOK-TAX DIFFERENCES EXISTING AT
   TIME BANKRUPTCY                                                -              628                -           628

MEMBER CONTRIBUTIONS                                              -            5,150                -         5,150

NET INCOME                                                        -                -            1,694         1,694
                                                          ---------        ---------        ---------      --------
BALANCES AT DECEMBER 31, 2001                             $      30        $ 240,487        $  15,330      $255,847

CHANGE IN DEFERRED TAX ASSET VALUATION ALLOWANCE
   RELATED TO BOOK-TAX DIFFERENCES EXISTING AT
   TIME BANKRUPTCY                                                -            2,412                -         2,412

NET ASSETS CONTRIBUTED BY PARENT                                  -              233                -           233

MEMBER CONTRIBUTIONS                                              -              598                -           598

CANCELLATION OF COMMON SHARES                                   (20)              20                -             -

NET INCOME                                                        -                -              863           863
BALANCES AT DECEMBER 31, 2002                             $      10        $ 243,750        $  16,193      $259,953

CHANGE IN DEFERRED TAX ASSET VALUATION ALLOWANCE
   RELATED TO BOOK-TAX DIFFERENCES EXISTING AT
   TIME BANKRUPTCY                                                -           49,710                -        49,710

NET INCOME                                                        -                -           20,682        20,682
                                                          ---------        ---------        ---------      --------
BALANCES AT DECEMBER 31, 2003                             $      10        $ 293,460        $  36,875      $330,345

CANCELLATION OF COMMON SHARES (UNAUDITED)                       (10)              10                -             -
CHANGE IN DEFERRED TAX ASSET RELATED TO
   ACQUISITION                                                    -           12,721                -        12,721
CONTRIBUTIONS (UNAUDITED)                                         -           35,105                         35,105
DISTRIBUTIONS (UNAUDITED)                                                   (169,900)         (17,916)     (187,816)

NET INCOME (UNAUDITED)                                            -                -           11,188        11,188
                                                          ---------        ---------        ---------      --------
BALANCES AT JUNE 30, 2004 (UNAUDITED)                     $       -        $ 171,396        $  30,147      $201,543
                                                          =========        =========        =========      ========

                  The accompanying notes are an integral part of these consolidated financial statements.

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               DECEMBER 31, 2001, 2002 AND 2003 AND JUNE 30, 2003
                        (UNAUDITED) AND 2004 (UNAUDITED)

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

American Casino & Entertainment Properties LLC (ACEP) was formed in Delaware on December 29, 2003. ACEP is comprised of American Casino & Entertainment Properties LLC, American Casino & Entertainment Properties Finance Corp., Stratosphere Corporation and its wholly-owned subsidiaries, Stratosphere Gaming Corporation, Stratosphere Land Corporation, Stratosphere Advertising Agency, Stratosphere Leasing, LLC, and Stratosphere Development, LLC, an entity controlled by Stratosphere Corporation; Arizona Charlie's, LLC, and its wholly owned subsidiary, Jetset Tours, LLC; and Fresca, LLC (collectively the "Company"). The Company operates integrated casinos, hotels, a retail and entertainment facility and a 1,149 foot, free-standing observation tower located in Las Vegas, Nevada. All significant intercompany balances and transactions have been eliminated in consolidation.

ACEP owns and operates three gaming and entertainment properties in Las Vegas; Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder. ACEP entered into a membership interest purchase agreement with Starfire Holding Corporation, which is wholly-owned by Mr. Icahn, in which ACEP agreed to purchase all of the membership interests in Charlie's Holding LLC, a newly-formed entity that owns Arizona Charlie's Decatur and Arizona Charlie's Boulder. The closing of this acquisition was approved by the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board and was completed on May 26, 2004. The purchase price was $125.9 million. Additionally, ACEP entered into a contribution agreement with its direct parent, American Entertainment Properties Corp., and its direct parent, American Real Estate Holdings Limited Partnership, or AREH, in which AREH agreed to contribute 100% of the outstanding capital stock of Stratosphere Corporation, which was approved by the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board. These transactions represent a merger of entities under the common control of Carl C. Icahn. Accordingly, the historical cost basis of the underlying net assets was retained in the combination for all dates prior to May 26, 2004. These statements were presented on a combined basis. As a result of obtaining the formal approval from the gaming commission, the legal presentation now requires consolidation. Accordingly, the financial statements are referred to as consolidated

On January 29, 2004, the Company issued $215,000,000 in aggregate principal amount of 7.85% Senior Secured Notes due 2012. The net proceeds from the sale of the notes have been used in connection with the acquisition of three Las Vegas, Nevada gaming and entertainment properties from affiliated parties described above, to repay intercompany debt and for distributions. The notes have a fixed annual interest rate of 7.85%, which will be paid every six months on February 1 and August 1, commencing August 1, 2004. Pending consummation of the acquisitions, the perfection of security interests in the assets of the properties acquired, the receipt of all necessary approvals of the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board and certain other events, the net proceeds of the offering, together with an additional amount sufficient to fund a special redemption obligation, were held in escrow in a note proceeds account.

The consolidated financial statements as of June 30, 2004 and for the six months ended June 30, 2003 and 2004 are unaudited. In the opinion of management, such financial statements reflect all adjustments necessary for a fair presentation of the respective interim periods. All such adjustments are of a normal recurring nature.

CASINO REVENUES AND PROMOTIONAL ALLOWANCES

During the first quarter, 2001, the Emerging Issues Task Force reached a consensus on the portion of Issue 00-22, "Accounting for `Points' and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Free Products or Services to be Delivered in the Future," which addressed the income statement classification of the value of the points redeemable for cash awarded under point programs similar to the Company's Player's Club and Guaranteed Refund programs. The consensus states the cost of these programs should be reported as a reduction of casino revenue, rather than an expense and is retroactive to January 1, 2001, with prior year restatement required. The Company has adopted the current consensus recommendations on Issue 00-22. Prior to the release of the new consensus, the Company historically reported the costs of such points as an expense. In accordance with the consensus, the Company recorded these costs of $6.7 million, $5.0 million and $12.8 million for the fiscal years ended December 31, 2001, 2002 and 2003, respectively, and $5.5 million (unaudited) and $10.3 million (unaudited) for the six months ended June 30, 2003 and 2004 as a reduction of casino revenues in the consolidated Statements of Income.

The Company recognizes revenues in accordance with industry practice. Casino revenue is the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Revenues include the retail value of rooms, food and beverage and other items that are provided to customers on a complimentary basis. A corresponding amount is deducted as promotional allowances. The cost of such complimentaries included as casino expenses is as follows (in thousands):

                         DECEMBER 31,             JUNE 30,
                    ------------------------   ---------------
                     2001     2002     2003     2003     2004
                    ------   ------   ------   ------   ------
                                                 (UNAUDITED)
Food and Beverage   $7,367   $6,858   $6,879   $3,420   $3,707
Rooms                  229      104       76       40       16
Other                   66       53       32       22       19
                    ------   ------   ------   ------   ------
                    $7,662   $7,015   $6,987   $3,482   $3,742
                    ======   ======   ======   ======   ======

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and in banks, interest bearing deposits, money market funds and debt instruments purchased with an original maturity of 90 days or less. Cash and cash equivalents-restricted at December 31, 2002 consist primarily of funds reserved for final settlement of unsecured claims pursuant to the Restated Second Amended Plan of Bankruptcy. In 2003, the unsecured claims were settled and the funds were disbursed.

MARKETABLE SECURITIES

The Company's marketable securities represent investments in Moody's AA2 rated Portland, Oregon and Moody's and Standard and Poor's AAA rated New York City bonds. These securities are currently reported at cost, which approximates fair market value, and are considered available-for-sale. The changes in fair values of these securities have historically been immaterial to the consolidated financial statements.

INVESTMENTS RESTRICTED

Investments-restricted consist primarily of funds pledged for Nevada sales and use tax, unpaid sports book tickets and workers' compensation benefits.

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

INVENTORIES

Inventories, consisting primarily of food and beverage, retail merchandise and operating supplies, are stated at the lower of cost or market and included in other current assets. Cost is determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT

Property and equipment purchased are stated at cost. Capitalized lease assets are stated at the lower of the present value of the future minimum lease payments or fair value at the inception of the lease (see Notes 4 and 6). Expenditures for additions, renewals and improvements are capitalized and depreciated over their useful lives. Costs of repairs and maintenance are expensed when incurred. Leasehold acquisition costs are amortized over the shorter of their estimated useful lives or the term of the respective leases once the assets are placed in service.

Depreciation and amortization of property and equipment are computed using the straight-line method over the following useful lives:

Buildings and improvements..........................    36-39 years
Furniture, fixtures and equipment...................     3-15 years
Land improvements...................................       15 years

The Company's policy is to capitalize interest incurred on debt during the course of qualifying construction projects. Such costs are added to the asset base and amortized over the related assets' estimated useful lives. The Company capitalized interest of $1,857,200 for 2001. There was no capitalized interest during fiscal year 2002 and 2003 and the six months ended June 30, 2004.

RECOVERABILITY OF LONG-LIVED ASSETS TO BE HELD AND USED IN THE BUSINESS

The Company adopted SFAS No. 144 on January 1, 2002. SFAS No. 144 requires the Company to review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or a group of assets may not be recoverable. Assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company deems an asset to be impaired if a forecast of undiscounted future operating cash flows directly related to the asset, including disposal value if any, is less than its carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of the asset exceeds fair value. The Company generally estimates fair value by discounting estimated cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. Prior to January 1, 2002, the Company utilized SFAS No. 121 to assess impairment of long-lived assets.

SALES, ADVERTISING AND PROMOTION

Sales, advertising and promotion costs are expensed as incurred and totaled $20.4 million, $18.1 million and $22.9 million for the years ended December 31, 2001, 2002 and 2003, respectively, and $10.9 million (unaudited) and $14.6 million (unaudited) for the six months ended June 30, 2003 and 2004, respectively, and are included in selling, general and administrative expenses in the accompanying consolidated statements of income.

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and assumptions based upon historical experience and various other factors and circumstances. Management believes its estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEGMENTS

The Company has determined that it operates as one segment.

NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. The Company also records a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation is to be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company was required to adopt SFAS No. 143 on January 1, 2003. The adoption of SFAS No. 143 did not have a material effect on the Company's financial statements.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 amends existing guidance on reporting gains and losses on the extinguishment of debt to prohibit classification of the gain or loss as extraordinary, as the use of such extinguishments have become part of the risk management strategy of many companies. SFAS No. 145 also amends SFAS No. 13 to require sale-leaseback accounting for certain least modifications that have economic effects similar to sale-leaseback transactions. The provision of the Statement related to the rescission of Statement No. 4 is applied in fiscal years beginning after May 15, 2002. Earlier application of these provisions is encouraged. The provisions of the Statement related to Statement No. 13 were effective for transactions occurring after May 15, 2002, with early application encouraged. The adoption of SFAS No. 145 did not have a material effect on the Company's financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. The provisions of this Statement were effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of SFAS No. 146 did not have a material effect on the Company's financial statements.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation were applicable to guarantees issued or modified after December 31, 2002 and did not have a material effect on the Company's financial statements. The disclosure requirements were effective for financial statements of interim and annual periods ending after December 31, 2002.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No.
123. This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures of the effect of the fair value method in both annual and interim financial statements. The Company adopted the disclosure provisions of this Statement on January 1, 2003 and includes the disclosure modifications in these consolidated financial statements as applicable.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51, which was then revised in December 2003. This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. For nonpublic enterprises, such as the Company, with a variable interest in a variable interest entity created before February 1, 2003, the Interpretation is applied to the enterprise no later than the end of the first annual reporting period beginning after June 15, 2003. The application of this Interpretation is not expected to have a material effect on the Company's financial statements. The Interpretation requires certain disclosures in financial statements issued after January 31, 2003 if it is reasonably possible that the Company will consolidate or disclose information about variable interest entities when the Interpretation becomes effective. The Company does not believe it has any variable interest entities and therefore expects the impact of this statement to have an immaterial impact on the consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that companies classify a financial instrument that is within its scope as a liability (or an asset in some circumstance). Many of those instruments were previously classified as equity. The provisions of this Statement are effective for financial instruments entered into or modified after May 31, 2003, and otherwise are effective at the beginning of the first interim period beginning after June 15, 2003. The impact of this Statement did not have a significant effect on the Company's financial statements.

RECLASSIFICATIONS

Certain reclassifications have been made to the prior years consolidated financial statements to conform to the current fiscal year presentation.

(2) ACCOUNTS RECEIVABLE

Accounts receivable consists of the following (in thousands):

                                                      DECEMBER 31,   JUNE 30,
                                                    ---------------  --------
                                                     2002     2003     2004
                                                    ------   ------   ------
                                                                     (UNAUDITED)
Hotel and related                                   $2,535   $3,030   $3,669
Gaming                                                 575      523      504
Other                                                2,018      971      822
                                                    ------   ------   ------
                                                     5,128    4,524    4,995
Less allowance for doubtful accounts                   830      473      446
                                                    ------   ------   ------
                                                    $4,298   $4,051   $4,549
                                                    ======   ======   ======

The Company recorded bad debt expense and allowance for doubtful accounts for the years ended December 31, 2001, 2002 and 2003 and the six months ended June 30, 2003 and 2004 as follows:

                                                       DECEMBER 31,                                  JUNE 30,
                                               -----------------------------------              ------------------
                                                   2001           2002        2003              2003          2004
                                                   ----           ----        ----              ----          ----
                                                                                                   (UNAUDITED)
Balance at beginning of period                  $     409      $    499      $     830       $      830      $   473
Bad debt expense                                      134           524            395              149          269
Deductions and write-offs                             (44)         (193)          (752)            (451)        (296)
                                                ---------      --------      ---------       ----------      -------
Balance at end of period                        $     499      $    830      $     473       $      528      $   446
                                                =========      ========      =========       ==========      =======

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) OTHER CURRENT ASSETS

Other current assets consist of the following (in thousands):

                             DECEMBER 31,              JUNE 30,
                       -----------------------       -----------
                         2002           2003            2004
                       --------       --------       -----------
                                                     (UNAUDITED)
Inventories            $  2,397       $  2,683        $  2,425
Prepaid Expenses          4,989          4,435           6,154
Other                       607          2,095           2,098
                       --------       --------        --------
                       $  7,993       $  9,213        $ 10,677
                       ========       ========        ========

(4) PROPERTY AND EQUIPMENT - NET

Property and equipment consist of the following (in thousands):

                                                           DECEMBER 31,            JUNE 30,
                                                     -----------------------      -----------
                                                      2002            2003           2004
                                                     --------       --------      -----------
                                                                                  (UNAUDITED)
Land and improvements, including land held
   for development                                   $ 50,239       $ 50,299       $ 50,299
Building and improvements                             230,459        235,538        237,093
Furniture, fixtures and equipment                      93,846        105,415        112,680
Construction in progress                                  361          7,724          7,249
                                                     --------       --------       --------
                                                      374,905        398,976        407,321
Less accumulated depreciation and amortization         61,695         74,428         85,332
                                                     --------       --------       --------
                                                     $313,210       $324,548       $321,989
                                                     ========       ========       ========

Assets recorded under capital leases were $1.0 million and $4.0 million at December 31, 2002 and 2003, respectively, and $4.0 million (unaudited) at June 30, 2004. Accumulated depreciation and amortization at December 31, 2002 and 2003 includes amounts recorded for capital leases of $0.1 million and $0.1 million and at June 30, 2004 of $0.2 million (unaudited).

In mid-1996, Stratosphere Corporation suspended construction of the 1,000-room hotel tower (the "Hotel Expansion"), which had reached a height of approximately 14 stories. In April 2000, construction was resumed to complete the unfinished hotel tower with a total construction budget of $65.0 million. In June 2001, the Company completed construction of the new hotel tower that includes 1,000 new guestrooms and amenities including a 67,000-square foot pool and recreation area with a new snack and cocktail bar, private cabanas and a large spa. "Lucky's Cafe" a 350-seat coffee shop, a new porte-cochere and valet parking entrance, gift shop and new tour bus entrance and lobby have also been completed. The Company refurbished and expanded the "Stratosphere Courtyard Buffet" as well as remodeled "Montana's Steak House" and converted it into the "Crazy Armadillo" featuring Tex-Mex cuisine and an oyster bar.

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) OTHER ACCRUED EXPENSES

Other accrued expenses consist of the following (in thousands):

                                                 DECEMBER 31,      JUNE 30,
                                            -------------------  -----------
                                              2002       2003       2004
                                            --------   --------  -----------
                                                                 (UNAUDITED)
Vacation packages                           $  2,634   $  2,478    $  2,449
Accrued liabilities                            6,298      9,135       5,658
Accrued restructuring costs                      341          -           -
Cash reserve for unpaid bankruptcy claims      1,926          -           -
Accrued taxes                                  1,411      1,885       3,242
Accrued/unclaimed sports tickets/prizes          820        981         246
Accrued interest                                 445          2       7,121
Other                                          3,463      3,320       3,766
                                            --------   --------    --------
                                            $ 17,338   $ 17,801    $ 22,482
                                            ========   ========    ========

(6) LEASES, INCOME AND CAPITAL LEASE OBLIGATIONS

In connection with the purchase of the Master Lease from Strato-Retail, the Company assumed lessor responsibilities for various non-cancelable operating leases for certain retail space. The future minimum lease payments to be received under these leases for years subsequent to December 31, 2003 are as follows (in thousands):

Years ending December 31,
-------------------------
           2004                    $ 3,138
           2005                      2,644
           2006                      1,853
           2007                      1,488
           2008                        708
        Thereafter                   1,616
                                  --------
      Total payments              $ 11,447
                                  ========

The Company is reimbursed by lessees for certain operating expenses.

Future minimum lease payments under capital leases with initial or remaining terms of one year or more consist of the following at December 31, 2003 (in thousands):

          Years ending December 31,
--------------------------------------------
                    2004                            $  665
                    2005                               665
                    2006                               665
                    2007                               665
                    2008                             1,288
                 Thereafter                          7,488
                                                    ------
Total minimum lease payments                        11,436
Less: amount representing interest ranging
   from 5% to 10%                                    7,445
                                                    ------
Present value of net minimum lease payments          3,991
Less: current portion                                  436
                                                    ------
Long-term capital lease obligation                  $3,555
                                                    ======

The Company had no operating leases as of December 31, 2002 and 2003 and June 30, 2004.

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(7) STOCKHOLDERS' EQUITY

Common stock includes the capital stock issued and outstanding for Stratosphere Corporation and Arizona Charlie's, Inc. and is summarized as follows (in thousands):

                                                                      AMOUNT ISSUED AND
                                    PAR VALUE     AMOUNT AUTHORIZED     OUTSTANDING
                                    ---------     -----------------   -----------------
Stratosphere Corporation
   December 31, 2002                  $0.01          $      100          $      100
   December 31, 2003                   0.01                 100                 100
   June 30, 2004 (unaudited)           0.01                 100                 100
Arizona Charlie's, Inc.
   December 31, 2002                  $0.01          $5,000,000          $1,000,000
   December 31, 2003                   0.01           5,000,000           1,000,000
   June 30, 2004 (unaudited)              -                   -                   -

Additional paid-in capital includes amounts related to members' equity for Fresca, LLC, Arizona Charlie's, LLC and ACEP and is summarized as follows (in thousands):

                            DECEMBER 31, 2002  DECEMBER 31, 2003  JUNE 30, 2004
                            -----------------  -----------------  -------------
                                                                  (UNAUDITED)
Fresca, LLC                     $ 64,677          $ 64,677          $ 86,402
Arizona Charlie's, LLC                 -                 -            59,719
ACEP                                   -                 -           (75,175)

Fresca, LLC is a Nevada limited liability company that was formed on January 26, 2000. It was formed for the purpose of acquiring and operating certain property in Las Vegas, Nevada, including a casino, hotel, and recreational vehicle rental park, referred to as Arizona Charlie's Boulder. Hotel operations commenced on February 5, 2000 (date of inception) and gaming operations commenced on May 23, 2000. The members of Fresca, LLC are Mr. Icahn and Starfire Holding Corporation (a company controlled by Mr. Icahn). Earnings and losses are distributed based on the original capital contribution amounts. Members of an LLC are not personally liable for debts, obligations or liabilities of the Company beyond the amount of the member's capital contributions. The latest date on which Fresca, LLC is to dissolve is December 31, 2099.

On October 4, 1999, AREH, a common-ownership related party, purchased 985,286 shares of the Stratosphere's common stock from entities owned or controlled by Mr. Icahn. On March 24, 2000, AREH purchased 50,000 shares of the Stratosphere's common stock from NYBOR, a company owned by Mr. Icahn. Upon completion of the transaction, Mr. Icahn controlled approximately 89.6% of the Company's Common Stock. AREH is the subsidiary limited partnership of American Real Estate Partners, L.P. ("AREP"), a master limited partnership whose units are traded on the New York Stock Exchange. Mr. Icahn currently owns over 86% of AREP's outstanding depository units and preferred units.

On February 1, 2002, the Stratosphere announced that it entered into a merger agreement under which AREP, through an affiliate, would acquire the remaining shares of Stratosphere that AREP did not own. AREP owned approximately 51% of Stratosphere and Mr. Icahn owned approximately 38.6%. The initial determination to engage in the transaction at the prices set forth below was previously announced by AREP in September 2000.

On December 19, 2002, the stockholders of Stratosphere Corporation approved the plan of merger dated February 1, 2002. Under the Merger Plan, AREP acquired the remaining 49% interest in Stratosphere. Under the agreement, the stockholders who were unaffiliated with AREP and Mr. Icahn received a cash price of $45.32 per share, and the Icahn-related stockholders (other than AREP) received a cash price of $44.33 per share. AREP paid an aggregate of approximately $44.3 million for the 49% of the shares of Stratosphere that it did not already own. Subsequent to the merger, all but 100 shares of Stratosphere were cancelled, and the par value of the cancelled shares transferred to additional paid in capital.

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ACEP entered into a membership interest purchase agreement with Starfire Holding Corporation, which is wholly-owned by Mr. Icahn, in which ACEP agreed to purchase all of the membership interests in Charlie's Holding LLC, a newly-formed entity that owns Arizona Charlie's Decatur and Arizona Charlie's Boulder. The closing of this acquisition was approved by the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board and was completed on May 26, 2004. The purchase price was $125.9 million. As a result of this transaction, Arizona Charlie's Inc. was reorganized as Arizona Charlie's LLC and all shares of common stock were cancelled. Charlie's Holding LLC became the sole member of both Fresca LLC and Arizona Charlie's LLC. Additionally, ACEP entered into a contribution agreement with its' direct parent, American Entertainment Properties Corp., and our indirect parent, AREH, in which AREH agreed to contribute 100% of the outstanding capital stock of Stratosphere Corporation, which was approved by the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board. These transactions represent a merger of entities under the common control of Carl C. Icahn.

The Company has not implemented a stock option plan.

(8) INCOME TAXES

The income tax provision (benefit) attributable to income from operations for the fiscal years ended December 31, 2002 and 2003 and for the six months ended June 30, 2003 and 2004 is comprised of the following (in thousands):

                                 DECEMBER 31,                                 JUNE 30,
                  -----------------------------------------           ------------------------
                   2001              2002            2003              2003              2004
                  -------          -------          --------          -------        -----------
                                                                                     (UNAUDITED)
Current           $ 3,176          $   311          $ 3,650           $ 1,992          $ 3,114
Deferred            1,732            4,596           (5,448)            2,402            2,830
                  -------          -------          -------           -------          -------
                  $ 4,908          $ 4,907          $(1,798)          $ 4,394          $ 5,944
                  =======          =======          =======           =======          =======

DEFERRED TAX ASSETS AND LIABILITIES

The tax effect of significant temporary differences and carryforwards representing deferred tax assets and liabilities (the difference between financial statement carrying values and the tax basis of assets and liabilities) for the Company is as follows at December 31, 2002 and 2003 and June 30, 2004 (in thousands):

                                                                DECEMBER 31,                  JUNE 30,
                                                       ---------------------------          ----------
                                                         2002               2003               2004
                                                       --------           --------          ----------
                                                                                            (UNAUDITED)
TEMPORARY DIFFERENCES
Current:                                               $    270           $    126           $    131
   Allowance for doubtful accounts
   Gaming related                                           567                661                915
   Accrued vacation and employee related                  2,326              2,005              1,815
   Outstanding chip and token liability                     112                112                137
   Deferred income                                           55                 46                 48
   Other                                                    228                 10               (165)
                                                       --------           --------           --------
                                                          3,558              2,960              3,211
Long-term:
   Excess of tax over book basis of assets
    due primarily to write down of assets                62,834             39,859             50,897
                                                       --------           --------           --------
                                                         66,392             42,819             50,897
                                                       --------           --------           --------
Carryforwards:
   Net Operating Loss (including Section 382
    limitation)                                          12,942              9,984              8,423
   Alternative minimum tax credit                           450                521                623
   Other credits                                          1,048                739                816
                                                       --------           --------           --------

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                    DECEMBER 31,        JUNE 30,
                                                --------------------    --------
                                                  2002        2003        2004
                                                --------    --------    --------
                                                                      (UNAUDITED)
Total Carryforwards                               14,440      11,244       9,862
                                                --------    --------    --------
Total temporary differences and carryforwards     80,832      54,063      63,970
Valuation allowance                              (83,785)     (1,858)          -
                                                --------    --------    --------
Total deferred tax assets (liabilities)         $ (2,953)   $ 52,205    $ 63,970
                                                ========    ========    ========

At December 31, 2003, the Company had net operating loss carryforwards available for federal income tax purposes of approximately $28.5 million which begin expiring in 2019.

SFAS 109 requires a "more likely than not" criterion be applied when evaluating the realizability of a deferred tax asset. As of December 31, 2002, given the Company's history of losses for income tax purposes, the volatility of the industry within which the Company operates, and certain other factors, the Company has established a valuation allowance principally for the deductible temporary differences, including the excess of the tax basis of the Company's assets over the basis of such assets for financial purposes. However, during the year ended December 31, 2003, based on various factors including the current earnings trend and future taxable income projections, the Company determined that it was more likely than not that most of the deferred tax assets will be realized. Accordingly, the valuation allowance for these assets was reversed.

In accordance with SFAS 109, the tax benefit of any deferred tax asset that existed on the effective date of a reorganization should be reported as a direct addition to contributed capital. The Company has deferred tax assets relating to both before and after the Company emerged from bankruptcy in September of 1998. The net decrease in the valuation allowance was $81,927,000, of which $49,710,000 was credited directly to additional paid-in-capital in accordance with SFAS 109 and the requirements for recording tax benefits associated with emergence from bankruptcy.

Additionally, the Company's acquisition of Arizona Charlie's, Inc. and the entity reclassification of Fresca, LLC in May 2004 resulted in a net increase in the tax basis of assets in excess of book basis. As a result, the Company recognized an additional deferred tax asset of approximately $12.7 million from the transaction. Pursuant to SFAS 109, the benefit of the deferred tax asset from this transaction is credited directly to equity.

The provision for income taxes differs from the amount computed at the federal statutory rate as a result of the following:

                                            DECEMBER 31,              JUNE 30,
                                       ----------------------      -------------
                                       2001     2002     2003      2003     2004
                                       ----     ----    -----      ----     ----
                                                                    (UNAUDITED)
Federal statutory rate                 35.0%    35.0%    35.0%     35.0%    35.0%
Other                                  -0.4%     5.4%     1.8%      0.0%     0.5%
Permanent differences                   1.6%     0.7%     0.5%      0.5%     0.3%
Federal income tax credits             -3.9%    -3.5%    -1.4%     -1.4%    -0.8%
Tax deduction not given book
   benefit                              0.0%     0.0%    18.0%     19.7%     0.0%
Valuation allowance                     2.1%    -7.4%   -74.3%    -20.6%    -0.5%
Income not subject to taxation         40.0%    54.8%    10.9%     13.1%     0.2%
                                       ----     ----    -----     -----     ----
                                       74.4%    85.0%    -9.5%     46.3%    34.7%
                                       ====     ====    =====     =====     ====

SECTION 382 LIMITATION

As of December 31, 2002 and 2003 and June 30, 2004 (unaudited), the Company had a tax basis in its assets in excess of its basis for financial reporting purposes that will generate substantial tax deductions in future periods. As a

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

result of a "change in ownership" under Internal Revenue Code Section 382, the Company's ability to utilize depreciation and other tax attributes was limited to approximately $6,400,000 per year commencing fiscal year 1998 and for the five subsequent years. This limitation is applied to all built-in losses which exist on the "change of ownership" date, including all items giving rise to a deferred tax asset.

For the year ended December 31, 2001, a portion of the Company's depreciation and other tax attributes in the amounts of $1.6 million that existed on the "change of ownership" date was limited under Section 382. Pursuant to Section 382, the limited depreciation and other tax attributes are treated as a net operating loss, which the Company may utilize in subsequent years.

(9) NOTES PAYABLE

Related party debt consists of the following (in thousands):

                                              DECEMBER 31,     JUNE 30,
                                          -------------------  --------
                                            2002       2003      2004
                                          --------   --------  --------
                                                             (UNAUDITED)
Construction loan note payable (A)        $ 68,757   $ 65,106   $    -
Lease purchase note payable (B)             11,770     11,146        -
Arnos loan note payable (C)                  2,904          -        -
Starfire loan note payable (D)              17,220     25,000        -
                                          --------   --------   ------
                                           100,651    101,252        -
Less current portion                        15,421     14,796        -
                                          --------   --------   ------
Long-term debt-less current portion       $ 85,230   $ 86,456   $    -
                                          ========   ========   ======

(A) On May 1, 2001, the Company delivered a $73.0 million promissory note for a construction loan to AREH, a common-ownership related party, in order to finance the construction of the 1,000-room hotel tower, Lucky's Cafe and new pool area (the "Hotel Expansion"). The promissory note is secured by a deed of trust on certain real property. Demand notes bearing interest at 9.5% per annum and totaling $48.0 million, as of April 18, 2001, were replaced by this note. During 2001 AREH provided additional advances of $25.0 million against the $73.0 million note. In November 2001 the Company began making principal payments on the loan in equal monthly installments based on a 20 year amortization schedule, with the remaining balance due and payable June 2002. Interest accrues at a variable rate per annum equal to the sum of (i) 300 basis points plus (ii) the 90 day London Interbank Offered Rate ("LIBOR"). This interest rate at December 31, 2002 was 4.66%. On July 3, 2002, the Company paid AREH one point or $730,000 to obtain a 24 month extension of the loan term. The extension fee is being amortized over the remaining term of the loan. On September 1, 2003 the term was extended to September 6, 2005. The note was repaid and the fees expensed to interest expense during May 2004 (unaudited).

(B) On May 1, 2001, the Company delivered a $12.5 million promissory note to AREH to replace the $12.5 million demand note used to acquire the property under the Master Lease from Strato-Retail, LLC. The promissory note is secured by a deed of trust on certain real property. In November 2001 the Company began making principal payments on the loan in equal installments based on a 20 year amortization schedule with the remaining balance due and payable July 2002. Interest accrues at a variable rate per annum equal to the sum of (i) 350 basis points plus (ii) the 90 day LIBOR. This interest rate at December 31, 2002 was 5.16% per annum. On July 4, 2002 the Company paid AREH one point or $125,000 to obtain a 12 month extension of the loan term. The loan extension fee is being amortized over the remaining term of the loan. The term was extended to August 31, 2004. The note was repaid and the fees expensed during May 2004 (unaudited).

(C) On September 24, 2001, Arizona Charlie's, Inc., refinanced the remaining principal balance of $7,904,000 on a prior note payable to Amos Corp., a company related through common ownership. The note bears interest at the prime rate plus 1.50% (5.75% per annum at December 31, 2002), with a maturity of June

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      2004, and was collateralized by all assets of the Arizona Charlie's, Inc. The note was repaid during November 2003.

(D) During fiscal year 2002, Fresca, LLC, entered into an unsecured line of credit in the amount of $25,000,000 with Starfire Holding Corporation (Starfire), a common-ownership related party. The outstanding balance, including accrued interest, was due and payable on January 2, 2007. As of December 31, 2003, Fresca, LLC, had $25,000,000 outstanding. The note bears interest on the unpaid principal balance from January 2, 2002 until maturity at the rate per annum equal to the prime rate, as established by Fleet Bank, from time to time, plus 2.75%. Interest is payable semi-annually in arrears on the first day of January and July, and at maturity. The note is guaranteed by Mr. Icahn. The note was repaid during May 2004 (unaudited).

The future aggregate annual maturities of notes payable to related party at December 31, 2003 are as follows (in thousands):

Years ending
December 31,
------------
   2004                  $  14,796
   2005                     61,456
   2006                          -
   2007                     25,000
                         ---------
Total                    $ 101,252
                         =========

OTHER NOTES PAYABLE

On January 29, 2004, the Company issued $215,000,000 in aggregate principal amount of 7.85% Senior Secured Notes due 2012. The net proceeds from the sale of the notes have been used in connection with the acquisition of three Las Vegas, Nevada gaming and entertainment properties from affiliated parties described above, to repay intercompany debt described above and for distributions. The notes have a fixed annual interest rate of 7.85%, which will be paid every six months on February 1 and August 1, commencing August 1, 2004.

A syndicate of lenders has provided a non-amortizing $20.0 million revolving credit facility. The commitments are available to the Company in the form of revolving loans, and include a letter of credit facility (subject to a $10.0 million sublimit). The proceeds of loans under the senior secured revolving credit facility will be available to provide working capital and other general corporate purposes. Loans made under the senior secured revolving facility will mature and the commitments under them will terminate on January 29, 2008.

The payment obligations under the $215.0 million 7.85% Senior Secured Notes due 2012 issued by ACEP are fully and unconditionally guaranteed by all but one subsidiary of ACEP. In accordance with positions established by the Securities and Exchange Commission, separate information with respect to the parent, guarantor subsidiaries and non-guarantor subsidiaries is not required as the parent has no independent assets or operations, the guarantees are full and unconditional and joint and several, and the total assets, stockholders' equity, revenues, income from operations before income taxes and cash flows from operating activities of the non-guarantor subsidiary is less than 3% of ACEP's consolidated amounts.

(10) EMPLOYEE BENEFIT PLAN

Employees of the Company who are members of various unions are covered by union-sponsored, collectively bargained, multi-employer health and welfare and defined benefit pension plans. The Company recorded expenses for such plans of $4,921,851 and $6,517,487 and $7,619,495 for the years ended December 31, 2001,
2002 and 2003, and $3,534,726 (unaudited) and $4,085,565 (unaudited) for the six months ended June 30, 2003 and 2004, respectively. The Company has no obligation for funding the plan beyond payments made for hours worked.

The Company has a retirement savings plan under Section 401(k) of the Internal Revenue Code covering its non-union employees. The plan allows employees to defer, within prescribed limits, up to 15% of their income on a pre-tax basis through contributions to the plan. The Company currently matches, within prescribed limits, 50% of eligible employees' contributions up to 4% of their individual earnings. The Company recorded $813,000, $815,000 and $559,000 for matching contributions for the years ended December 31, 2001, 2002 and 2003, respectively, and $362,000 (unaudited) and $244,000 (unaudited) for the six months ended June 30, 2003 and 2004, respectively.

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(11) COMMITMENTS

The Company and Mr. Richard Brown, President and Chief Executive Officer of Stratosphere Corporation entered into a two-year employment agreement effective April 1, 2004 (the "Brown Agreement"). The Brown Agreement provides that Mr. Brown will be paid a base annual compensation of $500,000. The agreement also provides Mr. Brown receive an annual bonus of up to 50% of base compensation. The Brown Agreement further provides that if Mr. Brown is terminated without "Cause" (as defined in the Brown Agreement) or there is a "Change of Control" (as defined in the Brown Agreement), then Mr. Brown will receive an immediate severance payment in the amount equal to the then current Base Salary. Mr. Brown was paid a $20,000 bonus in 2003 and 2004 for the years ended December 31, 2002 and 2003, respectively.

(12) CONTINGENCIES

The Company filed a complaint for the avoidance of preferential transfers made to Grand Casinos, Inc. ("Grand"). Included in the complaint are approximately $5.9 million of payments made to Grand prior to the Company beginning bankruptcy proceedings. On December 31, 2002, the Bankruptcy Court entered its Memorandum of Decision; Findings of Facts and Conclusions of Law; and Judgment awarding the Stratosphere approximately $2.3 million. This amount was collected during May 2003.

On January 31, 2001, the Company was named in an action styled Disabled Rights Action Committee v. Stratosphere Gaming Corp., Case No A430070, in the Eighth Judicial District Court of the State of Nevada. The complaint alleges a number of violations of the Americans with Disabilities Act ("ADA"), including inadequate room selection, door widths and other similar items. Simultaneously with the complaint, plaintiffs filed a Motion for Preliminary Injunction, seeking to have construction halted on the new hotel tower until the property fully complies with the ADA. The Company removed the action to the United States District Court in Nevada, and it is now styled Disabled Rights Action Committee
v. Stratosphere Gaming Corp., Case No. CV-S-01-0162-RLH (PAL). The federal district court held a hearing on plaintiffs' Motion for Preliminary Injunction and denied the motion, focusing upon what the Court believed to be the plaintiffs' lack of irreparable injury. The federal district court also granted the Company's Motion to Dismiss the plaintiffs' state law claims, leaving in place only the ADA claims. The Company and the Plaintiffs then filed Motions for Summary Judgment. The District Court granted and denied in part each of the parties' respective motions. The Court ordered that the Company must make certain renovations to 532 rooms that were opened in 1996. The renovations were completed by July, 2002 and cost $765,000.

Tiffiny Decorating Company ("Tiffiny"), a subcontractor to Great Western Drywall ("Great Western"), filed a legal action against Stratosphere Corporation, Stratosphere Development, LLC, American Real Estate Holdings Limited Partnership (Stratosphere Corporation, Stratosphere Development, LLC and American Real Estate Holdings Limited Partnership are herein collectively referred to as the "Stratosphere Parties"), Great Western, Nevada Title and Safeco Insurance, Case No. A443926 in the Eighth Judicial District Court of the State of Nevada. The legal action asserts claims that include breach of contract, unjust enrichment and foreclosure of lien. The Stratosphere Parties have filed a cross-claim against Great Western in that action. Additionally, Great Western has filed a separate legal action against the Stratosphere Parties setting forth the same disputed issues. That separate action, Case No. A448299 in the Eighth Judicial Court of the State of Nevada has been consolidated with the case brought by Tiffiny.

The initial complaint brought by Tiffiny asserts that Tiffiny performed certain services on construction at the Stratosphere and was not fully paid for those services. Tiffiny claims the sum of $521,562 against Great Western, the Stratosphere Parties, and the other defendants, which the Stratosphere Parties contend have been paid to Great Western for payment to Tiffiny.

Great Western is alleging that it is owed payment from the Stratosphere Parties for work performed and for delay and disruption damages. Great Western is claiming damages in the sum of $3,935,438 plus interest, costs and legal fees from the Stratosphere Parties. This amount apparently includes the Tiffiny claim.

The Stratosphere Parties have evaluated the project and have determined that the amount of $1,004,059, of which $195,953 and $371,973 were disbursed on October 29, 2002 to Tiffiny and Great Western, respectively, is properly

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

due and payable to satisfy all claims for the work performed, including the claim by Tiffiny. The remaining amount has been segregated in a separate interest bearing account and is classified in Accounts Payable - Construction on the Consolidated Balance Sheet. As a result, the Great Western base claim has been reduced to $3,213,579, the Tiffiny base claim has been reduced to $327,434 and the escrow balance has been reduced to $443,579.

The Early Case Conference in the Tiffiny case has already been concluded and initial documents and witnesses have been exchanged which has been the discovery to date, however, it is not possible to give an opinion as to probable outcome of the action. The case will proceed with discovery from this point forward until such time as a resolution is reached or the matter is brought to trial. The matter was preliminarily set for trial on April 14, 2003 but has been continued to February 25, 2005. The Stratosphere Parties intend to vigorously defend the action for claims in excess of $1,004,059.

On May 3, 2001, the Company was named in an action brought by Harrah's Entertainment, Inc. and Harrah's Operating Company, Inc. (collectively "Harrah's") alleging infringement of a purported patent covering a business method allegedly developed by Harrah's. The use of an allegedly similar business method by the Company in its advertising and promotions is said by plaintiff to infringe upon its patent rights.

In January 2002, the parties entered into a sealed Consent Judgment resolving the dispute, which was the subject matter of this action. In December 2001, the Company paid Harrah's the settlement for this action.

In addition, in the ordinary course of business, the Company is party to various legal actions. In management's opinion, the ultimate outcome of such legal actions will not have a material effect on the results of operations or the financial position of the Company.

(13) SUBSEQUENT EVENTS (UNAUDITED)

On May 26, 2004, upon closing of the acquisitions, perfection of such security interests, receipt of necessary approvals of the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board and certain other events, the funds held in escrow in the note proceeds account and additional cash on hand were used in connection with the acquisitions, to repay intercompany indebtedness, to fund distributions to ACEP's parent company and to pay related fees and expenses.

      Until, 2004, all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. American Casino & Entertainment Properties LLC, American Casino & Entertainment Properties Finance Corp. and the guarantors have agreed that, starting on the expiration date and ending on the close of business 270 days after the expiration date (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus), they will make this prospectus available to any broker-dealer for use in connection with any such resale.

                                   PROSPECTUS

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

                                       AND

            AMERICAN CASINO & ENTERTAINMENT PROPERTIES FINANCE CORP.

        OFFER TO EXCHANGE OUR 7.85% SENIOR SECURED NOTES DUE 2012, WHICH
           HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR
          ANY AND ALL OF OUR OUTSTANDING 7.85% SENIOR SECURED NOTES DUE
                                      2012.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 20. Indemnification of Directors and Officers.

Indemnification Under the Delaware Limited Liability Company Act (the "Delaware Act") and the American Casino & Entertainment Properties LLC Limited Liability Company Agreement (the "Agreement")

      American Casino & Entertainment Properties LLC (the "Company") is a limited liability company organized under the laws of the State of Delaware.
Section 18-108 of the Delaware Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

      The Agreement provides that the Company shall indemnify American Entertainment Properties Corp., a Delaware corporation and sole member and manager of the Company, and each of its officers, directors, stockholders, employees and agents, whether or not then in office (and his or her executor, administrator or heirs) (each, an "Indemnified Person"), against all reasonable expenses actually and necessarily incurred, including, but not limited to, judgments, costs and counsel fees, in connection with the defense of any civil, criminal or administrative action, suit or proceeding to which it, he or she may have been or become a party because it, he or she is or was a member or officer of the Company or designated to act on behalf of the Company. It, he or she shall have no right to reimbursement, however, in relation to matters as to which it, he or she is adjudicated to have engaged in willful misconduct, bad faith or gross negligence. The right to indemnity for expenses shall also apply to expenses of actions that are compromised or settled. The foregoing right of indemnification shall be in addition to, and not exclusive of, all other rights to which any Indemnified Person may be entitled.

Indemnification Under the Delaware General Corporation Law (the "DGCL") and the Amended and Restated Certificate of Incorporation and Bylaws of American Casino & Entertainment Properties Finance Corp. (the "Bylaws")

      American Casino & Entertainment Properties Finance Corp. ("ACEP Finance"), the co-issuer of the exchange notes, is a corporation incorporated under the laws of the State of Delaware. Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, which relates to the liability of directors for unlawful payment of dividends and unlawful stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

      Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The corporation may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

      Section 145(g) of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising our of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

      The Bylaws of ACEP Finance further provide that ACEP Finance shall indemnify any director, officer, employee or agent (each, an "Indemnitee") who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of ACEP Finance), by reason of the fact that he or she is or was an Indemnitee, or is or was serving at the request of the ACEP Finance as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Bylaws also provide that the indemnification and advancement of expenses rights provided therein are not exclusive of any other rights to which an Indemnitee may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

   21. Exhibits and Financial Statement Schedules





EXHIBIT NO.                                                  DESCRIPTION
------- ---                                                  -----------
3.1*                    Second Amended and Restated Certificate of Formation of American Casino & Entertainment
                        Properties LLC

3.2*                    Limited Liability Company Agreement of American Casino & Entertainment Properties LLC

3.3*                    Amended and Restated Certificate of Incorporation of American Casino & Entertainment
                        Properties Finance Corp.

3.4*                    By-Laws of American Casino & Entertainment Properties Finance Corp.

4.1*                    Indenture, dated as of January 29, 2004, among American Casino & Entertainment
                        Properties LLC, American Casino & Entertainment Properties Finance Corp., the
                        guarantors from time to time party thereto and Wilmington Trust Company, as Trustee

4.2*                    Supplemental Indenture, dated as of May 26, 2004, among American Casino & Entertainment
                        Properties LLC, American Casino & Entertainment Properties Finance Corp., certain subsidiaries of American Casino & Entertainment Properties LLC and Wilmington Trust
                        Company, as Trustee.

4.3*                    Form of 7.85% Senior Secured Note due 2012 (included in Exhibit 4.1).

4.4*                    Registration Rights Agreement, dated as of January 29, 2004, among American Casino &
                        Entertainment Properties LLC, American Casino & Entertainment

                        Properties Finance Corp., certain subsidiaries of American Casino & Entertainment
                        Properties LLC and Bear, Stearns & Co. Inc.

5.1                     Opinion of Piper Rudnick LLP

10.1*                   Credit Agreement, dated as of January 29, 2004, among American Casino & Entertainment
                        Properties LLC, certain subsidiaries of American Casino & Entertainment Properties
                        LLC, the several lenders from time to time parties thereto and Bear Stearns Corporate
                        Lending Inc., as syndication agent and administrative agent.

10.2*                   Pledge and Security Agreement, dated as of May 26, 2004, among American Casino &
                        Entertainment Properties LLC, American Casino & Entertainment Properties Finance Corp.,
                        certain subsidiaries of American Casino & Entertainment Properties LLC and Bear Stearns
                        Corporate Lending Inc.

10.3                    Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing
                        dated as of May 26, 2004, made by Stratosphere Land Corporation, as Trustor, to Lawyers
                        Title of Nevada, as Trustee, for the benefit of Wilmington Trust Company, in its capacity as Indenture Trustee, for the benefit of the Secured Parties, as
                        Beneficiary.

10.4*                   Employment Agreement, effective as of April 1, 2004, by and between American Casino &
                        Entertainment Properties LLC and Richard P. Brown.

10.5*                   Membership Interest Purchase Agreement, dated as of January 5, 2004, by and among
                        American Casino & Entertainment Properties LLC, Starfire Holding Corporation and Carl
                        C. Icahn (incorporated by reference to American Real Estate Partners, L.P.'s Exhibit
                        99.2 to Form 8-K (SEC File No. 1-9516), filed on January 5, 2004).

10.6*                   First Amendment to Credit Agreement, dated as of January 29, 2004 among American Casino &
                        Entertainment Properties LLC, as the Borrower, certain subsidiaries of the Borrower, as
                        Guarantors, The Several Lenders, Bear Stearns Corporate Lending Inc. as Syndication
                        Agent, and Bear Stearns Corporate Lending Inc., as Administrative Agent, dated as of May
                        26, 2004, Bear, Stearns & Co. Inc., as Sole Lead Arranger and Sole Bookrunner.

10.7                    Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of May 26, 2004, made by Stratosphere Corporation, as Trustor, to Lawyers Title of Nevada,
                        as Trustee, for the benefit of Wilmington Trust Company, in its capacity as Indenture Trustee, for the benefit of the Secured Parties, as Beneficiary.

10.8                    Deed of Trust, Assignment of Rents and Leases, Security Agreements and Fixture Filing, dated as of May 26, 2004, made by Arizona Charlie's, LLC, as Trustor, to Lawyers Title of Nevada, as
                        Trustee, for the benefit of Wilmington Trust Company, in its capacity as Indenture Trustee, for the benefit of the Secured Parties, as Beneficiary.

10.9                    Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of May 26, 2004, made by Fresca, LLC, as Trustor, to Lawyers Title of Nevada, as Trustee, for
                        the benefit of Wilmington Trust Company, in its capacity as Indenture Trustee, for the benefit of the Secured Parties, as Beneficiary.

12.1*                   Statements re computation of ratio of earnings to fixed charges.

21.1*                   Subsidiaries

23.1                    Consent of KPMG LLP

23.2                    Consent of Piper Rudnick LLP (included in exhibit 5.1)

24.1*                   Power of Attorney

25.1*                   Statement of Eligibility of Trustee

99.1                    Letter of Transmittal

99.2                    Notice of Guaranteed Delivery

99.3                    Letter to Clients

99.4                    Letter to Brokers

99.5                    Form of Exchange Agent Agreement by and between American Casino & Entertainment
                        Properties LLC and Wilmington Trust Company


------------------

* Previously filed.


   Item 22. Undertakings

      The undersigned registrant hereby undertakes:

      (a)(1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on October 11, 2004.


                                       AMERICAN CASINO & ENTERTAINMENT
                                         PROPERTIES LLC

                                       By: American Entertainment Properties
                                           Corp., its sole member

                                       By: /s/ Richard P. Brown
                                           --------------------------------
                                           Richard P. Brown
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated with respect to the Board of Directors of American Entertainment Properties Corp., the sole member of American Casino & Entertainment Properties LLC, and on the dates indicated:


/s/ Richard P. Brown                        President, Chief Executive Officer and Director
----------------------------------------    (Principal Executive Officer)                               October 11, 2004
Richard P. Brown

/s/ Denise Barton                          Senior Vice President, Chief Financial Officer, Treasurer
----------------------------------------   and Secretary (Principal Financial and Accounting Officer)   October 11, 2004
Denise Barton

*                                           Director                                                    October 11, 2004
----------------------------------------
Jack G. Wasserman

*                                           Director                                                    October 11, 2004
----------------------------------------
William A. Leidesdorf

*
----------------------------------------    Director                                                    October 11, 2004
James L. Nelson

*                                           Director                                                    October 11, 2004
----------------------------------------
Keith A. Meister

* By: /s/ Denise Barton
----------------------------------------
  Denise Barton
  Attorney-in-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on October 11, 2004.

                                        AMERICAN CASINO & ENTERTAINMENT
                                          PROPERTIES FINANCE CORP.

                                        By: /s/ Richard P. Brown
                                            ------------------------------------
                                            Richard P. Brown
                                            President and Chief Executive
                                            Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


/s/ Richard P. Brown                       President, Chief Executive Officer and Director
----------------------------------------   (Principal Executive Officer)                                October 11, 2004
Richard P. Brown


/s/ Denise Barton                          Senior Vice President, Chief Financial Officer, Treasurer
----------------------------------------   and Secretary (Principal Financial and Accounting Officer)   October 11, 2004
Denise Barton

*                                           Director                                                    October 11, 2004
----------------------------------------
Jack G. Wasserman

*                                           Director                                                    October 11, 2004
----------------------------------------
William A. Leidesdorf

*
----------------------------------------    Director                                                    October 11, 2004
James L. Nelson

*                                           Director                                                    October 11, 2004
----------------------------------------
Keith A. Meister

*By: /s/ Denise Barton
---------------------------------------
Denise Barton
Attorney-in-Fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on October 11, 2004.


                                       STRATOSPHERE CORPORATION

                                       By: /s/ Richard P. Brown
                                           ------------------------------------
                                           Richard P. Brown
                                           President and Chief Executive Officer




      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


/s/ Richard P. Brown                       President, Chief Executive Officer and Director
----------------------------------------   (Principal Executive Officer)                                October 11, 2004
Richard P. Brown

/s/ Denise Barton                           Senior Vice President, Chief Financial Officer, Treasurer
----------------------------------------    and Secretary (Principal Financial and Accounting Officer)  October 11, 2004
Denise Barton

*                                           Director                                                    October 11, 2004
----------------------------------------
Jack G. Wasserman

*                                           Director                                                    October 11, 2004
----------------------------------------
William A. Leidesdorf

*                                           Director                                                    October 11, 2004
----------------------------------------
James L. Nelson

*                                           Director                                                    October 11, 2004
----------------------------------------
Keith A. Meister

*By: /s/ Denise Barton
----------------------------------------
Denise Barton
Attorney-in-Fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on October 11, 2004.


                                       STRATOSPHERE GAMING CORP.

                                       By: /s/ Richard P. Brown
                                           -------------------------------------
                                           Richard P. Brown
                                           President and Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


/s/ Richard P. Brown                       President, Chief Executive Officer and Director
----------------------------------------   (Principal Executive Officer)                                October 11, 2004
Richard P. Brown

/s/ Denise Barton                           Senior Vice President, Chief Financial Officer, Treasurer
----------------------------------------    and Secretary (Principal Financial and Accounting Officer)  October 11, 2004
Denise Barton

*                                           Director                                                    October 11, 2004
----------------------------------------
James L. Nelson

*                                           Director                                                    October 11, 2004
----------------------------------------
Keith A. Meister

*By: /s/ Denise Barton
----------------------------------------
    Denise Barton
    Attorney-in-Fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on October 11, 2004.


                                       STRATOSPHERE ADVERTISING AGENCY

                                       By: /s/ Richard P. Brown
                                           -------------------------------------
                                           Richard P. Brown
                                           President and Chief Executive Officer




      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


/s/ Richard P. Brown                        President, Chief Executive Officer and Director
----------------------------------------    (Principal Executive Officer)                                October 11, 2004
Richard P. Brown

/s/ Denise Barton                           Senior Vice President, Chief Financial Officer, Treasurer
----------------------------------------    and Secretary (Principal Financial and Accounting Officer)   October 11, 2004
Denise Barton

*                                           Director                                                     October 11, 2004
----------------------------------------
Jack G. Wasserman

*                                           Director                                                     October 11, 2004
----------------------------------------
William A. Leidesdorf

*                                           Director                                                     October 11, 2004
----------------------------------------
James L. Nelson

*                                           Director                                                     October 11, 2004
----------------------------------------
Keith A. Meister

*By: /s/  Denise Barton
----------------------------------------
Denise Barton
Attorney-in-Fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on October 11, 2004.


                                        STRATOSPHERE LAND CORPORATION

                                        By:/s/ Richard P. Brown
                                          --------------------------------------
                                          Richard P. Brown
                                          President and Chief Executive Officer




      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


/s/ Richard P. Brown                       President, Chief Executive Officer and Director
----------------------------------------   (Principal Executive Officer)                                October 11, 2004
Richard P. Brown

/s/ Denise Barton                          Senior Vice President, Chief Financial Officer, Treasurer
----------------------------------------   and Secretary (Principal Financial and Accounting Officer)   October 11, 2004
Denise Barton

*                                          Director                                                     October 11, 2004
----------------------------------------
Jack G. Wasserman

*                                          Director                                                     October 11, 2004
----------------------------------------
William A. Leidesdorf

*                                          Director                                                     October 11, 2004
----------------------------------------
James L. Nelson

*                                          Director                                                     October 11, 2004
----------------------------------------
Keith A. Meister

*By: /s/  Denise Barton
----------------------------------------
    Denise Barton
    Attorney-in-Fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on October 11, 2004.


                                       CHARLIE'S HOLDING LLC

                                       By: American Casino & Entertainment
                                            Properties LLC, its sole member

                                       By: /s/ Richard P. Brown
                                           -------------------------------------
                                           Richard P. Brown
                                           President and Chief Executive Officer




      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:



/s/ Richard P. Brown                       President, Chief Executive Officer and Director
----------------------------------------   (Principal Executive Officer)                                October 11, 2004
Richard P. Brown


/s/ Denise Barton                           Senior Vice President, Chief Financial Officer, Treasurer
----------------------------------------    and Secretary (Principal Financial and Accounting Officer)  October 11, 2004
Denise Barton

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on October 11, 2004.


                                       STRATOSPHERE DEVELOPMENT LLC

                                       By: Stratosphere Corporation, member
                                           Arizona Charlie's, LLC, member
                                           Fresca, LLC, member

                                       By: /s/ Richard P. Brown
                                           ----------------------------------
                                           Richard P. Brown
                                           President and Chief Executive Officer




      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


/s/ Richard P. Brown                    President, Chief Executive Officer and Director
-------------------------------------   (Principal Executive Officer)                               October  11, 2004
Richard P. Brown

/s/ Denise Barton                       Senior Vice President, Chief Financial Officer, Treasurer
-------------------------------------   and Secretary (Principal Financial and Accounting Officer)  October 11, 2004
Denise Barton

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on October 11, 2004.


                                      STRATOSPHERE LEASING, LLC

                                      By: Stratosphere Corporation,
                                          its sole member

                                      By: /s/ Richard P. Brown
                                          ------------------------------------
                                          Richard P. Brown
                                          President and Chief Executive Officer




      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


/s/ Richard P. Brown                      President, Chief Executive Officer and Director
-------------------------------------     (Principal Executive Officer)                               October 11, 2004
Richard P. Brown


/s/ Denise Barton                         Senior Vice President, Chief Financial Officer, Treasurer
-------------------------------------     and Secretary (Principal Financial and Accounting Officer)  October 11, 2004
Denise Barton

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on October 11, 2004.


                                      ARIZONA CHARLIE'S, LLC

                                      By:   Charlie's Holding LLC,
                                            its sole member

                                      By: /s/ Richard P. Brown
                                          --------------------------------------
                                          Richard P. Brown
                                          President and Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


/s/ Richard P. Brown                    President, Chief Executive Officer and Director
-------------------------------------   (Principal Executive Officer)                               October 11, 2004
Richard P. Brown

/s/ Denise Barton                       Senior Vice President, Chief Financial Officer, Treasurer
-------------------------------------   and Secretary (Principal Financial and Accounting Officer)  October 11, 2004
Denise Barton

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on October 11, 2004.


                                     FRESCA, LLC

                                     By: Charlie's Holding LLC,
                                         its sole member

                                     By: /s/ Richard P. Brown
                                         --------------------------------------
                                         Richard P. Brown
                                         President and Chief Executive Officer




      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


/s/ Richard P. Brown                    President, Chief Executive Officer and Director
-------------------------------------   (Principal Executive Officer)                               October 11, 2004
Richard P. Brown

/s/ Denise Barton                       Senior Vice President, Chief Financial Officer, Treasurer
-------------------------------------   and Secretary (Principal Financial and Accounting Officer   October 11, 2004
Denise Barton

                                 EXHIBITS INDEX


EXHIBIT NO.             DESCRIPTION
-----------             -----------
3.1*                    Second Amended and Restated Certificate of Formation of American Casino & Entertainment
                        Properties LLC

3.2*                    Limited Liability Company Agreement of American Casino & Entertainment Properties LLC

3.3*                    Amended and Restated Certificate of Incorporation of American Casino & Entertainment
                        Properties Finance Corp.

3.4*                    By-Laws of American Casino & Entertainment Properties Finance Corp.

4.1*                    Indenture, dated as of January 29, 2004, among American Casino & Entertainment
                        Properties LLC, American Casino & Entertainment Properties Finance Corp., the
                        guarantors from time to time party thereto and Wilmington Trust Company, as Trustee.

4.2*                    Supplemental Indenture, dated as of May 26, 2004, among American Casino & Entertainment
                        Properties LLC, American Casino & Entertainment Properties Finance Corp., certain subsidiaries of American Casino & Entertainment Properties LLC and Wilmington Trust
                        Company, as Trustee.

4.3*                    Form of 7.85% Senior Secured Note due 2012 (included in Exhibit 4.1).

4.4*                    Registration Rights Agreement, dated as of January 29, 2004, among American Casino &
                        Entertainment Properties LLC, American Casino & Entertainment Properties Finance Corp.,
                        certain subsidiaries of American Casino & Entertainment Properties LLC and Bear, Stearns
                        & Co. Inc.

5.1                     Opinion of Piper Rudnick LLP

10.1*                   Credit Agreement, dated as of January 29, 2004, among American Casino & Entertainment
                        Properties LLC, certain subsidiaries of American Casino & Entertainment Properties
                        LLC, the several lenders from time to time parties thereto and Bear Stearns Corporate
                        Lending Inc., as syndication agent and administrative agent.

10.2*                   Pledge and Security Agreement, dated as of May 26, 2004, among American Casino &
                        Entertainment Properties LLC, American Casino & Entertainment Properties Finance Corp.,
                        certain subsidiaries of American Casino & Entertainment Properties LLC and Bear Stearns
                        Corporate Lending, Inc.

10.3                    Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing
                        dated as of May 26, 2004, made by Stratosphere Land Corporation, as Trustor, to Lawyers
                        Title of Nevada, as Trustee, for the benefit of Wilmington Trust Company, in its capacity as Indenture Trustee, for the benefit of the Secured Parties, as Beneficiary.

10.4*                   Employment Agreement, effective as of April 1, 2004, by and between American Casino &
                        Entertainment Properties LLC and Richard P. Brown.

10.5*                   Membership Interest Purchase Agreement, dated as of January 5, 2004, by and among
                        American Casino & Entertainment Properties LLC, Starfire Holding Corporation and Carl
                        C. Icahn (incorporated by reference to American Real Estate Partners, L.P.'s Exhibit
                        99.2 to Form 8-K (SEC File No. 1-9516), filed on January 5, 2004).

EXHIBIT NO.             DESCRIPTION
-----------             -----------
10.6*                   First Amendment to Credit Agreement, dated as of January 29, 2004 among American Casino &
                        Entertainment Properties LLC, as the Borrower, certain subsidiaries of the Borrower, as
                        Guarantors, The Several Lenders, Bear Stearns Corporate Lending Inc. as Syndication
                        Agent, and Bear Stearns Corporate Lending Inc., as Administrative Agent, dated as of May
                        26, 2004, Bear, Stearns & Co. Inc., as Sole Lead Arranger and Sole Bookrunner.

10.7                    Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of May 26, 2004, made by Stratosphere Corporation, as Trustor, to Lawyers Title of Nevada,
                        as Trustee, for the benefit of Wilmington Trust Company, in its capacity as Indenture Trustee, for the benefit of the Secured Parties, as Beneficiary.

10.8                    Deed of Trust, Assignment of Rents and Leases, Security Agreements and Fixture Filing, dated as of May 26, 2004, made by Arizona Charlie's, LLC, as Trustor, to Lawyers Title of Nevada, as
                        Trustee, for the benefit of Wilmington Trust Company, in its capacity as Indenture Trustee, for the benefit of the Secured Parties, as Beneficiary.

10.9                    Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of May 26, 2004, made by Fresca, LLC, as Trustor, to Lawyers Title of Nevada, as Trustee, for
                        the benefit of Wilmington Trust Company, in its capacity as Indenture Trustee, for the benefit of the Secured Parties, as Beneficiary.

12.1*                   Statements re computation of ratio of earnings to fixed charges.

21.1*                   Subsidiaries

23.1                    Consent of KPMG LLP

23.2                    Consent of Piper Rudnick LLP (included in exhibit 5.1)

24.1*                   Power of Attorney

25.1*                   Statement of Eligibility of Trustee

99.1                    Letter of Transmittal

99.2                    Notice of Guaranteed Delivery

99.3                    Letter to Clients

99.4                    Letter to Brokers

99.5                    Form of Exchange Agent Agreement by and between American Casino & Entertainment
                        Properties LLC and Wilmington Trust Company


------------------

*  Previously filed.